EXHIBIT 10.1

EXECUTION VERSION

Published Deal CUSIP:  09776RAD5
Published Tranche A CUSIP:  09776RAE3
Published Tranche A-1 CUSIP:  09776RAF0

THE BON-TON DEPARTMENT STORES, INC.,
CARSON PIRIE SCOTT II, INC.,
BON-TON DISTRIBUTION, LLC,
MCRIL, LLC,
BONSTORES REALTY ONE, LLC
and
BONSTORES REALTY TWO, LLC,
as Borrowers,

and

THE OTHER OBLIGORS PARTY HERETO,
______________________________________________________________________________
______________________________________________________________________________
SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION
LOAN AND SECURITY AGREEMENT

Dated as of February 7, 2018
______________________________________________________________________________
______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders and

BANK OF AMERICA, N.A.,
as Agent
______________________

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
CITIZENS BANK, N.A. and
PNC CAPITAL MARKETS LLC
as Joint Lead Arrangers and Joint Book Runners
______________________

WELLS FARGO BANK, NATIONAL ASSOCIATION,
CITIZENS BANK, N.A. and
PNC BANK NATIONAL ASSOCIATION,
as Syndication Agents
______________________

BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Collateral Agents
______________________

CRYSTAL FINANCIAL LLC,
as Tranche A-1 Documentation Agent

Page
SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION		2
1.1.	Definitions		2
1.2.	Accounting Terms		49
1.3.	Certain Matters of Construction		49
1.4.	Letter of Credit Amounts		50
1.5.	Certifications		50
1.6.	Times of Day; Rates		50
1.7.	Borrowing Notices (CashPro)		50
SECTION 2.	CREDIT FACILITIES		50
2.1.	Commitment		50
	2.1.1.	Loans	50
	2.1.2.	Evidence of Debt; Notes	51
	2.1.3.	Use of Proceeds	51
	2.1.4.	Overadvances	52
	2.1.5.	Protective Advances	52
	2.1.6.	Refinancing of Pre-Petition Obligations on the Closing Date	52
	2.1.7.	Treatment of Pre-Petition Tranche A Prepayment Premium	53
	2.1.8.	Treatment of Pre-Petition Tranche A-1 Prepayment Premium	53
	2.1.9.	Reduction of Pre-Petition Specified Tranche A-1 Prepayment Premium	54
	2.1.10.	Prepayment Premium Interest Accrual and Availability Calculations	54
2.2.	Voluntary Termination or Reduction of Tranche A Revolver Commitments		54
	2.2.1.	Termination of Tranche A Revolver Commitments	54
	2.2.2.	Reduction of Tranche A Revolver Commitments	54
2.3.	Letter of Credit Facility		54
	2.3.1.	Issuance of Letters of Credit	54
	2.3.2.	Reimbursement; Participations	57
	2.3.3.	Cash Collateral	58
	2.3.4.	Role of Issuing Bank	59
	2.3.5.	Applicability of ISP and UCP; Limitation of Liability	60
	2.3.6.	Existing Letters of Credit	60
SECTION 3.	INTEREST, FEES AND CHARGES		60
3.1.	Interest		60

i

(continued)
Page
	3.1.1.	Rates and Payment of Interest	60
	3.1.2.	Application of Adjusted LIBOR to Outstanding Loans	61
	3.1.3.	Interest Periods	61
	3.1.4.	Interest Rate Not Ascertainable	62
3.2.	Fees		63
	3.2.1.	Unused Line Fee	63
	3.2.2.	LC Facility Fees	64
	3.2.3.	Fee Letters	64
	3.2.4.	Payment of Fees Generally	64
3.3.	Computation of Interest, Fees, Yield Protection		64
3.4.	Reimbursement Obligations		64
	3.4.1.	Generally	64
	3.4.2.	Agent’s Advisors	66
	3.4.3.	Fees and Expenses as Obligations	66
3.5.	Illegality		66
3.6.	Increased Costs		67
3.7.	Capital Adequacy		68
3.8.	Mitigation		69
3.9.	Funding Losses		69
3.10.	Maximum Interest		69
SECTION 4.	LOAN ADMINISTRATION		70
4.1.	Manner of Borrowing and Funding Loans		70
	4.1.1.	Notice of Borrowing	70
	4.1.2.	Fundings by Lenders	70
	4.1.3.	Swingline Loans; Settlement	71
	4.1.4.	Notices	71
4.2.	Defaulting Lender		71
	4.2.1.	Reallocation of Payments	71
	4.2.2.	Defaulting Lender Cure	73
4.3.	Number and Minimum Amount of LIBOR Loans; Determination of Rate		73
4.4.	Borrower Agent		73
4.5.	Reserved		73

(continued)
Page
4.6.	Effect of Termination		74
SECTION 5.	PAYMENTS		74
5.1.	General Payment Provisions		74
5.2.	Repayment of Loans		75
	5.2.1.	Voluntary Prepayments of Loans	75
	5.2.2.	Mandatory Prepayments	75
5.3.	Payment of Other Obligations		76
5.4.	Marshaling; Payments Set Aside		76
5.5.	Application of Proceeds		76
	5.5.1.	Pre-Default Allocation of Proceeds	76
	5.5.2.	Post-Default Allocation of Proceeds	77
	5.5.3.	Erroneous Application	79
5.6.	Application of Dominion Account Proceeds		79
5.7.	Loan Account; Account Stated		80
	5.7.1.	Loan Account	80
	5.7.2.	Entries Binding	80
5.8.	Taxes		80
	5.8.1.	Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes	80
	5.8.2.	Payment of Other Taxes by the Borrowers	81
	5.8.3.	Tax Indemnifications	81
	5.8.4.	Evidence of Payments	81
	5.8.5.	Status of Lenders; Tax Documentation	81
	5.8.6.	Treatment of Certain Refunds	83
	5.8.7.	Survival	84
5.9.	[Reserved]		84
5.10.	Nature and Extent of Each Borrower’s Liability		84
	5.10.1.	Joint and Several Liability	84
	5.10.2.	Waivers	84
	5.10.3.	Extent of Liability; Contribution	85
	5.10.4.	Joint Enterprise	85
	5.10.5.	Subordination	86
5.11.	Super Priority Nature of Obligations and Agent’s Liens		86

(continued)
Page
5.12.	Payment of Obligations		86
SECTION 6.	CONDITIONS PRECEDENT		86
6.1.	Conditions Precedent to Effectiveness		86
6.2.	Conditions Precedent to All Credit Extensions		89
6.3.	Limited Waiver of Conditions Precedent		90
SECTION 7.	COLLATERAL		90
7.1.	Grant of Security Interest		90
7.2.	Lien on Deposit Accounts; Cash Collateral		91
	7.2.1.	Deposit Accounts	91
	7.2.2.	Cash Collateral	92
7.3.	Real Estate Collateral		92
7.4.	Effect of the Order; Conflict with the Order		92
7.5.	Other Collateral		92
	7.5.1.	Commercial Tort Claims	92
	7.5.2.	Certain After-Acquired Collateral	92
7.6.	No Assumption of Liability		93
7.7.	Further Assurances		93
7.8.	Pre-Petition Filings and Mortgages		93
7.9.	Lien Releases		93
7.10.	Pre-Petition Securities Pledge Agreement.		93
SECTION 8.	COLLATERAL ADMINISTRATION		94
8.1.	Collateral Reporting		94
	8.1.1.	Borrowing Base Certificates	94
	8.1.2.	Other Collateral Reporting	95
8.2.	Administration of Accounts and Credit Card Receivables		95
	8.2.1.	Credit Card Notifications; Records	95
	8.2.2.	Account Verification	96
	8.2.3.	Maintenance of Dominion Accounts	96
	8.2.4.	Proceeds of Collateral	96
8.3.	Administration of Inventory		96
	8.3.1.	Records and Reports of Inventory	96
	8.3.2.	Returns of Inventory	96

(continued)
Page
	8.3.3.	Acquisition, Sale and Maintenance	96
8.4.	Administration of Equipment		96
	8.4.1.	Records and Schedules of Equipment	97
	8.4.2.	Dispositions of Equipment	97
	8.4.3.	Condition of Equipment	97
8.5.	Administration of Deposit Accounts and Securities Accounts		97
8.6.	General Provisions		97
	8.6.1.	Location of Collateral	98
	8.6.2.	Insurance of Collateral; Condemnation Proceeds	98
	8.6.3.	Protection of Collateral	98
	8.6.4.	Defense of Title to Collateral	98
8.7.	Power of Attorney		98
SECTION 9.	REPRESENTATIONS AND WARRANTIES		99
9.1.	General Representations and Warranties		99
	9.1.1.	Organization and Qualification	99
	9.1.2.	Power and Authority; No Conflict	99
	9.1.3.	Enforceability	99
	9.1.4.	Capital Structure	99
	9.1.5.	Corporate Names; Locations	100
	9.1.6.	Title to Properties; Priority of Liens	100
	9.1.7.	Security Documents	100
	9.1.8.	Financial Statements; Approved Budget; No Material Adverse Effect	101
	9.1.9.	Surety Obligations	101
	9.1.10.	Taxes	101
	9.1.11.	Brokers	101
	9.1.12.	Intellectual Property	101
	9.1.13.	Governmental Approvals; Other Consents	102
	9.1.14.	Compliance with Laws	102
	9.1.15.	Compliance with Environmental Laws	102
	9.1.16.	Burdensome Contracts	103
	9.1.17.	Litigation	103
	9.1.18.	Insurance; No Casualty	103

v

(continued)
Page
	9.1.19.	No Defaults	103
	9.1.20.	ERISA; Foreign Plans	103
	9.1.21.	Trade Relations	104
	9.1.22.	Labor Matters	104
	9.1.23.	Not a Regulated Entity	104
	9.1.24.	Margin Stock	104
	9.1.25.	Plan Assets	104
	9.1.26.	Complete Disclosure	105
	9.1.27.	Anti-Terrorism	105
	9.1.28.	Anti-Corruption Laws	105
	9.1.29.	EEA Financial Institution	105
	9.1.30.	Chapter 11 Cases	105
SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS		106
10.1.	Affirmative Covenants		106
	10.1.1.	Inspections; Valuations; Appraisals	106
	10.1.2.	Financial and Other Information	106
	10.1.3.	Notices	109
	10.1.4.	Storage Agreements	110
	10.1.5.	Compliance with Laws; Organic Documents; Material Contracts	110
	10.1.6.	Taxes	110
	10.1.7.	Insurance	111
	10.1.8.	Licenses	111
	10.1.9.	Future Subsidiaries; Designation of Subsidiaries	111
	10.1.10.	Reserved	111
	10.1.11.	Preservation of Existence	111
	10.1.12.	Maintenance of Properties	111
	10.1.13.	Books and Records	111
	10.1.14.	Operation and Maintenance Plan	111
	10.1.15.	Anti-Corruption Laws	112
	10.1.16.	Obligor’s Advisors; Cooperation	112
	10.1.17.	Approved Budget	113
	10.1.18.	Required Milestones	114

(continued)
Page
	10.1.19.	Leases	114
	10.1.20.	Debtor-In-Possession Obligations	115
	10.1.21.	Status of Specified Store Closing Sales; Specified Transaction	115
	10.1.22.	Collateral Updates	115
10.2.	Negative Covenants		115
	10.2.1.	Permitted Debt	115
	10.2.2.	Permitted Liens	116
	10.2.3.	Distributions; Upstream Payments	119
	10.2.4.	Restricted Investments	119
	10.2.5.	Disposition of Assets	119
	10.2.6.	Loans	119
	10.2.7.	Fundamental Changes; Subsidiaries	119
	10.2.8.	Accounting Changes; Fiscal Year; Tax Consolidation	119
	10.2.9.	Restrictive Agreements	119
	10.2.10.	Hedging Agreements	119
	10.2.11.	Conduct of Business	119
	10.2.12.	Affiliate Transactions	120
	10.2.13.	Plans	120
	10.2.14.	Amendments to Senior Note Debt Documents, Organic Documents	120
	10.2.15.	No Speculative Transactions	120
	10.2.16.	[Reserved]	120
	10.2.17.	Use of Proceeds	120
	10.2.18.	No Inconsistent Agreements	120
	10.2.19.	Stay, Extension and Usury Laws	120
	10.2.20.	Sanctions	120
	10.2.21.	Anti-Corruption Laws	120
	10.2.22.	Sale-Leaseback Transactions	121
	10.2.23.	Prepayments of Other Debt	121
	10.2.24.	Repayments of Debt	121
	10.2.25.	Reclamation Claims	121
	10.2.26.	Insolvency Proceeding Claims	121
	10.2.27.	Bankruptcy Actions	121

(continued)
Page
	10.2.28.	Right of Subrogation	121
10.3.	Minimum Excess Availability		121
SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT		122
11.1.	Events of Default		122
11.2.	Remedies upon Default		128
11.3.	License; Access; Cooperation		130
11.4.	Setoff		130
11.5.	Remedies Cumulative; No Waiver		130
	11.5.1.	Cumulative Rights	130
	11.5.2.	Waivers	130
11.6.	Lift of Automatic Stay		131
SECTION 12.	AGENT		131
12.1.	Appointment, Authority and Duties of Agent		131
	12.1.1.	Appointment and Authority	131
	12.1.2.	Duties	132
	12.1.3.	Agent Professionals	133
	12.1.4.	Instructions of Required Lenders	133
	12.1.5.	Co-Collateral Agents	133
	12.1.6.	No Fiduciary Relationship	133
12.2.	Agreements Regarding Collateral and Field Examination Reports		133
	12.2.1.	Collateral and Guaranty Matters	133
	12.2.2.	Possession of Collateral	135
	12.2.3.	Reports	135
12.3.	Reliance By Agent		135
12.4.	Action Upon Default		135
12.5.	Ratable Sharing		136
12.6.	Indemnification of Agent Indemnitees		136
	12.6.1.	INDEMNIFICATION	136
	12.6.2.	Proceedings	136
12.7.	Limitation on Responsibilities of Agent		137
12.8.	Successor Agent		137
	12.8.1.	Resignation; Successor Agent	137

(continued)
Page
	12.8.2.	Separate Collateral Agent	137
12.9.	Due Diligence and Non-Reliance		138
12.10.	Replacement of Certain Lenders		138
12.11.	Remittance of Payments and Collections		139
	12.11.1.	Remittances Generally	139
	12.11.2.	Failure to Pay	139
	12.11.3.	Recovery of Payments	139
12.12.	Agent in its Individual Capacity		139
12.13.	Agent Titles		139
12.14.	No Third Party Beneficiaries		139
12.15.	[Reserved]		140
12.16.	Agent May File Proofs of Claim		140
12.17.	Bank Product Providers		140
SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS		140
13.1.	Successors and Assigns		140
13.2.	Assignments		141
	13.2.1.	Assignments by Lenders	141
	13.2.2.	Register	143
	13.2.3.	Certain Pledges	143
	13.2.4.	Electronic Execution of Assignments and Certain Other Documents	143
	13.2.5.	Assignment by MLPFS	143
13.3.	Participations		143
	13.3.1.	Participations	143
	13.3.2.	Limitations upon Participant Rights	144
13.4.	Tax Treatment		144
13.5.	Representation of Lenders		144
SECTION 14.	MISCELLANEOUS		146
14.1.	Consents, Amendments and Waivers		146
	14.1.1.	Amendment	146
	14.1.2.	Limitations	147
	14.1.3.	Payment for Consents	148
	14.1.4.	Generally	148

(continued)
Page
14.2.	Indemnity		148
14.3.	Notices and Communications		149
	14.3.1.	Notice Address	149
	14.3.2.	Electronic Communications; Voice Mail	149
	14.3.3.	Non-Conforming Communications	150
	14.3.4.	Change of Address, Etc	150
14.4.	Performance of Borrowers’ Obligations		150
14.5.	Credit Inquiries		150
14.6.	Severability		150
14.7.	Cumulative Effect; Conflict of Terms		151
14.8.	Counterparts; Facsimile Signatures		151
14.9.	Entire Agreement		151
14.10.	Obligations of Lenders		151
14.11.	Confidentiality		151
14.12.	GOVERNING LAW		152
14.13.	SUBMISSION TO JURISDICTION, ETC		152
	14.13.1.	SUBMISSION TO JURISDICTION	152
	14.13.2.	WAIVER OF VENUE	152
	14.13.3.	SERVICE OF PROCESS	153
14.14.	CERTAIN WAIVERS		153
14.15.	Patriot Act Notice		153
14.16.	Survival of Representations and Warranties		154
14.17.	No Advisory or Fiduciary Responsibility		154
14.18.	Resignation as Issuing Bank or Provider of Swingline Loans after Assignment		154
14.19.	Senior Note Intercreditor Agreement		155
14.20.	Keepwell		155
14.21.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions		155
14.22.	Agreement Among Tranche A Lenders and the Tranche A-1 Lenders		156
14.23.	MIRE Event		156

x

LIST OF EXHIBITS AND SCHEDULES
Exhibit A	Tranche A Revolver Note
Exhibit B	Tranche A-1 Revolver Note
Exhibit C	Assignment and Assumption Agreement
Exhibit D	Compliance Certificate
Exhibit E	Credit Card Notification
Exhibit F	Guaranty
Exhibit G	Co-Collateral Agent Rights Agreement
Exhibit H	Joinder to Credit Agreement
Exhibit I	U.S. Tax Compliance Certificates
Exhibit J	Closing Checklist
Exhibit K	Interim Order

Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Restricted Investments Existing on the Closing Date
Schedule 1.1(c)	Certain Existing Bank Products
Schedule 1.1(d)	Specified Store Closing Sale Locations
Schedule 1.1(e)	Pre-Petition Mortgages
Schedule 2.3.6	Existing Letters of Credit
Schedule 7.1(c)	Commercial Tort Claims
Schedule 7.3	Mortgaged Real Estate
Schedule 8.2.1	Existing Credit Card Arrangements
Schedule 8.5	Deposit Accounts and Securities Accounts
Schedule 8.5(a)	Excluded Deposit and Disbursement Accounts
Schedule 8.6.1	Chief Executive Offices and other Business Locations
Schedule 9.1.4	Capital Structure
Schedule 9.1.5	Entity Information; Former Corporate Names and Trade Names
Schedule 9.1.6(i)	Owned Real Estate
Schedule 9.1.6(ii)	Leased Real Estate
Schedule 9.1.8	Financial Statements
Schedule 9.1.11	Investment Bankers
Schedule 9.1.12	Intellectual Property
Schedule 9.1.15	Environmental Matters
Schedule 9.1.16	Restrictive Agreements
Schedule 9.1.17	Litigation
Schedule 9.1.19	Material Defaults
Schedule 9.1.22	Labor Contracts
Schedule 10.1.18	Required Milestones
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.2(c)	Existing Tax Liens
Schedule 10.2.12	Existing Affiliate Transactions
Schedule 14	Agreement Among Tranche A Lenders and Tranche A-1 Lenders

Annex A	Approved Budget

SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION
LOAN AND SECURITY AGREEMENT
This SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT, dated as of February 7, 2018 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, this “Loan Agreement”), is by and among THE BON-TON DEPARTMENT STORES, INC. (“Bon-Ton”), a Pennsylvania corporation, CARSON PIRIE SCOTT II, INC., a Florida corporation (“CPS II”), BON-TON DISTRIBUTION, LLC, an Illinois limited liability company (“Distribution”), MCRIL, LLC, a Virginia limited liability company (“McRIL”), BONSTORES REALTY ONE, LLC, a Delaware limited liability company (“BR1LLC”), and BONSTORES REALTY TWO, LLC, a Delaware limited liability company (“BR2LLC” and, together with Bon-Ton, CPS II, Distribution, McRIL, BR1LLC and any other person from time to time a borrower hereunder, collectively, the “Borrowers”), each of the other Obligors party hereto, the financial institutions party to this Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), with MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIZENS BANK, N.A. and PNC CAPITAL MARKETS LLC acting as joint lead arrangers and joint bookrunners hereunder (in such capacity, the “Joint Lead Arrangers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIZENS BANK, N.A. and PNC BANK NATIONAL ASSOCIATION acting as syndication agents (in such capacity, the “Syndication Agents”), BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION acting as co-collateral agents hereunder (in such capacity, together with their permitted successors and assigns in such capacity, the “Co-Collateral Agents”) and CRYSTAL FINANCIAL LLC, acting as documentation agent for the Tranche A-1 Lenders (in such capacity, the “Tranche A-1 Documentation Agent”).
R E C I T A L S:
WHEREAS, on February 4, 2018 (the “Petition Date”), (a) The Bon-Ton Stores, Inc., a Pennsylvania corporation, (b) Bon-Ton, (c) CPS II, (d) Distribution, (e) McRIL, (f) BR1LLC, (g) BR2LLC, (h) The Bon-Ton Giftco, LLC, a Virginia limited liability company, (i) Bonstores Holdings One, LLC, a Delaware limited liability company, and (j) Bonstores Holdings Two, LLC, a Delaware limited liability company (the Persons specified in the foregoing clauses (a) through (j), collectively, the “Debtors” and each individually, a “Debtor”), commenced Chapter 11 Case Nos. 18-10247 through 18-10256, as administratively consolidated at Chapter 11 Case No. 18-10248 (collectively, the “Chapter 11 Cases” and each individually, a “Chapter 11 Case”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
WHEREAS, the Debtors continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;
WHEREAS, prior to the Petition Date, the Lenders provided financing to the Borrowers pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011, among the Borrowers, the other obligors party thereto, the Pre-Petition Lenders, Bank of America, as the Pre-Petition Agent, and the other parties thereto (as amended, amended and restated, restated, supplemented or otherwise modified through the Petition Date, the “Pre-Petition Loan Agreement”);
WHEREAS, on the Petition Date, the Pre-Petition Lenders under the Pre-Petition Loan Agreement were owed: (a) not less than $338,300,000 in outstanding principal of Tranche A Revolver Loans (as such term is defined in Pre-Petition Loan Agreement); (b) not less than $150,000,000 in outstanding principal balance of the Tranche A-1 Revolver Loans (as such term is defined in Pre-Petition Loan Agreement); and (c) not less than $36,396,243.91 in maximum aggregate amounts available to be drawn under outstanding Letters of Credit (as such term is defined in Pre-Petition Loan Agreement), plus interest, fees, costs and expenses and all other Pre-Petition Obligations under the Pre-Petition Loan Agreement;
WHEREAS, the Obligations, under and as defined in the Pre-Petition Loan Agreement, are secured by a security interest in substantially all of the existing and after-acquired assets of the Borrowers and the Guarantors as more fully set forth in the Pre-Petition Loan Documents and such security interest is perfected as described in the Pre-Petition Loan Documents and has priority over other security interests (as described in the Pre-Petition Loan Documents);
WHEREAS, the Borrowers have requested, and, upon the terms set forth in this Loan Agreement, the Lenders have agreed to make available to the Borrowers, a senior secured, super-priority credit facility in an aggregate principal amount of up to $725,000,000 to fund the working capital requirements of the Obligors during the pendency of the Chapter 11 Cases, consisting of (a) $600,000,000 in Tranche A Revolver Commitments and (b) $125,000,000 in Tranche A-1 Revolver Loans;
WHEREAS, each Borrower and each Guarantor has agreed to secure all of its Obligations under the Loan Documents by granting to the Agent, for the benefit of the Agent and the other Secured Parties, a security interest in and lien upon all of their existing and after-acquired personal and real property.
WHEREAS, the Borrowers’ and Guarantors’ business is a mutual and collective enterprise and the Borrowers and the Guarantors believe that the loans and other financial accommodations provided to the Borrowers under this Loan Agreement will enhance the aggregate borrowing powers of the Borrowers and facilitate the administration of the Chapter 11 Cases and their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers and the Guarantors;
WHEREAS, each Borrower and each Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrowers as provided in this Loan Agreement; and
WHEREAS, the Agent’s and the Lenders’ willingness to extend financial accommodations to the Borrowers, as more fully set forth in this Loan Agreement and the other Loan Documents, is done solely as an accommodation to the Borrowers and the Guarantors and at the Borrowers’ and the Guarantors’ request and in furtherance of the Borrower’s and the Guarantors’ mutual and collective enterprise.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (these recitals being an integral part of this Loan Agreement), the parties hereto hereby agree as follows:
SECTION 1.         DEFINITIONS; RULES OF CONSTRUCTION
1.1.         Definitions.  As used herein, the following terms have the meanings set forth below:
“Account” - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
“Account Control Agreements” - with respect to any Deposit Account, each deposit account control agreement and other bank account control agreement required pursuant to Section 7.2.1 or Section 8.5, and with respect to any Securities Account, each securities account control agreement required pursuant to Section 8.5, in each case, in form and substance reasonably satisfactory to Agent.

“Account Debtor” - a Person who is obligated under an Account, Chattel Paper or General Intangible.
“Actual Disbursement Amount” - the sum of all disbursements, expenses and payments made by the Obligors during the relevant period of determination which corresponds to the disbursements, expenses and payments described under the headings “Operating Disbursements” and “Total Bankruptcy Costs” in the Approved Budget, as determined in a manner consistent with the Approved Budget.
“Actual Specified Receipts” - the sum of all cash receipts received by the Obligors (excluding, for the avoidance of doubt, any borrowings under this Loan Agreement) from the sale of any Property of the Obligors (other than pursuant to the Specified Store Closing Sales) during the relevant period of determination which corresponds to the cash receipts described under the heading “Non-GOB Sales” in the Approved Budget, as determined in a manner consistent with the Approved Budget.
“Actual Inventory Levels” - the actual aggregate consolidated retail stock ledger Inventory levels of the Obligors as of the relevant date of determination which correspond to the budgeted consolidated retail stock ledger Inventory levels of the Obligors contained in borrowing base appendix portion of the Approved Budget opposite the heading “Inventory at Retail in Borrowing Base” and the sub-heading “Forecast”, as determined in a manner consistent with the Approved Budget.
“Adequate Protection Liens” - has the meaning assigned to the term “Prepetition ABL Adequate Protection Liens” in the Interim Order (or the Final Order, when applicable).
“Adequate Protection Payments” - the adequate protection payments payable in cash on the dates and to the extent required by the Interim Order (or the Final Order, when applicable).
“Adequate Protection Superpriority Claims” - has the meaning assigned to the term “Prepetition ABL Superpriority Claim” in the Interim Order (or the Final Order, when applicable).
“Adjusted LIBOR” - (a) for any Interest Period, with respect to LIBOR Loans, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(b)               for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR or a comparable or successor rate, which rate is approved by the Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; and
(c)               if Adjusted LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Loan Agreement;

provided that to the extent a comparable or successor rate is approved by the Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent.  If the Board of Governors shall impose a Reserve Percentage with respect to LIBOR deposits, then Adjusted LIBOR shall equal the amount determined above, divided by (1 minus the Reserve Percentage).  Notwithstanding the foregoing, Adjusted LIBOR for purposes of LIBOR Tranche A-1 Revolver Loans shall at no time be less than one percent (1%) per annum.
“Affiliate” - with respect to any Person, another Person (a) who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; (b) who beneficially owns 10% or more of the voting securities or any class of Capital Stock of such first Person; (c) at least 10% of whose voting securities or any class of Capital Stock is beneficially owned, directly or indirectly, by such first Person; or (d) who is an officer, director, partner or managing member of such first Person.  “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of Capital Stock, by contract or otherwise.
“Agency and Structuring Fee Letter” - the Agency and Structuring Fee Letter, dated as of February 7, 2018, by and among the Obligors, Bank of America and MLPFS, as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.
“Agent” - as defined in the Preamble.
“Agent’s Advisors” - as defined in Section 3.4.2.
“Agent Indemnitees” - Agent and its Related Parties.
“Agent Parties” - as defined in Section 10.1.2.
“Agent Professionals” - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by the Agent, including, for the avoidance of doubt, the Agent’s Advisors.
“Aggregate Borrowing Base” - means, on any date of determination, collectively, the sum of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base on such date.
“Allocable Amount” - as defined in Section 5.10.3.
“Anti-Terrorism Laws” - any laws relating to terrorism or money laundering, including the Patriot Act.
“Applicable Law” - all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
“Applicable Margin” -
(a)	with respect to any LIBOR Tranche A Revolver Loans, 2.75% per annum;

(b)	with respect to any Base Rate Tranche A Revolver Loans, 1.75% per annum;
(c)	with respect to any LIBOR Tranche A-1 Revolver Loans, 9.50% per annum; and
(d)	with respect to any Base Rate Tranche A-1 Revolver Loans, 8.50% per annum.
“Appraised Value” - the fair market value of any Eligible Real Estate as determined pursuant to the most recent appraisal received by Agent from an independent third-party appraiser reasonably acceptable to the Required Lenders, pursuant to Section 10.1.1(b).
“Approved Budget” - the budget prepared by the Borrowers in the form of Annex A and initially furnished to the Agent and the Tranche A-1 Documentation Agent on the Closing Date and which is approved by, and in form and substance satisfactory to, the Agent and the Tranche A-1 Documentation Agent, each  in its sole discretion, as the same may be updated, modified or supplemented from time to time as provided in Section 10.1.17.
“Approved Budget Variance Report” - a weekly report (i) provided by the Borrower Agent to the Agent and the Tranche A-1 Documentation Agent (a) showing, in each case, by line item the Actual Disbursement Amount, the Actual Specified Receipts, Actual Inventory Levels, Excess Availability, net cash flows, total cash receipts, total disbursements, and Inventory receipts and levels for the last day of the Prior Week, the Cumulative Four-Week Period and the Cumulative Period (as provided in Section 10.1.7(b), as applicable), noting therein all variances, on a line-item and cumulative basis, from the amounts set forth for such period in the Approved Budget, and shall include explanations for all material variances (including whether such variance is permanent in nature or timing related) and (b) an analysis demonstrating the Borrowers are in compliance with the budget covenants set forth in Section 10.1.17(b), and (ii) certified by a Senior Officer of the Borrower Agent.  The Approved Budget Variance Report shall be in a form, and shall contain supporting information, satisfactory to the Agent in its sole discretion.
“Approved Fund” - any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Shipper” - any reputable and creditworthy shipper or freight forwarder transporting finished goods Inventory to a Borrower’s Distribution Center.
“Arrangement Fee Letter” - the Arrangement Fee Letter, dated as of February 7, 2018, by and among the Obligors, Bank of America and Wells Fargo, as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.
“Asset Disposition” - a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease; provided, however, that in no event shall a termination of a lease be deemed to be an Asset Disposition.
“Assignee Group” - two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption Agreement” - an assignment and assumption agreement between a Lender and Eligible Assignee, substantially in the form of Exhibit C.

“Automatic Stay” means the automatic stay provided under Section 362 of the Bankruptcy Code.
“Availability Reserve” - the sum (without duplication) of (a) the Inventory Reserve, (b) the Credit Card Receivables Reserve, (c) the Rent and Charges Reserve, (d) the Bank Product Reserve, (e) reserves in respect of any liabilities secured by Liens upon Collateral that are or which may become senior or pari passu to Agent’s Liens (irrespective of whether such liabilities or Liens are permitted hereunder and provided that imposition of any such reserve shall not waive an Event of Default arising therefrom), (f) reserves in respect of consignment arrangements and any proceeds arising therefrom, (g) reserves in respect of the Carve Out as set forth in the DIP Order, (h) reserves in respect of the maximum amount of any other court-ordered charges or other liabilities that the Agent determines rank senior or pari passu in priority or may rank senior or pari passu in priority to the Liens securing the Obligations or Pre-Petition Obligations, and (i) such additional reserves, in such amounts and with respect to such matters as the Agent in its reasonable exercise of its credit judgment may elect to impose from time to time, including, without limitation, (i) the Lease Reserve, (ii) reserves in respect of any reclamation or similar claims as may relate to or arise during the Chapter 11 Cases that are or that the Agent reasonably believes may become senior to the Agent’s Liens, (iii) reserves in respect of accrued and unpaid interest or fees on the Obligations, (iv) reserves in respect of accrued but unpaid Taxes, including, but not limited to, ad valorem, excise, personal property, sale, use and similar taxes that the Agent determines rank senior or pari passu in priority or may rank senior or pari passu in priority to the Liens securing the Obligations or Pre-Petition Obligations, (v) reserves in respect of uninsured, underinsured, un-indemnified, or under-indemnified losses, liabilities, or potential losses or liabilities, (vi) reserves in respect of credit card or other payment processing fees owed to any credit card or other payment processor, (vii) reserves in respect of claims against, liabilities in respect of, or impediments to any realization on, the Collateral, and (viii) reserves in respect of a Default or Event of Default that has occurred and is continuing or is anticipated to occur.
“Bail-In Action” - means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” - means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” - Bank of America, N.A., a national banking association, and its successors and permitted assigns.
“Bank of America Indemnitees” - Bank of America and its officers, directors, employees, Affiliates, agents, advisors and attorneys.
“Bank Product” - any of the following products, services or facilities extended to any Obligor or any Subsidiary by any Tranche A Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and purchasing cards extended to any Obligor or any Subsidiary; (d) other banking products or services as may be requested by any Obligor or any Subsidiary, other than letters of credit and leases; (e) those other bank products and services set forth on Schedule 1.1(c); and (f) supply chain financing; provided, however, that for any of the foregoing to be included for purposes of a distribution under Section 5.5.1(m) or Section 5.5.2(n) (as applicable), the applicable bank product provider and Obligor must have provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time (which notice, in the case of a distribution under Section 5.5.2(n), must have been received prior to the occurrence of the Event of Default resulting in the application of Section 5.5.2(n)).  The Bank Product Amount may be changed from time to time upon written notice to Agent by the Secured Party and Obligor.  Notwithstanding anything to the contrary contained herein, Bank Products provided by Bank of America or any of its branches or Affiliates shall not be subject to the requirements in the proviso of the first sentence of this definition in order for such Bank Products to be included as an “Obligation” for purposes of a distribution under Section 5.5.1(m) or Section 5.5.2(n) (as applicable).
“Bank Product Amount” - as defined in the definition of Bank Product.
“Bank Product Debt” - Debt and other obligations of an Obligor or any Subsidiary relating to Bank Products.
“Bank Product Reserve” - the aggregate amount of reserves established by the Agent in the reasonable exercise of its credit judgment from time to time, in consultation with the Borrower Agent, in respect of Bank Product Debt.
“Bankruptcy Code” - Title 11 of the United States Code, as amended and in effect.
“Bankruptcy Court” - as defined in the Recitals.
“Base Rate” - for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Adjusted LIBOR for a one-month Interest Period in effect for such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.  Notwithstanding the foregoing, Base Rate for purposes of any interest calculation with respect to Tranche A-1 Revolver Loans, including pursuant to the last sentence of Section 3.1.1(a), shall at no time be less than two percent (2%) per annum.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such publicly announced rate.  Any change in the Base Rate due to a change in any of the foregoing shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” - any Loan that bears interest based on the Base Rate.
“Base Rate Tranche A Revolver Loan” - a Tranche A Revolver Loan that bears interest at the Base Rate plus the Applicable Margin for Base Rate Tranche A Revolver Loans.
“Base Rate Tranche A-1 Revolver Loan” - a Tranche A-1 Revolver Loan that bears interest at the Base Rate plus the Applicable Margin for Base Rate Tranche A-1 Revolver Loans.
“Benefit Plan” - any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” - (a) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.
“Board of Governors” - the Board of Governors of the Federal Reserve System.
“Bon-Ton” - as defined in the Preamble.
“Borrowed Money” - with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.
“Borrower Account” - a special account established by the Borrowers, at Bank of America or another bank reasonably acceptable to the Agent, subject to a control agreement in favor of the Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Agent.
“Borrower Agent” - as defined in Section 4.4.
“Borrowing” - a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.
“Borrowing Base Certificate” - a certificate, in form and substance reasonably satisfactory to Agent, by which Borrowers certify calculation of the Tranche A Borrowing Base, the Tranche A-1 Borrowing Base, and the Tranche A-1 Utilization Amount.
“Budgeted Disbursement Amount” - the sum of the line items contained in the Approved Budget under the headings “Operating Disbursements” and “Total Bankruptcy Costs” during the relevant period of determination.
“Budgeted Specified Receipts” - the line item contained in the Approved Budget under the heading “Non-GOB Sales” in the Approved Budget during the relevant period of determination.
“Budgeted Inventory Levels” - the budgeted aggregate consolidated Inventory levels of the Obligors contained in borrowing base appendix portion of the Approved Budget opposite the heading “Inventory at Retail in Borrowing Base” and the sub-heading “Forecast”, as of the relevant date of determination.
“Business Day” - any day (a) excluding Saturday, Sunday and any other day on which banks are permitted to be closed under the laws of the State of New York and (b) when used with reference to a LIBOR Loan, also excluding any day on which banks do not conduct dealings in Dollar deposits on the London interbank market.
“CAA” - the Clean Air Act (42 U.S.C. §7401 et seq.).

“Capital Adequacy Regulation” - any law, rule, regulation, guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy or liquidity of a bank or any Person controlling a bank.
“Capital Expenditures” - all liabilities incurred, expenditures made or payments due (whether or not made) by Parent or any Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto, in each case that are required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capital Lease” - any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capital Stock” - (a) in the case of a corporation, corporate stock; (b) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general, limited, limited liability or joint venture); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Carve Out” - has the meaning assigned to the term “Carve Out” in paragraph 39 the Interim Order (or the corresponding paragraph of the Final Order, when applicable).
“Cash Collateral” - cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.
“Cash Collateral Account” - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.
“Cash Collateralize” - to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the applicable Issuing Bank or the Agent, in its capacity as provider of Swingline Loans (as applicable) and the Lenders, as collateral for LC Obligations, Pre-Petition LC Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of any thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank or the Agent, in its capacity as provider of Swingline Loans, benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Agent and (b) the applicable Issuing Bank or the Agent, in its capacity as provider of Swingline Loans (as applicable).  “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.  Where Cash Collateralization of any obligations of a Defaulting Lender is required, the amount of cash collateral so required shall equal 105% of such obligations.
“Cash Equivalents” - (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.
“Cash Management Services” - any services provided from time to time by any Tranche A Lender or any of its Affiliates to any Obligor or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.
“Cash Management Order” - the order of the Bankruptcy Court entered in the Chapter 11 Cases after the “first day” hearing, together with all extensions, modifications and amendments thereto or any “second day” order, in form and substance satisfactory to the Agent, which among other matters authorizes the Debtors to maintain their existing cash management and treasury arrangements (as set forth in the Pre-Petition Loan Agreement) or such other arrangements as shall be acceptable to the Agent in all material respects.
“CERCLA” - the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
“Change of Control” - means the occurrence of any of the following: (a) the Parent (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Parent; (b) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors; (c) the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a Permitted Holder becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision) of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person or (d) the failure of (x) Bon-Ton to be a wholly-owned direct Subsidiary of the Parent or (y) any Borrower (other than Bon-Ton) to be a wholly-owned indirect Subsidiary of the Parent.
“Chapter 11 Cases”- as defined in the Recitals.
“Chattel Paper” - as defined in the UCC.

“Check Processor” - any Person, reasonably acceptable to the Agent, that acts as a processor that converts checks accepted by a Borrower into electronic receipts directed to a designated account of such Borrower.
“Check Receivables” - collectively, all present and future rights of a Borrower to payment from any Check Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a check.
“Claims” - as defined in Section 14.2.
“Closing Date” - February 7, 2018.
 “Co-Collateral Agents” - as defined in the Preamble.
“Co-Collateral Agent Rights Agreement” - a letter agreement by and among Agent, the Co-Collateral Agents and the Obligors setting for the rights of the Co-Collateral Agents concerning certain matters, substantially in the form of Exhibit G hereto.
“Collateral” - (a) any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable Security Document, (b) the “DIP Collateral” referred to in the Order, it being understood that “Collateral” shall include all such “DIP Collateral” irrespective of whether any such property was excluded pursuant to the Pre-Petition Loan Documents and (c) all other Property that now or hereafter secures (or is intended to secure) any Obligations.
“Commercial Tort Claim” - as defined in the UCC.
“Commitment” - for any Lender, the aggregate amount of such Lender’s Tranche A Revolver Commitment and Tranche A-1 Revolver Commitment.  “Commitments” shall have a correlative meaning.
“Commitment Termination Date” - the earliest to occur of (a) the Termination Date; (b) the date on which Borrowers terminate the Tranche A Revolver Commitments pursuant to Section 2.2 and repay, in full, in cash all Obligations (including, for the avoidance of doubt, all Tranche A-1 Revolver Loans) other than contingent indemnification obligations with respect to which no claim has been asserted in writing; or (c) the date on which the Commitments are terminated (or deemed terminated) and the Obligations are accelerated (or deemed accelerated) pursuant to Section 11.2.
“Committee” - an official committee of unsecured creditors appointed in any of the Chapter 11 Cases by the U.S. Trustee.
“Commodity Exchange Act” - means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” - a certificate, substantially in the form of Exhibit D hereto, by which Borrowers certify, among other things, compliance with the covenants contained in 10.1.17(b) and Sections 10.3.
“Connection Income Taxes” - Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” - any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof; provided that “Contingent Obligation” shall not include any product warranties given in the Ordinary Course of Business.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
“Continuing Directors” - as of any date of determination, those members of the Board of Directors of the Parent, each of whom: (1) was a member of such Board of Directors on the Closing Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the then Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Copyright Security Agreements” - each memorandum of grant of security interest in copyrights or other copyright security agreement pursuant to which an Obligor grants to the Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in copyrights, as security for the Obligations.
“Credit Card Issuer” - collectively (x) MasterCard International, Inc., Visa, U.S.A., Inc., Visa International and American Express, World Financial Network National Bank and Discover and (y) HSBC, as issuer of the Borrowers’ private label credit card program, and any replacement thereof that is reasonably acceptable to Agent.
“Credit Card Notification” - a notification instructing a Credit Card Processor to transfer all amounts owing by such Credit Card Processor to an Obligor directly to the Borrower Account or other Deposit Account reasonably acceptable to the Agent and subject to control arrangements reasonably satisfactory to the Agent, which notification shall be substantially the form attached hereto as Exhibit E, or in such other form reasonably acceptable to the Agent.
“Credit Card Processor” - any Person that acts as a credit card clearinghouse or processor with respect to any sales transactions involving credit card purchases by customers using credit cards issued by any Credit Card Issuer.
“Credit Card Receivables” - collectively, all present and future rights of the Obligors to payment from (a) any Credit Card Issuer or Credit Card Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) any Credit Card Issuer or Credit Card Processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Notifications or otherwise.

“Credit Card Receivables Reserve” - reserves, established by the Agent in its reasonable exercise of its credit judgment, to reflect factors that may negatively impact the value of Credit Card Receivables (including, without limitation, for chargeback or other accrued liabilities or offsets by Credit Card Processors and amounts to adjust for material claims, offsets, defenses or counterclaims or other material disputes with an Account Debtor).
“Cumulative Four-Week Period” - the four-week period up to and through the Saturday of the most recent week then ended, or if a four-week period has not then elapsed from the Petition Date, such shorter period since the Petition Date through the Saturday of the most recent week then ended.
“Cumulative Period” - the period from the Petition Date through the Saturday of the most recent week ended.
“CWA” - the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
“Debt” - as applied to any Person, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Hedging Agreement; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) Capital Leases and synthetic lease obligations; (g) all obligations of such Person in respect of Disqualified Stock; and (h) all Guarantees of such Person in respect of any of the foregoing.  For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.
“Debtors” - as defined in the Recitals.
“Default” - an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
“Default Rate” - for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
“Defaulting Lender” - subject to Section 4.2.2, any Lender that (a) has failed to (i) fund all or any portion of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within one Business Day of the date such obligations were required to be funded hereunder unless such Lender notifies the Agent and Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, including in its capacity as provider of Swingline Loans, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within one Business Day of the date when due, (b) has notified Borrower Agent, the Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower Agent, to confirm in writing to the Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or foreign regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2.2)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower Agent, each Issuing Bank and each other Lender promptly following such determination.
“Deposit Account” - as defined in the UCC.
“Designated Jurisdiction” - any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“DIP Indemnity Account” - an account that shall hold an amount equal to $500,000 for the purpose of securing contingent indemnification obligations and other contingent claims arising under this Loan Agreement, the other Loan Documents or otherwise in respect of the Obligations in the event the Agent and the Lenders have not received releases and discharges of claims and liabilities, in form and substance reasonably satisfactory to the Agent and the Lenders, at the time of payment in full in cash of all Obligations other than contingent obligations relating thereto.
“Disqualified Stock” - any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the Termination Date.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 10.2.4.  The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is six months after the Termination Date.
“Distribution” - any declaration or payment of a distribution, interest or dividend on any Capital Stock (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Capital Stock; or any purchase, redemption, or other acquisition or retirement for value of any Capital Stock.
“Distribution Center” - the warehouse and distribution facilities operated by the Obligors and located at 3585 S. Church Street, Whitehall, Pennsylvania, 1340 East Dayton-Yellow Springs Road, Fairborn, Ohio, 4650 Shepard Trial, Rockford, Illinois and 1835 Jefferson Avenue, Naperville, Illinois, and any other warehouse and distribution facilities operated by the Borrowers.
“Document” - as defined in the UCC.
“Dollars” - lawful money of the United States.
“Dominion Account” - each special account established by Borrowers at Bank of America or another bank reasonably acceptable to the Agent, over which the Agent has exclusive control for withdrawal purposes.
“EEA Financial Institution” - means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” - means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” - means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” - means (a) with respect to any Tranche A Revolver Loans, a Person that is (i) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; provided that no Tranche A-1 Lender, Affiliate of a Tranche A-1 Lender or Approved Fund of a Tranche A-1 Lender may be an Eligible Assignee pursuant to this clause (i) without the written approval of Agent; (ii) any other financial institution approved by Agent (such approval not to be unreasonably withheld or delayed) that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $1,000,000,000, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not result in a breach of Section 13.5; provided that the foregoing criteria in this clause (ii) may be waived pursuant to the written approval of the Agent; and (iii) during any Event of Default, any Person acceptable to Agent in its discretion, and (b) with respect to any Tranche A-1 Revolver Loans, a Person that is (i) a Lender, an Affiliate of a Lender or an Approved Fund, (ii) any other financial institution approved by Agent (such approval not to be unreasonably withheld or delayed), and whose becoming an assignee would not result in a breach of Section 13.5, (iii) any other entity (other than a natural Person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses, including insurance companies, investment or mutual funds, or lease financing companies, and (iv) during any Event of Default, any Person acceptable to Agent in its discretion; provided that, in any event, “Eligible Assignee” shall not include (w) any Obligor or any Affiliate or Subsidiary of any Obligor, (x) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (x), (y) any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or (z) any holder of the Senior Note Debt.
“Eligible Check Receivables - at the time of any determination thereof, each Check Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Check Receivable has been earned by performance and represents the bona fide amounts due to a Borrower from a Check Processor, and originated in the ordinary course of business of such Borrower.  Without limiting the foregoing, to qualify as an Eligible Check Receivable, the related Account or Payment Intangible shall indicate no Person other than a Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of the related Account or Payment Intangible shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer or a Check Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account or Payment Intangible but not yet applied by the Obligors to reduce the amount of such Check Receivable.  Any Check Receivables meeting the foregoing criteria shall be deemed Eligible Check Receivables but only as long as such Check Receivable is not included within any of the following categories, in which case such Check Receivable shall not constitute an Eligible Check Receivable:
(a)               Check Receivables which do not constitute an “Account” or “Payment Intangible” (each, as defined in the UCC);
(b)               Check Receivables due from Check Processors that have been outstanding for more than five (5) Business Days from the date of acceptance of the underlying checks at the point of sale;
(c)               Check Receivables that are not denominated in U.S. dollars;
(d)               Check Receivables with respect to which the Borrowers do not have good, valid and marketable title thereto;
(e)               Check Receivables due from Check Processors that (i) are not subject to a First Priority Lien or (ii) are subject to any Liens except for (x) Liens in favor of the Agent and (y) Permitted Liens described in Sections 10.2.2(c) through 10.2.2(x), so long as such Liens (other than Permitted Liens entitled to priority under Applicable Law) are junior to the Liens granted to the Agent;
(f)               Check Receivables due from Check Processors which are disputed between a Borrower and a Check Processor, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related Check Processor (but only to the extent of such dispute, claim, counterclaim, offset or chargeback);

(g)               Check Receivables due from Check Processors as to which the Check Processor has the right under certain circumstances to require the Borrowers to repurchase such Accounts from such Check Processor;
(h)               Except as otherwise approved by the Agent, Check Receivables due from Check Processors as to which the Agent has not received a notification (giving effect to any continued effective notification delivered under the Pre-Petition Loan Agreement) and which shall be in form and substance reasonably satisfactory to the Agent and provide, among other things, that the Check Processor agrees to make payment therefor into a designated account);
(i)               Check Receivables due from a Check Processor of the applicable check which is the subject of any proceeding under any debtor relief law;
(j)               Check Receivables which are not a valid, legally enforceable obligation of the applicable Check Processor with respect thereto;
(k)               Check Receivables which are evidenced by “chattel paper” or an “instrument” of any kind (which for the avoidance of doubt shall not include the underlying checks themselves) unless such “chattel paper” or “instrument” is in the possession of the Agent, and to the extent necessary or appropriate as reasonably determined by the Agent, endorsed to the Agent; or
(l)               Check Receivables due from Check Processors which the Agent determines, in its reasonable credit judgment, to be unlikely to be collected.
Notwithstanding the above, the Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth above, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Check Receivables, in its reasonable credit judgment, subject to the approval of the Supermajority Lenders in the case of adjustments of criteria or establishment of new criteria which have the effect of making more credit available or subject to the approval of all Lenders (except Defaulting Lenders as provided in Section 4.2) in the case of changes in the applicable advance rates which have the effect of making more credit available.
“Eligible Credit Card Accounts” - at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable has been earned by performance and represents the bona fide amounts due to a Borrower from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the ordinary course of business of such Borrower.  Without limiting the foregoing, to qualify as an Eligible Credit Card Account, such Credit Card Receivable shall indicate no Person other than a Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of the Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Processor or Credit Card Issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Obligors to reduce the amount of such Credit Card Receivable.  Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Accounts but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Account:

(a)               Credit Card Receivables which do not constitute an “Account” or “Payment Intangible” (as each such term is defined in the UCC);
(b)               Credit Card Receivables due from Credit Card Processors that have been outstanding for more than five (5) Business Days from the date of sale;
(c)               Credit Card Receivables that are not denominated in U.S. dollars;
(d)               Credit Card Receivables with respect to which the Borrowers do not have good, valid and marketable title thereto;
(e)               Credit Card Receivables due from Credit Card Processors or Credit Card Issuers that (i) are not subject to a First Priority Lien or (ii) are subject to any Liens except for (x) Liens in favor of the Agent and (y) Permitted Liens described in Sections 10.2.2(c) through 10.2.2(x), so long as such Liens (other than Permitted Liens entitled to priority under Applicable Law) are junior to the Liens granted to the Agent;
(f)               Credit Card Receivables due from Credit Card Processors or Credit Card Issuers which are disputed between a Borrower and a Credit Card Processor or Credit Card Issuers, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related Credit Card Processor or Credit Card Issuers (but only to the extent of such dispute, claim, counterclaim, offset or chargeback);
(g)               Credit Card Receivables due from Credit Card Processors or Credit Card Issuers as to which the Credit Card Processor or the Credit Card Issuers has the right under certain circumstances to require the Borrowers to repurchase such Accounts from such Credit Card Processor or such Credit Card Issuers;
(h)               Except as otherwise approved by the Agent, Credit Card Receivables due from Credit Card Processors or Credit Card Issuers as to which the Agent has not received a Credit Card Notification (giving effect to any continued effective notification delivered under the Pre-Petition Loan Agreement);
(i)               Credit Card Receivables due from a Credit Card Processor or Credit Card Issuer of the applicable credit card which is the subject of any proceeding under any debtor relief law;
(j)               Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Processor or Credit Card Issuer with respect thereto;
(k)               Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of Agent, and to the extent necessary or appropriate as reasonably determined by the Agent, endorsed to Agent; or
(l)               Credit Card Receivables due from Credit Card Issuers or Credit Card Processors which Agent determines, in its reasonable credit judgment, to be unlikely to be collected.
Notwithstanding the above, the Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth above, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Credit Card Accounts, in its reasonable credit judgment, subject to the approval of the Supermajority Lenders in the case of adjustments of criteria or establishment of new criteria which have the effect of making more credit available or subject to the approval of all Lenders (except Defaulting Lenders as provided in Section 4.2) in the case of changes in the applicable advance rates which have the effect of making more credit available.
“Eligible Inventory” - Inventory owned by a Borrower that the Agent, in its reasonable credit judgment, deems, based on (i) the most recent Borrowing Base Certificate delivered to the Agent, (ii) the salability, at retail, of such Inventory (valued at the lower of cost or market), (iii) such other factors as affect the marketability of such Inventory and (iv) other information available to the Agent, in its reasonable credit judgment, to be “Eligible Inventory” for purposes of this Loan Agreement.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless (a) it is finished goods and not work-in-process, raw materials, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) it is not held on consignment; (c) it is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) it is not slow-moving, obsolete or unmerchantable, and does not constitute returned to vendor or repossessed goods; (e) to the knowledge of the Obligors it meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law; (f) [reserved]; (g) it is (unless such Inventory constitutes Eligible L/C Inventory) subject to a First Priority Lien, and is free and clear from all Liens or rights of any person (including, without limitation, the rights of any purchaser that has made progress payments and the rights of any surety that has issued a bond to assure such Borrower’s performance with respect to the Inventory) except for (x) Liens in favor of the Agent and (y) Permitted Liens described in Sections 10.2.2(c) through 10.2.2(x), so long as such Liens (other than Permitted Liens permitted pursuant to clauses (c), (d), (f), (o), (t), (u) or (w) of such definition and entitled to priority under Applicable Law) are junior to the Liens granted to the Agent; (h) it is within the continental United States, is not in transit except between locations of Borrowers where such locations are in compliance with the provisions of clause (k) below (unless such Inventory constitutes Eligible In-Transit Inventory or Eligible L/C Inventory) and is not consigned to any Person; (i) it is not subject to any warehouse receipt or negotiable Document unless such document has been delivered to the Agent or other Persons acceptable to it with all necessary endorsements free and clear of all Liens except for (x) Liens in favor of the Agent and (y) Permitted Liens described in Sections 10.2.2(c) through 10.2.2(x), so long as such Liens (other than Permitted Liens permitted pursuant to clauses (c), (d), (f), (o), (t), (u) or (w) of such definition and entitled to priority under Applicable Law) are junior to the Liens granted to the Agent; (j) it is not subject to any License or other arrangement that restricts such Borrower’s or the Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) it is not located on leased premises (1) consisting of a Large Inventory Location or (2) located in a Landlord Lien State, or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person unless, in each case, the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; (l) it is reflected in the details of the current inventory stock ledger of the applicable Borrower; (m) it is of a type held for sale in the ordinary course of such Borrower’s business; (n) the representations or warranties pertaining to Inventory set forth in this Loan Agreement and the other Loan Documents are true in all material respects as to such Inventory; (o) it does not consist of any costs associated with advertising load or unearned discounts; and (p) it is covered by casualty insurance reasonably acceptable to the Agent.
“Eligible In-Transit Inventory” - means without duplication of other Eligible Inventory, all finished goods Inventory (valued at the lower of cost or market) owned by Borrowers, not covered by Letters of Credit, which Inventory (a) is located in the continental United States and in transit to one of the Borrower’s facilities and which Inventory (i) is owned by a Borrower and either (A) has been paid for with a draw of an Eligible Trade L/C by a Borrower or (B) payment for which is not yet due and has not yet been paid for by a Borrower but which is located at one of the Borrower’s distribution facilities and has not yet been recorded on a Borrower’s inventory stock ledger in the ordinary course; (ii) is fully insured; (iii) is subject to a First Priority Lien; (iv) is evidenced or deliverable pursuant to Documents that have been delivered to the Agent or an agent acting on its behalf pursuant to a Lien Waiver or designating the Agent as consignee; and (v) is otherwise “Eligible Inventory” hereunder; or (b) is in transit for not more than forty (40) days directly from a point of shipment outside of the continental United States to one of the Obligors’ owned or leased locations within the continental United States, provided that, with respect to this clause (b), (i) a Borrower has title to such Inventory, and either (X) such Inventory is not subject to a negotiable bill of lading or other document of title and the shipping documents relating to such Inventory (including, without limitation, so-called “forwarders cargo receipts” or “non-negotiable express bills of lading”) reasonably acceptable to the Agent have been delivered to the Agent or an agent acting on behalf of the Agent and such shipping documents name a Borrower as consignee and shipper (or such other arrangements reasonably satisfactory to the Agent relating to such shipping documents in respect of such Inventory shall have been made) or (Y) in the event such Inventory is subject to negotiable bills of lading or other documents of title, such negotiable bills of lading or other documents of title have been (1) upon the request of the Agent, issued with the Agent as consignee and a Borrower as shipper and (2) delivered to the Agent or an agent acting on behalf of the Agent (or such other arrangements reasonably satisfactory to the Agent relating to such negotiable bills of lading or other documents of title in respect of such Inventory shall have been made), (iii) such Inventory is subject, to the reasonable satisfaction of the Agent, to a First Priority Lien, (iv) at the request of the Agent, the vendor or the supplier of such Inventory has agreed to waive its claims in or to such Inventory (including any right to stop such Inventory in transit), in a manner reasonably acceptable to the Agent, once such Inventory is delivered to a freight forwarder or other representative of the Borrowers who has entered into an agreement of the type described in clause (vi) below, (v) such Inventory is covered by insurance reasonably acceptable to the Agent, (vi) at the request of the Agent, each relevant freight carrier, freight forwarder, customs broker and shipping company in possession of such in-transit Inventory shall have (A) entered into bailee arrangements reasonably satisfactory to the Agent and (B) indicated or otherwise acknowledged the Agent’s security interest in such Inventory and in any shipping documents issued or carried by such freight carrier or shipping company (including, without limitation, waybills, airway bills, seaway bills, receipts, or any similar document), in each case, in a manner reasonably satisfactory to the Agent, and (vii) such Inventory would otherwise satisfy all of the requirements of “Eligible Inventory” hereunder.  Notwithstanding the foregoing, in no event shall the Aggregate Borrowing Base comprised of Eligible In-Transit Inventory under clause (b) above exceed $15,000,000.  The Agent shall have the right (without limiting any of it other rights as provided herein) to exclude Eligible In-Transit Inventory described in clause (b) above (in whole or in part) from the determination of the Tranche A Borrowing Base and/or the Tranche A-1 Borrowing Base in the event that the Agent determines in its reasonable credit judgment that the Borrowers have commenced, or have determined to commence, a full-chain liquidation, including a Specified Full-Chain Liquidation.
“Eligible L/C Inventory” - as of any date of determination, without duplication of other Eligible Inventory, all finished goods Inventory (valued at the lower of cost or market) covered by an Eligible Trade L/C issued for the account of a Borrower, which inventory (a) meets all of the requirements for Eligible Inventory, (b) will be Eligible In-Transit Inventory upon a draw of the subject Eligible Trade L/C, and (c) will be received by a Borrower in the United States not later than ninety (90) days from the date of determination (as determined by the Borrowers consistent with their past practices).  The Agent shall have the right (without limiting any of it other rights as provided herein) to exclude Eligible L/C Inventory of the type described in the clause (b) of the definition of Eligible In-Transit Inventory (in whole or in part) from the determination of the Tranche A Borrowing Base and/or the Tranche A-1 Borrowing Base in the event that the Agent determines in its reasonable credit judgment that the Borrowers have commenced, or have determined to commence, a full-chain liquidation, including a Specified Full-Chain Liquidation.
“Eligible Real Estate” - Real Estate owned by a Borrower described on Schedule 7.3 (as may be updated pursuant to, and in accordance with, Section 7.3) and which Agent, in its reasonable discretion, deems to be Eligible Real Estate.  Without limiting the generality of the foregoing, no Real Estate shall be Eligible Real Estate unless: (a) it is located in the United States; (b) it is subject to Agent’s duly perfected, first priority Lien, and no other Lien except Permitted Liens; (c) it is subject to a title insurance policy reasonably acceptable to Agent and Agent has received title searches, reasonably acceptable to it, with respect to such Real Estate (including pursuant to any Pre-Petition Loan Document); (d) it has been appraised by a third party appraiser reasonably acceptable to Required Lenders; (e) the Agent has received an environmental site assessment of such Real Estate reasonably acceptable to the Agent, which such environmental site assessment shall include Phase I reports and, if requested by the Agent, Phase II reports; (f) if requested by the Agent, the Agent has received estoppel agreements reasonably acceptable to the Agent, from ground lessors; (g) the Agent has received all other Related Real Estate Documents requested by it with respect to such Real Estate and such Related Real Estate Documents are reasonably satisfactory to the Agent; (h) such Real Estate is improved by fully constructed buildings occupied by a Borrower or a Guarantor.  In addition, with respect to any Store location that is subject to the Specified Store Closing Sales or is otherwise subject to a Liquidation, the Agent may, in its reasonable discretion, exclude such Real Estate from Eligible Real Estate or implement an Availability Reserve with respect to all or any portion of the value thereof.
“Eligible Trade L/C” - any Letter of Credit issued in compliance with Section 2.3.1(e) for payment of the purchase price of finished goods Inventory which will be Eligible In-Transit Inventory upon presentation of a draft under such Letter of Credit.
“Enforcement Action” - any rightful action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).
“Environmental Agreement” - each agreement of Obligors with respect to any Real Estate subject to a Mortgage or a Pre-Petition Mortgage, pursuant to which Obligors agree to indemnify and hold harmless the Agent and Lenders from liability under any Environmental Laws, except for liability caused by any actions of the Agent or the Lenders which are in violation of the Environmental Laws.
“Environmental Laws” - all requirements of Applicable Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health (as it relates to exposure to Hazardous Materials), employee safety, the environment and natural resources, including CERCLA, the SDWA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous requirements of Applicable Law and Permits and any environmental transfer of ownership notification or approval statutes.

“Environmental Liabilities” - all Liabilities (including costs of remedial actions, natural resources damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Obligors as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental condition or with any Environmental Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Obligors, whether on, prior or after the date hereof.
“Environmental Notice” - a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
“Environmental Release” - a release of Hazardous Material as defined in CERCLA, RCRA, or under any other Environmental Law.
“Equipment” - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto and, in any event, including all such Person’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
“ERISA” - the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” - means, with respect to any Obligor, any trade or business (whether or not incorporated) that, together with such Obligor, is treated as a single employer within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).
“ERISA Event” - means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Obligor or Subsidiary or any of their respective ERISA Affiliates from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the determination that any Plan is considered an at-risk plan within the meaning of Sections 430, 431 and 432 of the IRC or Sections 303, 304 and 305 of ERISA; (g) the filing of any request for or receipt of a minimum funding waiver under Section 412 of the IRC with respect to any Multiemployer Plan, or that such filing may be made; or a determination that any Multiemployer Plan is, or is expected to be, considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the IRC or Sections 304 and 305 of ERISA; (h) the complete or partial withdrawal of any Obligor or Subsidiary or any of their respective ERISA Affiliates from a Multiemployer Plan, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any Obligor or Subsidiary or any of their respective ERISA Affiliates, of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or Subsidiary or any of their respective ERISA Affiliates; or (j) the failure by any Obligor or Subsidiary or any of their respective ERISA Affiliates to meet all applicable requirements under the Pension Funding Rules in respect of a Plan, whether or not waived.
“EU Bail-In Legislation Schedule” - means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” - as defined in Section 11.
“Excess Availability” - as of any date of determination, the result of (a) the lesser of (i) the aggregate Tranche A Revolver Commitments at such time and (ii) the Tranche A Borrowing Base at such time minus (b) sum of (i) the outstanding principal balance of all Tranche A Revolver Loans on such date, (ii) the outstanding amount of LC Obligations on such date, (iii) the Pre-Petition Tranche A Credit Extensions, if any, outstanding at such time and (iv) the Tranche A-1 Utilization Amount on such date.  For the avoidance of doubt, in no event shall the Pre-Petition Tranche A Prepayment Premium (after giving effect to the waiver thereof with respect to the Tranche A Revolver Reduction Amount) or the Pre-Petition Specified Tranche A-1 Prepayment Premium (after giving effect to the waiver thereof with respect to the Prepaid Pre-Petition Tranche A-1 Revolver Loans) be included in any determination of borrowing availability hereunder, including any determination of Excess Availability.
“Excluded Swap Obligation” - means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14.20 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Obligors) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” - any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 3.6) or (ii) pursuant to Section 5.8.1(b) or Section 5.8.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.8.5 and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Letters of Credit” - as defined in Section 2.3.6.
“Extraordinary Expenses” - all reasonable and documented out-of-pocket costs, expenses or advances that the Agent or any Co-Collateral Agent may incur during the occurrence and continuance of a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; or (g) Protective Advances.  Such costs, expenses and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, financial advisor fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
“FATCA” - means Sections 1471 through 1474 of the IRC, as of the date of this Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the IRC.
“Federal Funds Rate” - for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Agent.

“Fee Letters” - collectively, the Agency and Structuring Fee Letter, the Arrangement Fee Letter, the Tranche A Closing Fee Letter and the Tranche A-1 Closing Fee Letter, each as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.
“Final Order” - collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court, which order shall be satisfactory in form and substance to the Agent and the Tranche A-1 Documentation Agent, and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied with no further appeal and the time for filing such appeal has passed (unless the Agent waives such requirement), together with all extensions, modifications, and amendments thereto, in form and substance satisfactory to the Agent and the Tranche A-1 Documentation Agent, which, among other matters but not by way of limitation, authorizes the Obligors to obtain credit, incur (or guaranty) Indebtedness, and grant Liens under this Loan Agreement and the other Loan Documents, as the case may be, and provides for the super-priority of the Agent’s and the Lenders’ claims.
“Financial Advisor” - as defined in Section 10.1.16.
“First Priority Lien” - a Lien and security interest (a) created on any Collateral pursuant to the Order or any other Security Document in favor of the Agent for the benefit of the Secured Parties, (b) which is valid, perfected and enforceable and (c) prior in right to any other Lien on such Collateral, other than (i) any Permitted Prior Liens, (ii) any Permitted Liens described in Sections 10.2.2(c), (d), (i), (s), or (u), in each case, that are entitled to priority under Applicable Law, and (iii) Liens which the Agent has determined (in its sole discretion) to be adequately addressed by the Availability Reserves or the eligibility criteria included in the component definitions of the Tranche A Borrowing Base and/or the Tranche A-1 Borrowing Base, as applicable.
“Fiscal Quarter” - each successive period of thirteen weeks, commencing on the first day of a Fiscal Year.
“Fiscal Year” - the fiscal year of Parent and Subsidiaries, for accounting and tax purposes, which is the 52 or 53 week period ending on the Saturday nearer January 31 of each calendar year (e.g., a reference to fiscal 2018 is a reference to the fiscal year ended February 2, 2019).
“Fixtures” - as such term is defined in the UCC, now owned or hereafter acquired by any Obligor, including fixtures located at a parcel of Real Estate subject to a Mortgage or a Pre-Petition Mortgage.
“FLSA” - the Fair Labor Standards Act of 1938, as amended.
“Flood Insurance Laws” - collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statue thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.

“Foreign Lender” - (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” - (a) any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States, or (b) any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Obligor or Subsidiary, in each case, that is a “defined benefit”-type pension plan under Applicable Law.
“Foreign Subsidiary” - a Subsidiary that is a “controlled foreign corporation” under Section 957 of the IRC, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in tax liability to the Obligors.
“Fronting Exposure” - at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Pro Rata share of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Agent in its capacity as a lender of Swingline Loans, such Defaulting Lender’s Pro Rata share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Full Payment” - with respect to any Obligations, (a) the full and indefeasible cash payment thereof (other than contingent indemnification Obligations with respect to which no claim has been asserted in writing), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than contingent indemnification Obligations with respect to which no claim has been asserted in writing), Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its reasonable discretion, in the amount of required Cash Collateral).  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.
“Fund” - any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” - subject to Section 1.2, generally accepted accounting principles in the United States in effect from time to time.
“General Intangibles” - as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, contract rights and all other intangible Property of any kind.
“Goods” - as defined in the UCC.

“Governmental Approvals” - all authorizations, consents, Permit, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
“Governmental Authority” - any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.
“Guarantor Payment” - as defined in Section 5.10.3.
“Guarantors” - each of (a) the Parent, (b) The Bon-Ton Giftco, LLC, (c) Bonstores Holdings One, LLC, (d) Bonstores Holdings Two, LLC, (e) each other Debtor who guarantees payment or performance of any Obligations and (f) with respect to Obligations owing by any Obligor or any Subsidiary of an Obligor (other than the Borrowers) under any Hedging Agreement or Cash Management Services, the Borrowers.
“Guaranty” - each guaranty agreement executed by a Guarantor in favor of Agent, substantially in the form of Exhibit F hereto.
“Hazardous Material” - any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.
“Hedging Agreement” - an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.
“Indemnified Taxes” - (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” - Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees, Bank of America Indemnitees and the Tranche A-1 Documentation Agent Indemnitees.
“Insolvency Proceeding” - any case or proceeding (other than the Chapter 11 Cases) commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Instrument” - as defined in the UCC.
“Intellectual Property” - all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.
“Intellectual Property Claim” - any claim or assertion (whether in writing, by suit or otherwise) that the Parent or any Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
“Interest Period” - as defined in Section 3.1.3.
“Interim Order” - the order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing in form and substance satisfactory to the Agent and the Tranche A-1 Documentation Agent, together with all extensions, modifications, and amendments thereto, in form and substance satisfactory to the Agent and the Tranche A-1 Documentation Agent, which, among other matters but not by way of limitation, authorizes, on an interim basis, the Borrowers and Guarantors to execute and perform under the terms of this Loan Agreement and the other Loan Documents.
“Inventory” - as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in such Person’s business (but excluding Equipment).
“Inventory Reserve” - reserves, established by the Agent, based on the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to the Agent and the most recent commercial finance exam of the Borrowers’ books and records performed by an examiner and on terms reasonably satisfactory to the Agent, to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, damage, customer credit liabilities, imbalance, change in composition or mix, markdowns, vendor chargebacks and with respect to Eligible Inventory that has been subject to a Letter of Credit for a period in excess of ninety (90) days.
“Investment” - any (a) acquisition of all or substantially all assets of, or any line of business or division of, a Person; (b) acquisition of record or beneficial ownership of any Capital Stock of a Person; (c) any advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Debt of such other Person, or (d) other investment in a Person.  For purposes of the Loan Documents, the outstanding amount of any Investment made by any Person at any time shall be calculated as the excess of the initial amount of such Investment made by such Person (including the fair market value of all property transferred by such Person as part of such Investment) over all returns of principal or capital thereof received in cash on or prior to such time by such Person (including all cash dividends, cash distributions and cash repayments of Debt received by such Person).
“Investment Property” - as defined in the UCC.
“IRC” - means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“ISP” - with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” - (a) Bank of America or an Affiliate of Bank of America, Wells Fargo Bank, N.A. or an Affiliate of Wells Fargo Bank, N.A. or any other Lender or an Affiliate of such Lender, and any other Person designated by a Lender (and acceptable to the Borrower Agent), in each case, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and (b) with respect to the Letters of Credit issued by such issuer prior to the Closing Date and described on Schedule 2.3.6, and with respect to any other Letters of Credit issued by such Issuing Bank.  At any time there is more than one Issuing Bank, any singular references to the Issuing Bank shall mean any Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or all Issuing Banks, as the context may require.
“Issuing Bank Indemnitees” - each Issuing Bank and its officers, directors, employees, Affiliates, agents, advisors and attorneys.
“Joint Lead Arrangers” - as defined in the Preamble.
“Landlord Lien State” - (i) the states of Washington, Virginia, Pennsylvania and (ii) such other state(s) or jurisdictions in which a landlord’s claim for rent or other obligations has priority over the Lien of Agent in any of the Collateral.
“Large Inventory Location” - any distribution center (including each Distribution Center), warehouse, cross-docking station or storage facility at which Inventory is located.
“LC Application” - an application by the Borrower Agent to the Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to the applicable Issuing Bank.
“LC Conditions” - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Tranche A Overadvance exists and, if no Tranche A Revolver Loans are outstanding, the LC Obligations do not exceed the result of (i) the Tranche A Borrowing Base minus (ii) the Tranche A-1 Utilization Amount; (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 180 days from issuance, in the case of documentary Letters of Credit, and (iii) on or prior to the Letter of Credit Expiration Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; (e) the form of the proposed Letter of Credit is reasonably satisfactory to the Agent and the applicable Issuing Bank in their discretion and (f) the Issuing Bank’s compliance with the requirements of Section 2.3.1(j).
“LC Documents” - all documents, instruments and agreements (including LC Requests and LC Applications) delivered by any Borrower or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.
“LC Guaranty” - a guaranty issued by an Issuing Bank to another Person in connection  with the issuance by such other Person of Letters of Credit hereunder.
“LC Obligations” - the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit (including in respect of any payment made by Issuing

Bank under any LC Guaranty and any deferred payment or acceptance liabilities in respect of such Letter of Credit); (b) the aggregate undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.
“LC Request” - a request for issuance of a Letter of Credit, to be provided by the Borrower Agent to the applicable Issuing Bank, in form reasonably satisfactory to the Agent and such Issuing Bank.
“Lease” - any agreement, whether written or oral, no matter how styled or structured, and all amendments, guaranties and other agreements relating thereto, pursuant to which an Obligor is entitled to the use or occupancy of any Real Estate for any period of time.
“Leasehold” - any lease, leasehold estate or leasehold interest of any Obligor in each of the properties at or upon which any such Obligor conducts business, offers any Inventory for sale, or maintains any of the Collateral, whether or not for retail sale, together with such Obligor’s interest in any of the improvements and fixtures located upon or appurtenant to each such estate or interest, including, without limitation, any rights of any such Obligor to payment, proceeds or value of any kind or nature realized upon the sale, transfer or assignment of any such estate or interest, whether or not such sale, assignment or transfer occurs during any case commenced under the Bankruptcy Code.
“Lease Rejection Date” - the last day of the 120-day lease rejection/assumption period, as such period may be extended or shortened by the Bankruptcy Court.
“Lease Reserve” - a reserve, in an amount established by the Agent in its reasonable credit judgment, in respect of (a) Inventory held at any leased Store locations intended to be closed with respect to which the Lease therefor is terminated or is intended to be terminated by the applicable Obligor within twelve (12) weeks, (b) Inventory at leased Store locations with respect to which the Lease has not been assumed commencing on the Lease Reserve Commencement Date, or with respect to any specific location, the date that is twelve (12) weeks prior to the expiration of such period of time as shall have been consented to for rejection/assumption of such Lease by the landlord for such location and approved by the Bankruptcy Court, or (c) Inventory held at leased Store locations with respect to which there has been filed with the Bankruptcy Court a motion to compel the assumption or rejection of the Lease, in each case, in an amount determined by the Agent in is reasonable credit judgment.
“Lease Reserve Commencement Date” means the date that is twelve (12) weeks prior to the Lease Rejection Date.
“Lender Indemnitees” - Lenders and their officers, directors, employees, Affiliates, agents, advisors and attorneys.
“Lenders” - as defined in the preamble to this Loan Agreement, including the Tranche A Lenders, the Tranche A-1 Lenders, the Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Assumption Agreement.
“Lending Office” - as to any Lender, the office or offices of such Lender described as such in such Lender’s administrative questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Agent and the Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.

Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” - any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Agent or the Issuing Bank for the benefit of a Borrower.
“Letter of Credit Expiration Date” - the date that is five (5) Business Days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter-of-Credit Right” - as defined in the UCC.
“Letter of Credit Subline” - $150,000,000.  The Letter of Credit Subline is part of, and not in addition to, the Tranche A Revolver Commitments.
“LIBOR” - as defined in the definition of Adjusted LIBOR.
“LIBOR Loan” - each set of LIBOR Tranche A Revolver Loans or LIBOR Tranche A-1 Revolver Loans having a common length and commencement of Interest Period.
“LIBOR Tranche A Revolver Loan” - a Tranche A Revolver Loan that bears interest at Adjusted LIBOR plus the Applicable Margin for LIBOR Tranche A Revolver Loans.
“LIBOR Tranche A-1 Revolver Loan” - a Tranche A-1 Revolver Loan that bears interest at Adjusted LIBOR plus the Applicable Margin for LIBOR Tranche A-1 Revolver Loans.
“LIBOR Screen Rate” - the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR pursuant to the definition of “Applicable Margin” (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).
“LIBOR Successor Rate” - as defined in Section 3.1.4(c).
“LIBOR Successor Rate Conforming Changes” - with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines in consultation with the Borrowers).
“Liabilities” - all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements, and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“License” - any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
“Licensor” - any Person from whom an Obligor obtains the right to use any Intellectual Property.
“Lien” - any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, mortgages, deeds of trust, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.
“Lien Waiver” - an agreement, in form and substance reasonably satisfactory to Agent, and giving effect to the provisions of the Order, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
“Liquidation” - the exercise by the Agent of those rights and remedies accorded to the Agent under the Loan Documents and Applicable Law as a creditor of the Obligors with respect to the realization on the Collateral (after the occurrence and during the continuation of an Event of Default), and the conduct by the Obligors acting with the consent of the Agent, of any public, private or going-out-of-business sale or other disposition of the Collateral for the purposes of liquidating the Collateral, including, without limitation, the Specified Full-Chain Liquidation.
“Loan” - a Tranche A Revolver Loan or Tranche A-1 Revolver Loan.
“Loan Account” - the loan account established by each Lender on its books pursuant to Section 5.7.
“Loan Agreement” - as defined in the Preamble.
“Loan Documents” - this Loan Agreement, Other Agreements and Security Documents.
“Margin Stock” - as defined in Regulation U of the Board of Governors.
“Master Lease Agreement” - collectively, (i) Lease Agreement dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and Bon-Ton, as successor by merger to Herberger’s Department Stores, LLC, a Minnesota limited liability company, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents, (ii) Master Lease Agreement dated as of March 6, 2006 between Bonstores Realty One, LLC, a

Delaware limited liability company, as landlord, and Carson Pirie Scott II, Inc., formerly known as McRae’s, Inc., a Mississippi corporation, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents, (iii) Lease Agreement dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and McRIL, LLC, a Virginia limited liability company, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents, (iv) Master Lease Agreement dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and Bon-Ton, as successor by merger to Parisian, Inc., an Alabama corporation, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents,  (v) Lease Agreement dated as of March 6, 2006 currently between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and Bon-Ton Distribution, Inc., formerly known as Saks Distribution Centers, Inc., an Illinois corporation, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents, (vi) Master Lease Agreement dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and The Elder-Beerman Stores, Corp., an Ohio corporation, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents, (vii) Master Lease Agreement dated as of March 6, 2006 between Bonstores Realty Two, LLC, a Delaware limited liability company, as landlord, and Carson Pirie Scott II, Inc., formerly known as McRae’s, Inc., a Mississippi corporation, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents, (viii) Master Lease Agreement dated as of March 6, 2006 between Bonstores Realty Two, LLC, a Delaware limited liability company, as landlord, and McRIL, LLC, a Virginia limited liability company, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents, (ix) Master Lease Agreement dated as of March 6, 2006 between Bonstores Realty Two, LLC, a Delaware limited liability company, as landlord, and Bon-Ton, as successor by merger to Parisian, Inc., an Alabama corporation, as tenant, as it may be amended, restated, supplemented, modified, renewed or replaced in whole or in part from time to time in accordance with the Loan Documents and (x) such other leases and subleases as may be entered into between either BR1LLC or BR2LLC and an Obligor from time to time.
“Material Adverse Effect” - the effect of any event or circumstance (except as customarily occurs as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Chapter 11 Cases, and for general economic or political conditions or conditions generally applicable to the department store industry, or terrorist events or wars) that, taken as a whole, has or could be reasonably expected to have a material adverse effect on: (a) the business, operations, liabilities (actual or contingent), Properties, or financial condition of the Obligors and their Subsidiaries considered as a whole, or the value of the Collateral, taken as a whole, the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) the ability of the Obligors taken as a whole to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) the rights or remedies of the Agent or any Lender to enforce or collect the Obligations or to realize upon the Collateral.
“Material Contract” - any agreement or arrangement to which Parent or a Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under the Securities Exchange Act of 1934, (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) that relates to the Senior Note Debt or other Debt in an aggregate principal amount of $5,000,000 or more.
“Minimum Collateral Amount” - at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.3.3(a), an amount equal to 105% of the then outstanding amount of all LC Obligations, and (c) otherwise, an amount determined by the Agent and the applicable Issuing Banks in their sole discretion.
“MLPFS” - Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Moody’s” - Moody’s Investors Service, Inc., and its successors.
“Mortgage” - each mortgage, deed of trust or deed to secure debt pursuant to which an Obligor grants to the Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned or leased by such Obligor, as security for the Obligations.
“Multiemployer Plan” - any employee benefit plan or arrangement described in Section 4001(a)(3) of ERISA to which  any Obligor or Subsidiary or any of their respective ERISA Affiliates makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.
“Net Proceeds” - with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Parent or a Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to the Lien of the Agent securing the Obligations and the Pre-Petition Obligations, if applicable; (c) taxes arising Post-Petition due as a result of, or in connection with, such Asset Disposition; (d) reasonable reserves for indemnities, until such reserves are no longer needed; and (e) other costs and expenses otherwise required to be paid by the Order or another order of the Court (including, without limitation, the Carve Out) with the consent of the Agent.
“Notes” - each Tranche A Revolver Note, Tranche A-1 Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.
“Notice of Borrowing” - a Notice of Borrowing to be provided by Borrower Agent to request the funding of a Borrowing of Loans, in form reasonably satisfactory to Agent.
“Notice of Conversion/Continuation” - a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form reasonably satisfactory to Agent.
“NRV Percentage” - the net orderly liquidation value of Inventory of each Borrower, expressed as a percentage (which shall be adjusted on a monthly basis), expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to Agent.

“Obligations” - all (a) principal of and premium, if any, on the Loans (including those portions of the Pre-Petition Tranche A Prepayment Premium and the Pre-Petition Specified Tranche A-1 Prepayment Premium that are capitalized to the principal of the Tranche A Revolver Loans and the Tranche A-1 Revolver Loans on the Closing Date in accordance with Sections 2.1.7 and 2.1.8), (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims pursuant to Section 14.2, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents or in connection with any Bank Products, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether or not allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided that the “Obligations” shall exclude any Excluded Swap Obligations.  For certainty, it is acknowledged and agreed that (i) the Order shall provide that the Obligors shall pay, on demand, all claims in respect of indemnification, expense reimbursement and other contingent claims arising under the Pre-Petition Loan Agreement, the other Pre-Petition Loan Documents or otherwise in respect of Pre-Petition Obligations and (ii) that such claims may be paid with the proceeds of Loans hereunder (which shall thereupon constitute “Obligations” hereunder) and/or from the proceeds of Collateral.
“Obligor” - each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.
“Obligor Advisor” - as defined in Section 10.1.16.
“Order” - as applicable, and as the context may require, the Interim Order or the Final Order, whichever is then applicable.
“Ordinary Course of Business” - the ordinary course of business of Parent or any Subsidiary, consistent with past practices and undertaken in good faith.
“Organic Documents” - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
“OSHA” - the Occupational Safety and Hazard Act of 1970, as amended.
“Other Agreement” - (a) each Note, Guaranty, LC Document, LC Guaranty, Fee Letter, Lien Waiver, Related Real Estate Document, Borrowing Base Certificate, Compliance Certificate, Approved Budget Variance Report or perfection certificate, (b) the Senior Note Intercreditor Agreement, (c) financial statement or report delivered hereunder, or (d) other document, instrument or agreement (other than this Loan Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.
“Other Connection Taxes” - with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).
“Other Taxes” - all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).
“Overadvance Loan” - a Base Rate Tranche A Revolver Loan made or Letter of Credit issued, extended or renewed when a Tranche A Overadvance exists or is caused by the funding of a Tranche A Revolver Loan or the issuance of a Letter of Credit.
“Parent” - The Bon-Ton Stores, Inc., a Pennsylvania corporation and parent company of Bon-Ton.
“Participant” - as defined in Section 13.3.1.
“Participant Register” - as defined in Section 13.3.1.
“Patriot Act” - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
“Payment Intangible” - as defined in the UCC.
“Payment Item” - each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.
“PBGC” - means the Pension Benefit Guaranty Corporation.
“Pension Act” - means the Pension Protection Act of 2006.
“Pension Funding Rules” - means the rules of the IRC and ERISA regarding minimum required contributions (including installment payment thereof) to Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the IRC and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA.
“Permit” - with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Asset Disposition” - as long as no Default or Event of Default exists or would result therefrom and, if so required pursuant to Section 5.2, all Net Proceeds are remitted to Agent for application to the Obligations pursuant to Section 5.5, an Asset Disposition that is (a) a sale of Inventory or Equipment in the Ordinary Course of Business, (b) a disposition of Equipment or Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary

Course of Business, (c) the non-exclusive licensing of Intellectual Property to third Persons on reasonable and customary terms in the Ordinary Course of Business consistent with past practice; provided that such licensing does not materially interfere with the business of the Parent or any other Obligor or otherwise impair the ability of the Obligors of the Agent to sell Collateral, (d) dispositions of accounts receivable (other than Credit Card Receivables) in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business or in bankruptcy or similar proceedings (it being understood that customary chargebacks and offsets, discounts, allowances and credits by Credit Card Processors made in the Ordinary Course of Business shall not constitute a disposition of a Credit Card Receivable for the purposes of this clause (d)), (e) any Investment which is not a Restricted Investment, (f) the unwinding of any Hedging Agreements, (g) subleases existing as of the Petition Date and entered into in the Ordinary Course of Business of any Obligor, (h) the Specified Store Closing Sales, (i) any Specified Sale Transaction, (j) an abandonment of immaterial Intellectual Property that is obsolete or otherwise uneconomic in the Ordinary Course of Business and (k) a transfer of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement.
“Permitted Business” - any business conducted or proposed to be conducted by the Parent and the other Obligors on the Closing Date and other businesses reasonably related or ancillary thereto.
“Permitted Contingent Obligations” - Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date and described on Schedule 10.2.1 under the heading “Existing Permitted Contingent Obligations”, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to letters of credit or surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $1,000,000 or less at any time.
“Permitted Holders” - (a) Tim Grumbacher and his immediate family members (as defined by the NASDAQ listing requirements) or the spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (b) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship, other legal representative relationship or custodianship for the primary benefit of one or more individuals described in clause (a) above or controlled by one or more individuals described in clause (a) above; (c) a corporation, partnership, limited liability company, foundation, charitable organization or other entity if a majority of the voting power and, if applicable, a majority of the value of the equity ownership of such corporation, partnership, limited liability company, foundation, charitable organization or other entity is directly or indirectly owned by or for the primary benefit of one or more individuals or entities described in clauses (a) or (b) above; (d) a corporation, partnership, limited liability company, foundation, charitable organization or other entity controlled directly or indirectly by one or more individuals or entities described in clauses (a), (b) or (c) above; and (e) any “person” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, or any successor provision) acting on behalf of the Parent as underwriter pursuant to an offering that is temporarily holding securities in connection with such offering.

“Permitted Insolvency Increase Amount” - on any date of determination, an amount equal to five percent (5%) of the “Aggregate Borrowing Base” under, and as defined in, the Pre-Petition Loan Agreement, as determined by the Agent, on behalf of the Tranche A Lenders, in its reasonable discretion.
“Permitted Lien” - as defined in Section 10.2.2.
“Permitted Purchase Money Debt” - Purchase Money Debt of Parent and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount does not exceed $5,000,000 at any time and all payments in respect of such Purchase Money Debt are expressly contemplated by the Approved Budget.
“Person” - any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.
“Petition Date” - as defined in the Recitals.
“Plan” - an “employee pension benefit plan” as defined in Section 3 of ERISA that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC and that is maintained or contributed to (or to which there is or has been, during the preceding five plan years thereof, an obligation to contribute) by any Obligor or Subsidiary or any of their respective ERISA Affiliates (other than a Multiemployer Plan).
“Pledge Agreement” - each pledge agreement pursuant to which an Obligor pledges to Agent, for the benefit of Secured Parties, such Obligor’s Capital Stock, as security for the Obligations.
“Post-Petition” - the time period commencing immediately upon the filing of the applicable Chapter 11 Cases.
“Prepaid Pre-Petition Tranche A-1 Revolver Loans” - as defined in Section 2.1.6(b).
“Pre-Petition” - the time period ending immediately prior to the filing of the applicable Chapter 11 Cases.
“Pre-Petition Agent” - the “Agent” as defined in the Pre-Petition Loan Agreement.
“Pre-Petition Closing Date” - March 21, 2011.
 “Pre-Petition Loan Agreement” - as defined in the Recitals.
“Pre-Petition Lenders” - the “Lenders” from time to time party to the Pre-Petition Loan Agreement.
“Pre-Petition LC Obligations” - Pre-Petition Obligations in respect of “LC Obligations” under, and as defined in, the Pre-Petition Loan Agreement.
“Pre-Petition Loan Documents” - the “Loan Documents” as defined in the Pre-Petition Loan Agreement.

“Pre-Petition Loans” - the Pre-Petition Tranche A Revolver Loans and the Pre-Petition Tranche A-1 Revolver Loans.
“Pre-Petition Mortgage” - each mortgage, deed of trust or deed to secure debt set forth on Schedule 1.1(e).
“Pre-Petition Obligations” - all of the “Obligations” as defined in the Pre-Petition Loan Agreement.
“Pre-Petition Securities Pledge Agreement” – that certain Second Amended and Restated Securities Pledge Agreement, dated as of March 21, 2011, by and among the Obligors and the Agent, as amended, supplemented or otherwise modified from time to time.
“Pre-Petition Security Documents” - the “Security Documents” as defined in the Pre-Petition Loan Agreement.
“Pre-Petition Specified Tranche A-1 Prepayment Premium” - the “Specified Tranche A-1 Prepayment Premium” as defined in the Pre-Petition Loan Agreement.
“Pre-Petition Tranche A Credit Extensions” - the sum of (a) the Pre-Petition Tranche A Revolver Loans and (b) the Pre-Petition LC Obligations.
“Pre-Petition Tranche A Revolver Commitments” - the “Tranche A Revolver Commitments” under, and as defined in, the Pre-Petition Loan Agreement.
“Pre-Petition Tranche A Revolver Loans” - the  Pre-Petition Obligations in respect of principal of “Tranche A Revolver Loans” under, and as defined in, the Pre-Petition Loan Agreement.
“Pre-Petition Tranche A Lenders” - the “Tranche A Lenders” from time to time party to the Pre-Petition Loan Agreement.
“Pre-Petition Tranche A-1 Lenders” - the “Tranche A-1 Lenders” from time to time party to the Pre-Petition Loan Agreement.
“Pre-Petition Tranche A Prepayment Premium” - the “Tranche A Prepayment Premium” as defined in the Pre-Petition Loan Agreement.
“Pre-Petition Tranche A-1 Prepayment Premium” - the “Tranche A-1 Prepayment Premium” as defined in the Pre-Petition Loan Agreement.
“Pre-Petition Tranche A-1 Revolver Loans” - the Pre-Petition Obligations in respect of principal of “Tranche A-1 Revolver Loans” under, and as defined in, the Pre-Petition Loan Agreement.
“Permitted Prior Liens” – “Prepetition ABL Permitted Prior Liens” as defined in the Order.
“Prior Week” - as of any date of determination, the immediately preceding week ended on a Saturday and commencing on the prior Sunday.

“Pro Rata” - (a) with respect to any Tranche A Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (i) while the Tranche A Revolver Commitments are outstanding, by dividing the amount of such Tranche A Lender’s Tranche A Revolver Commitment by the aggregate amount of all Tranche A Revolver Commitments; and (ii) at any other time, by dividing the amount of such Tranche A Lender’s Tranche A Revolver Loans and LC Obligations by the aggregate amount of all outstanding Tranche A Revolver Loans and LC Obligations and (b) with respect to any Tranche A-1 Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the amount of such Tranche A-1 Lender’s Tranche A-1 Revolver Commitment by the aggregate amount of all Tranche A-1 Revolver Commitments.
“Properly Contested” - with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not be reasonably expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review or subject to the Automatic Stay.
“Property” - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Protective Advances” - as defined in Section 2.1.5.
“PTE” - a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Debt” - (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; (c) Capital Leases and (d) any renewals, extensions or refinancings (but not increases) thereof.
“Purchase Money Lien” - a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt, and any proceeds thereof, and constituting a Capital Lease, a purchase money security interest under the UCC or a purchase money mortgage.
“Qualified ECP Guarantor” - at any time, each Obligor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“RCRA” - the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
“Real Estate” - all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
“Recipient” - Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder.

“Register” - as defined in Section 13.2.2.
“Reimbursement Date” - as defined in Section 2.3.2.
“Related Parties” - with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, attorneys and advisors of such Person and of such Person’s Affiliates.
“Related Real Estate Documents” - with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to the Agent and received by the Agent for review at least 15 days prior to the effective date of the Mortgage (or such shorter length of time acceptable to the Agent in its reasonable discretion):  (a) a mortgagee title policy (or binder therefor) covering the Agent’s interest under the Mortgage, in a form and amount and by an insurer reasonably acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, rents, estoppel letters, attornment agreements, consents, waivers and releases as the Agent may require with respect to other Persons having an interest in the Real Estate; (c) a survey of the Real Estate, containing a metes and bounds property description and flood plain certification, and certified by a licensed surveyor reasonably acceptable to the Agent; (d) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to the Agent (and otherwise as required by Flood Insurance Laws), if the Real Estate is within a flood plain; (e) a current appraisal of the Real Estate, prepared by an appraiser reasonably acceptable to the Required Lenders, and in form and substance satisfactory to the Required Lenders; (f) a Phase I (and to the extent appropriate, Phase II) environmental assessment report, prepared by an environmental consulting firm reasonably satisfactory to the Agent, and accompanied by such reports, certificates, studies or data as the Agent may reasonably require, which shall all be in form and substance reasonably satisfactory to the Agent; (g) an Environmental Agreement and such other documents, instruments or agreements as the Agent may reasonably require with respect to any environmental risks regarding the Real Estate; and (h) a written opinion of local counsel relating to each Mortgage and with respect to such other matters as the Agent may reasonably request, in each case, in form and substance reasonably acceptable to the Agent.  The Agent may, in its discretion, permit the Obligors to satisfy the foregoing requirements described in clauses (a) through (h) above through the previous delivery by the Obligors of the corresponding items in connection with the Pre-Petition Mortgages.
“Rent and Charges Reserve” - the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
“Report” - as defined in Section 12.2.3.
“Reportable Event” - any event set forth in Section 4043 of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Required Lenders” - Lenders (subject to Section 4.2) having (a) Commitments in excess of 50% of the aggregate Commitments; and (b) upon the occurrence of the Commitment Termination Date, Loans and LC Obligations in excess of 50% of all outstanding Loans and LC Obligations; provided that the unused Commitments of, and the portion of the Loans and LC Obligations held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Tranche A-1 Lenders” - Lenders having Tranche A-1 Revolver Loans in excess of 50% of all outstanding Tranche A-1 Revolver Loans; provided that the portion of the Tranche A-1 Revolver Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A-1 Lenders.
“Reserve Percentage” - means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).  Adjusted LIBOR for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.
“Restricted Investment” - any Investment by Parent or a Subsidiary, other than (a) (i) Investments in Subsidiaries to the extent existing on the Closing Date and (ii) Investments in any Borrower or Guarantor; (b) Cash Equivalents that are subject to Agent’s Lien and control to the extent required hereunder, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 10.2.6, (d) investments held by the Obligors comprised of notes payable, or stock or other securities issued by Account Debtors to any Obligor pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the Ordinary Course of Business, (e) Investments evidenced by Hedging Agreements which are otherwise permitted to be entered into pursuant to Section 10.2.10, (f) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business or received in satisfaction of judgment, (g) advances to customers or suppliers in the Ordinary Course of Business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of any Obligor and endorsements for collection or deposit arising in the Ordinary Course of Business, (h) commission, payroll, travel and similar advances to officers and employees of any Obligor so long as such advances are otherwise permitted under Section 10.2.6, (i) Investments consisting of the licensing or contribution of Intellectual Property in the ordinary course of business, (j) Investments existing on the Closing Date and described on Schedule 1.1(b) and modifications, extensions, or replacements thereof so long as the amount of the original Investment does not increase except by the terms of such Investment or as otherwise permitted hereunder, (k) Investments resulting from deposits referred to herein in Sections 10.2.2(e), (j), (k) and (m), and other deposits made in the Ordinary Course of Business and in accordance with the Approved Budget securing obligations or performance under real estate or personal property leases, (l) Investments in connection with Specified Sale Transactions and a Specified Store Closing Sale and (m) Investments constituting guaranties permitted by Section 10.2.1(i).
“Restrictive Agreement” - an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.
“Restructuring Advisor” - as defined in Section 10.1.16.
“Remedies Notice Period” - has the meaning assigned to the term “Remedies Notice Period” in the Interim Order (or the Final Order, when applicable).

“S&P” - Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Scheduled Unavailability Date”- as defined in Section 3.1.4(c).
“Sanction(s) ” - means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Sarbanes-Oxley” - the Sarbanes-Oxley Act of 2002, as amended and in effect.
“Securities Account” - as defined in the UCC.
“Securities Laws” - the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Secured Parties” – the Agent, the Co-Collateral Agents, the Issuing Banks, the Lenders and providers of Bank Products.
“Security Documents” - the Order, this Loan Agreement, Pledge Agreements, Mortgages, the Pre-Petition Mortgages, Trademark Security Agreements, the Copyright Security Agreements, the Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.
“Senior Note Agent” - Wells Fargo Bank, National Association, as collateral agent for the Senior Note Secured Parties, and as trustee under the Senior Note Indenture, and its successors and assigns in such capacities.
“Senior Note Debt” - the Debt of Bon-Ton pursuant to the Senior Note Debt Documents in an aggregate principal amount not to exceed $350,000,000.
“Senior Note Debt Documents” - the Senior Note Indenture, the senior notes issued by Bon-Ton in connection therewith, and all other instruments and documents from time to time executed in favor of all or any of the holders of the Senior Note Debt.
“Senior Note Indenture” - the Indenture, dated as of May 28, 2013, by and among Bon-Ton, as the issuer, the other Obligors, as the guarantors, and the Senior Note Agent.
“Senior Note Intercreditor Agreement” - that certain Intercreditor Agreement, dated as of July 9, 2012, by and among the Agent, the Obligors from time to time party thereto, and the Senior Note Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Senior Note Secured Parties” - the “Indenture Secured Parties” as defined in the Senior Note Intercreditor Agreement.
“Senior Officer” - the chairman of the board, president, chief executive officer, treasurer, assistant treasurer, member manager or chief financial officer of a Borrower or, if the context requires, an Obligor.

“Settlement Report” - a report delivered by the Agent to the Tranche A Lenders summarizing the Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Tranche  A Revolver Commitments.
“Software” - as defined in the UCC.
“Specified Full-Chain Liquidation” - a liquidation on an equity basis (or, if approved by the Agent, the Co-Collateral Agents and the Tranche A-1 Documentation Agent in their sole discretion, on a fee basis) of the entire chain of Stores (or the entire chain of Stores remaining after completion of, or not contemplated to be included in, the Specified Going Concern Sale) of the Debtors and all of the assets relating thereto under Section 363 of the Bankruptcy Code.  The Specified Full-Chain Liquidation shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Agent.
“Specified Going Concern Sale” - a sale, in one or a series of related transactions, of all or substantially all of (or, if approved in writing by the Agent, certain of) the assets of the Debtors as a going concern under Section 363 of the Bankruptcy Code.  The Specified Going Concern Sale shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Agent.
“Specified IP Sale” - a sale, in one or a series of related transactions, of all of the Intellectual Property of the Debtors under Section 363 of the Bankruptcy Code to the extent such assets are not otherwise included in any Specified Going Concern Sale or Specified Full-Chain Liquidation required to be consummated pursuant to Schedule 10.1.18.  The Specified IP Sale shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Agent.
“Specified Liquidation Agent” – collectively, Hilco Merchant Resources and Gordon Brothers Group, together with their Affiliates acting with respect to the Specified Store Closing Sales described in the definition thereof.
“Specified Liquidation Agreement” - that certain liquidation agreement by and among the Parent and the Specified Liquidation Agent, which, among other things provides for the Specified Store Closing Sales referenced in clause (a) of such definition on terms satisfactory to the Agent, and which agreement, together with (x) all material documents relating thereto and (y) all exhibits, annex and schedules thereto, shall be approved by the Agent prior to execution, as further amended, supplemented and modified with the consent of the consent of the Agent.
“Specified Obligor” - means any Obligor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 14.20).
“Specified Other Assets Sale” - sale of all remaining assets of the Debtors under Section 363 of the Bankruptcy Code (including mortgaged Real Estate interests and leasehold Real Estate interests) to the extent such assets are not otherwise included in any Specified Going Concern Sale or Specified Full-Chain Liquidation required to be consummated pursuant to Schedule 10.1.18.  The Specified Other Assets Sale shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Agent.
“Specified Sale Transaction” - any or all of a Specified Going Concern Sale, a Specified Full-Chain Liquidation, a Specified IP Sale, or a Specified Other Assets Sale.
“Specified Store Closing Sale” - (a) the closure of up to 45 Store locations of the Obligors listed on Schedule 1.1(d) conducted by the Specified Liquidation Agent pursuant to the Specified Liquidation Agreement and (b) the closure of any additional Stores approved in writing by the Agent in its reasonable discretion (subject to the performance of a desktop appraisal in form and substance acceptable to the Agent), and the liquidation of assets related thereto by a liquidator approved by the Agent (it being agreed that the Specified Liquidation Agent shall be satisfactory) pursuant to bidding procedures, a liquidation agreement approved by the Agent and all other relevant documents executed in connection therewith, each, as applicable, to be in form and substance reasonably satisfactory to the Agent.
“Statutory Reserves” - the percentage (expressed as a decimal) established by the Board of Governors as the then stated maximum rate for all reserves (including those imposed by Regulation D of the Board of Governors, all basic, emergency, supplemental or other marginal reserve requirements, and any transitional adjustments or other scheduled changes in reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D).
“Store” - any retail department store operated by the Parent or any of its Subsidiaries.
“Subsidiary” - any entity at least 50% of whose voting securities or Capital Stock is owned by any Obligor or any combination of Obligors (including indirect ownership by an Obligor through other entities in which such Obligor directly or indirectly owns 50% of the voting securities or Capital Stock).
“Successor Case” - with respect to the Chapter 11 Cases, any subsequent proceedings under Chapter 7 of the Bankruptcy Code.
“Supermajority Lenders” - Lenders (subject to Section 4.2) having (a) Commitments in excess of 75% of the aggregate Commitments; and (b) upon the occurrence of the Commitment Termination Date, Loans and LC Obligations in excess of 75% of all outstanding Loans and LC Obligations; provided that the unused Commitments of, and the portion of the Loans and LC Obligations held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.
“Supermajority Required Tranche A-1 Lenders” - Lenders having Tranche A-1 Revolver Loans in excess of 75% of all outstanding Tranche A-1 Revolver Loans; provided that the portion of the Tranche A-1 Revolver Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Required Tranche A-1 Lenders.
“Supporting Obligation” - as defined in the UCC.
“Swap Obligations” - means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Loan” - any Borrowing of Base Rate Tranche A Revolver Loans funded with the Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.
“Syndication Agents” - as defined in the Preamble.
“Taxes” - all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” - the earliest to occur of (a) November 1, 2018, (b) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Section 11, whether by acceleration or otherwise, (c) the effective date of a plan of reorganization for the Debtors, (d) the date of consummation of a sale of all or substantially all of the Debtors’ assets under Section 363 of the Bankruptcy Code; (e) the date of conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code unless otherwise consented to in writing by the Agent, (f) the first business day on which the Interim Order expires by its terms or is terminated, unless the Final Order has been entered and become effective prior thereto, and (g) dismissal of any of the Chapter 11 Cases, unless otherwise consented to in writing by the Agent.
“Trademark Security Agreements” - each trademark collateral security and pledge agreement or other trademark security agreement pursuant to which an Obligor grants to the Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.
“Tranche A Borrowing Base” - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Tranche A Revolver Commitments on such date and (b) the sum of (i) the Tranche A Inventory Formula Amount on such date, plus (ii) the Tranche A Real Estate Availability Amount on such date, plus (iii) Tranche A Credit Card Receivables Amount on such date, plus (iv) the Tranche A Check Receivables Amount on such date, plus (v) the Permitted Insolvency Increase Amount on such date, minus (vi) the Availability Reserve on such date.  Notwithstanding the foregoing, in no event shall the Tranche A Real Estate Availability Amount included in the Tranche A Borrowing Base exceed 17.5% of the Tranche A Borrowing Base.
“Tranche A Check Receivables Amount” - on any date of determination, an amount equal to 90% of the book value of Eligible Check Receivables on such date.
“Tranche A Closing Fee Letter” - the Tranche A Closing Fee Letter, dated as of February 7, 2018, by and among the Obligors and Bank of America, as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.
“Tranche A Credit Card Receivables Amount” - on any date of determination, an amount equal to 90% of the book value of Eligible Credit Card Accounts on such date.
“Tranche A Inventory Formula Amount” - on any date of determination, an amount equal to 85% of the NRV Percentage of the Value of Eligible Inventory on such date.
“Tranche A Lenders” - the Lenders indicated on Schedule 1.1(a) as Lenders of Tranche A Revolver Loans, the Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Tranche A Lender” pursuant to an Assignment and Assumption Agreement.

“Tranche A Overadvance” - as defined in Section 2.1.4.
“Tranche A Real Estate Amount” - at any date of determination, an amount equal to 50% of the Appraised Value of Eligible Real Estate on such date.
“Tranche A Real Estate Availability Amount” - on any date of determination, an amount equal to the lesser of (x) $100,000,000 minus the Tranche A-1 Real Estate Amount (or, for the avoidance of doubt, any portion thereof) utilized in the calculation of the Tranche A-1 Borrowing Base on such date and (y) the Tranche A Real Estate Amount on such date.
“Tranche A Revolver Commitment” - for any Tranche A Lender, its obligation to make Tranche A Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(a), or as specified hereafter in the most recent Assignment and Assumption Agreement to which it is a party.  On and as of the Closing Date, the aggregate Tranche A Revolver Commitments are $600,000,000.
“Tranche A Revolver Loan” - (a) a Loan made pursuant to Section 2.1.1(a), (b) any Swingline Loan, (c) any Overadvance Loan deemed by Agent to be a Tranche A Revolver Loan or (d) any Protective Advance deemed by Agent to be a Tranche A Revolver Loan.
“Tranche A Revolver Note” - a promissory note to be executed by Borrowers in favor of a Tranche A Lender in the form of Exhibit A, which shall evidence the Tranche A Revolver Loans made by such Lender.
“Tranche A Revolver Reduction Amount” - as defined in Section 2.1.7.
“Tranche A-1 Borrowing Base” - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of the Tranche A-1 Revolver Commitments on such date and (b) the sum of (i) the Tranche A-1 Inventory Formula Amount on such date, plus (ii) the Tranche A-1 Real Estate Amount on such date, plus (iii) the Tranche A-1 Credit Card Receivables Amount on such date, plus (iv) the Tranche A-1 Check Receivables Amount on such date, minus (v) the Availability Reserve on such date (to the extent not already deducted in the Tranche A Borrowing Base).  Notwithstanding the foregoing, in no event shall the Tranche A-1 Real Estate Amount included in the Tranche A-1 Borrowing Base exceed 17.5% of the Tranche A-1 Borrowing Base.
“Tranche A-1 Check Receivables Amount” - on any date of determination, an amount equal to 5% of the book value of Eligible Check Receivables on such date.
“Tranche A-1 Closing Fee Letter” - the Tranche A-1 Closing Fee Letter, dated as of February 7, 2018, by and among the Obligors, Bank of America and Crystal Financial LLC, as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.
“Tranche A-1 Credit Card Receivables Amount” - on any date of determination, an amount equal to 5% of the book value of Eligible Credit Card Accounts on such date.
“Tranche A-1 Documentation Agent” - Crystal Financial LLC, in its capacity as documentation agent for the Tranche A-1 Lenders, together with its successors and assigns in such capacity.

“Tranche A-1 Documentation Agent Indemnitees” - Tranche A-1 Documentation Agent and its Related Parties.
“Tranche A-1 Inventory Formula Amount” - on any date of determination, an amount equal to 20% of the NRV Percentage of the Value of Eligible Inventory on such date.
“Tranche A-1 Lenders” - the Lenders indicated on Schedule 1.1(a) as Lenders of Tranche A-1 Revolver Loans and any other Person who hereafter becomes a “Tranche A-1 Lender” pursuant to an Assignment and Assumption Agreement.
“Tranche A-1 Real Estate Amount” - at any date of determination, an amount equal to 10% of the Appraised Value of Eligible Real Estate on such date.
“Tranche A-1 Revolver Commitment” - for any Tranche A-1 Lender, (a) on the Closing Date and prior to the Borrowing of Tranche A-1 Revolver Loans on such date, such Tranche A-1 Lender’s obligation to make Tranche A-1 Revolver Loans on such date up to the maximum principal amount shown on Schedule 1.1(a), and (b) on and after the Closing Date and following the Borrowing of Tranche A-1 Revolver Loans on such date, the aggregate principal amount of Tranche A-1 Revolver Loans held by such Tranche A-1 Lender.  On and as of the Closing Date, the aggregate Tranche A-1 Revolver Commitments are $125,000,000.
“Tranche A-1 Revolver Loan” - a Loan made or deemed made pursuant to Section 2.1.1(b) and Section 2.1.6(b).
“Tranche A-1 Revolver Note” - a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit B, which shall evidence the Tranche A-1 Revolver Loans made by such Lender.
“Tranche A-1 Utilization Amount” - on any date of determination, the greater of (a) $0 and (b) the amount, if any, by which the aggregate outstanding principal amount of all Tranche A-1 Revolver Loans (plus the aggregate outstanding principal amount of all Pre-Petition Tranche A-1 Revolver Loans, if any) exceeds the Tranche A-1 Borrowing Base.  For the avoidance of doubt, in no event shall the Pre-Petition Tranche A Prepayment Premium (after giving effect to the waiver thereof with respect to the Tranche A Revolver Reduction Amount) or the Pre-Petition Specified Tranche A-1 Prepayment Premium (after giving effect to the waiver thereof with respect to the Prepaid Pre-Petition Tranche A-1 Revolver Loans) be included in any determination of borrowing availability hereunder, including any determination of Excess Availability or the Tranche A-1 Utilization Amount.
“Transferee” - any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
“Type” - any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.
“UCC” - the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
“UCP” - with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unused Line Fee Rate” - 0.25% per annum.
“Upstream Payment” - a Distribution by a Subsidiary or any Obligor to any Obligor.
“U.S. Person” - any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.
“U.S. Tax Compliance Certificate” - has the meaning specified in Section 5.8.5(b)(ii)(3).
“U.S. Trustee” - the United State Trustee applicable to the Chapter 11 Cases.
“Value” - for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis.
“Voting Stock” - of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wells Fargo” - Wells Fargo Bank, National Association.
“Write-Down and Conversion Powers” - means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2.         Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Parent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Parent and Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner that preserves the original intent thereof in light of such change in GAAP. Notwithstanding anything to the contrary set forth herein, any changes to GAAP after the Closing Date with respect to the accounting treatment of leases will not be given effect for the purposes of calculating any financial ratio or definition contained in this Loan Agreement or any other Loan Document.  In addition, notwithstanding any changes in GAAP after the Closing Date, any operating lease of the Borrowers or their Subsidiaries shall not constitute Debt or a Capital Lease under this Loan Agreement or any other Loan Document.
1.3.         Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Loan Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) [reserved]; or (g) discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars.  Tranche A Borrowing Base, Tranche A-1 Borrowing Base and Tranche A-1 Utilization Amount calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer of a Borrower.
1.4.         Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.5.         Certifications.  All certifications and other statements made by any officer, director or employee of an Obligor pursuant to any Loan Document are and will be made on the behalf of such Obligor and not in such officer’s, director’s or employee’s individual capacity.
1.6.         Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).  The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Adjusted LIBOR” or with respect to any comparable or successor rate thereto.
1.7.         Borrowing Notices (CashPro).  The parties agree that any Notice of Borrowing, Notice of Conversion/Continuation, and notice of a Swingline Loan borrowing, shall be made on Borrower Agent’s irrevocable notice, which may be given by (A) telephonic or other e-mailed, electronic or internet-based means in form, in each case, acceptable to the Agent and the Borrower Agent, or (B) a written notice; provided that any telephonic notice must be confirmed promptly by delivery to the Agent of a written notice executed by a Senior Officer or any other officer or employee of the applicable Obligor so designated by any Senior Officer in a notice to the Agent or any other officer or employee of the applicable Obligor designated in or pursuant to an agreement between the applicable Obligor and the Agent.  Any document delivered hereunder that is signed by a Senior Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Senior Officer shall be conclusively presumed to have acted on behalf of such Obligor.
SECTION 2.         CREDIT FACILITIES
2.1.         Commitment.
2.1.1.          Loans.
(a)               Tranche A Revolver Loans.  Each Tranche A Lender agrees, severally on a Pro Rata basis up to its Tranche A Revolver Commitment, on the terms set forth herein, to make Tranche A Revolver Loans to the Borrowers from time to time through the Commitment Termination Date.  The Tranche A Revolver Loans may be repaid and reborrowed as provided herein.  Other than as set forth in Section 2.1.4 and in Section 2.1.5, the Tranche A Lenders shall not have any obligation to honor a request for a Tranche A Revolver Loan if (i) after giving effect to the requested Tranche A Revolver Loan, the unpaid balance of Tranche A Revolver Loans outstanding at such time and the aggregate amount of all LC Obligations outstanding at such time (plus the Pre-Petition Tranche A Credit Extensions, if any, outstanding at such time) would exceed the result of (A) the Tranche A Borrowing Base at such time minus (B) the Tranche A-1 Utilization Amount or (ii) after giving effect to the requested Tranche A Revolver Loan, the unpaid balance of all Tranche A Revolver Loans and the aggregate amount of all LC Obligations outstanding at such time (plus the Pre-Petition Tranche A Credit Extensions, if any, outstanding at such time) would exceed the aggregate Tranche A Revolver Commitments at such time.  The calculation of the formula in the immediately preceding sentence shall be subject to the provisions of Section 2.1.10.  Tranche A Revolver Loans shall also be made on a Pro Rata Basis by each Tranche A Lender to fund the Carve Out Account in accordance with the Order.
(b)               Tranche A-1 Revolver Loans.  Subject to the terms set forth herein (including Section 2.1.6(b)), each Tranche A-1 Lender shall be deemed to have made Tranche A-1 Revolver Loans available to the Borrowers on the Closing Date in a principal amount equal to its Tranche A-1 Revolver Commitment.  The Tranche A-1 Revolver Loans that are repaid or prepaid may not be reborrowed.
(c)               Tranche A Borrowing Base, Tranche A-1 Borrowing Base, and Tranche A-1 Utilization Amount.  The Tranche A Borrowing Base, the Tranche A-1 Borrowing Base and the Tranche A-1 Utilization Amount shall be determined from time to time by the Agent by reference to the most recent Borrowing Base Certificate delivered by the Borrowers.  The Agent may from time to time establish and modify the Availability Reserve.
2.1.2.          Evidence of Debt; Notes.
(a)               The Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Lender.  The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.  At the request of any Lender (made through the Agent), the Borrowers shall deliver a Tranche A Revolver Note and/or a Tranche A-1 Revolver Note, as applicable, to such Lender.
(b)               In addition to the accounts and records referred to in Section 2.1.2(a), each Lender and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.
2.1.3.          Use of Proceeds.  The proceeds of Loans and the issuance of Letters of Credit shall be used by Borrowers solely on or after the Closing Date, as provided herein and in the Approved Budget (subject to the permitted variances set forth in the covenants in Section 10.1.17(b)) and the Order (a) to fund the Chapter 11 Cases, (b) to pay the Pre-Petition Obligations, including as provided in Section 2.16 and Section 5.5, (c) to finance the Obligors’ working capital, letters of credit and other general corporate needs, including certain fees and expenses of professionals retained by the Obligors, subject to the Carve Out, and (d) to finance other Pre-Petition and pre-filing expenses that are approved by the Bankruptcy Court and permitted by the Approved Budget.  Obligors shall not be permitted to use the proceeds of the Loans, Letters of Credit or any Cash Collateral in contravention of the provisions of the

Bankruptcy Code or the Order, including any restrictions or limitations on the use of proceeds contained therein.  Nothing in this Loan Agreement, including this Section 2.1.3, shall prohibit the Post-Petition payment of Pre-Petition Obligations, including principal, interest, fees, penalties or recoverable costs, due and payable in connection with the Pre-Petition Loan Agreement with the proceeds of the Collateral (as defined herein) or Collateral (as defined in the Pre-Petition Loan Agreement).
2.1.4.          Overadvances.  If the aggregate Tranche A Revolver Loans and LC Obligations outstanding at any time (plus the Pre-Petition Tranche A Credit Extensions, if any, outstanding at such time) exceed the result of (a) the Tranche A Borrowing Base minus (b) the Tranche A-1 Utilization Amount (“Tranche A Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by the Agent or the Required Lenders, but all such Tranche A Revolver Loans and LC Obligations shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by the Required Lenders, the Agent may require the Tranche A Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure a Tranche A Overadvance so long as, at the time of the making of a Tranche A Overadvance (a) Overadvance Loans have not been outstanding for more than ninety (90) total days in the preceding 365 day period (unless a Liquidation is occurring) and (b) the aggregate amount of all Overadvance Loans and Protective Advances are not known by the Agent to exceed 5% of the Aggregate Borrowing Base at such time.  At no time shall Overadvance Loans be required that would cause the aggregate outstanding amount of all Tranche A Revolver Loans at such time and the aggregate outstanding amount of all LC Obligations at such time (plus the Pre-Petition Tranche A Credit Extensions, if any, outstanding at such time) to exceed the aggregate Tranche A Revolver Commitments at such time.  Any funding of an Overadvance Loan or sufferance of a Tranche A Overadvance shall not constitute a waiver by the Agent or the Lenders of the Event of Default caused thereby.  Overadvance Loans consisting of Loans shall be funded as Base Rate Tranche A Revolver Loans.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.  Each Tranche A Lender shall participate in each Overadvance Loan on a Pro Rata basis.  This Section 2.1.4 shall be subject to the provisions of Section 2.1.10.
2.1.5.          Protective Advances.  The Agent shall be authorized, in its discretion, at any time that a Default or Event of Default exists or any conditions in Section 6.2 are not satisfied to make Tranche A Revolver Loans (“Protective Advances”) (so long as at the time of the making of any Protective Advance, Protective Advances which constitute Overadvance Loans have not been outstanding for more than ninety (90) total days in the preceding 365 day period (unless a Liquidation is occurring)) up to an aggregate amount equal to (i) 5% of the Aggregate Borrowing Base at such time minus (ii) the aggregate outstanding principal amount of all Overadvance Loans at such time, if the Agent deems such Loans necessary or desirable to (a) preserve or protect any Collateral, or to enhance the collectability or repayment of the Obligations or the Pre-Petition Obligations; or (b) pay any other amounts chargeable to the Obligors under any Loan Documents, including costs, fees and expenses payable pursuant to Section 3.4 or otherwise.  All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses.  Protective Advances shall be funded as Base Rate Tranche A Revolver Loans.  Each Tranche A Lender shall participate in each Protective Advance on a Pro Rata basis.  In no event shall Protective Advances be made where the making of such Protective Advances would cause the outstanding Tranche A Revolver Loans and LC Obligations at such time to exceed the Tranche A Revolver Commitments then in effect.  This Section 2.1.5 shall be subject to the provisions of Section 2.1.10.
2.1.6.          Refinancing of Pre-Petition Obligations on the Closing Date.
(a)               Refinancing of Pre-Petition Tranche A Facility.  Notwithstanding anything to the contrary contained in this Loan Agreement or any other Loan Document, on the Closing Date, but subject to the Order, the total outstanding amount of the Pre-Petition Obligations owing to the Pre-Petition Tranche A Lenders and their Affiliates shall constitute Obligations under this Loan Agreement in accordance with the Order, with (i) the outstanding amount of all Pre-Petition Tranche A Revolver Loans being refinanced as Tranche A Revolver Loans under this Loan Agreement on the Closing Date, (ii) all accrued interest, expenses, fees (other than the Pre-Petition Tranche A Prepayment Premium) and other sums payable in respect of the Pre-Petition Tranche A Revolver Loans through the Closing Date being paid in cash by the Borrowers to the Agent on the Closing Date, and (iii) the outstanding amount of all Pre-Petition LC Obligations as of the Closing Date, being refinanced and constituting LC Obligations under this Loan Agreement on the Closing Date (including all Existing Letters of Credit issued under the Pre-Petition Loan Agreement being deemed issued under this Loan Agreement on the Closing Date).
(b)               Refinancing of Pre-Petition Tranche A-1 Facility.  Notwithstanding anything to the contrary contained in this Loan Agreement or any other Loan Document, on the Closing Date, but subject to the Order, (i) $25,000,000 in outstanding principal amount of the Pre-Petition Tranche A-1 Revolver Loans (the “Prepaid Pre-Petition Tranche A-1 Revolver Loans”) shall be repaid in cash (on a pro rata basis among the Tranche A-1 Lenders) from the proceeds of Tranche A Revolver Loans which shall be made on the Closing Date under this Loan Agreement, (ii) the remaining outstanding principal amount of the Pre-Petition Tranche A-1 Revolver Loans shall be refinanced as Tranche A-1 Revolver Loans under this Loan Agreement and shall thereafter constitute Obligations under this Loan Agreement in accordance with the Order, (iii) all accrued and unpaid interest, expenses, fees, and other sums (other than the Pre-Petition Specified Tranche A-1 Prepayment Premium (including, for the avoidance of doubt, the portion thereof that would have constituted the Pre-Petition Tranche A-1 Prepayment Premium but for the operation of Section 3.2.5 of the Pre-Petition Loan Agreement)) in respect of the Pre-Petition Tranche A-1 Revolver Loans through the Closing Date shall be paid in cash on the Closing Date.  The Tranche A-1 Revolver Commitments shall be reduced on a dollar-for-dollar basis (resulting in the termination thereof) by the Tranche A-1 Revolver Loans made, or deemed made pursuant to this Loan Agreement.
(c)               Cashless Settlement.  The refinancing of the Pre-Petition Obligations as described in this Section 2.1.6 may be made pursuant to a cashless settlement mechanism approved by the Agent (other than the Prepaid Pre-Petition Tranche A-1 Revolver Loans, which shall be repaid in cash on the Closing Date with the proceeds of Tranche A Revolving Loans as provided in Section 2.1.6(b)).
2.1.7.          Treatment of Pre-Petition Tranche A Prepayment Premium.  On the Closing Date, the Tranche A Revolver Commitments under this Loan Agreement shall be $600,000,000, which  represents a reduction of $130,000,000 from the aggregate amount of the Pre-Petition Tranche A Revolver Commitments (the amount of such reduction, the “Tranche A Revolver Reduction Amount”).  The Tranche A Lenders hereby waive the Pre-Petition Tranche A Prepayment Premium on the Tranche A Revolver Reduction Amount.  On the Closing Date, all amounts in respect of the Pre-Petition Tranche A Prepayment Premium (after giving effect to the waiver thereof with respect to the Tranche A Revolver Reduction Amount) shall, subject to the terms of this Section 2.1.7 and Section 2.1.10, (i) be capitalized to the principal of the Tranche A Revolver Loans and (ii) constitute Obligations under this Loan Agreement in accordance with the Order, but shall be paid to the Tranche A Lenders from proceeds of Collateral as expressly provided in Section 5.5.1 or Section 5.5.2 (as applicable).
2.1.8.          Treatment of Pre-Petition Tranche A-1 Prepayment Premium.  The Tranche A-1 Lenders hereby waive the Pre-Petition Specified Tranche A-1 Prepayment Premium on the Prepaid Pre-Petition Tranche A-1 Revolver Loans.  On the Closing Date, all amounts in respect of the Pre-Petition Specified Tranche A-1 Prepayment Premium (after giving effect to the waiver thereof with respect to the Prepaid Pre-Petition Tranche A-1 Revolver Loans) shall, subject to the terms of this Section 2.1.8 and Section 2.1.10, (i) be capitalized to the principal of the Tranche A-1 Revolver Loans and (ii) constitute Obligations under this Loan Agreement in accordance with the Order, but shall be paid to the Tranche A-

1 Lenders from proceeds of Collateral as expressly provided in Section 5.5.1 or Section 5.5.2 (as applicable).
2.1.9.          Reduction of Pre-Petition Specified Tranche A-1 Prepayment Premium.  All amounts in respect of the Pre-Petition Specified Tranche A-1 Prepayment Premium (after giving effect to the waiver thereof with respect to the Prepaid Pre-Petition Tranche A-1 Revolver Loans) shall be reduced by any actual cash payments of interest on the Pre-Petition Tranche  A-1 Revolver Loans and the Tranche A-1 Revolver Loans paid by the Borrowers since the date of the Sixth Amendment to the Pre-Petition Loan Agreement (i.e., October 24, 2017), without duplication of the interest subtracted in the calculation of the “Make-Whole Amount” (in accordance with and as defined in the Pre-Petition Loan Agreement), whether such cash payments of interest are made before or after the Petition Date.
2.1.10.          Prepayment Premium Interest Accrual and Availability Calculations. The Pre-Petition Tranche A Prepayment Premium (after giving effect to the waiver thereof with respect to the Tranche A Revolver Reduction Amount) and the Pre-Petition Specified Tranche A-1 Prepayment Premium (after giving effect to the waiver thereof with respect to the Prepaid Pre-Petition Tranche A-1 Revolver Loans) shall be capitalized pursuant to Sections 2.1.7 and 2.1.8, as applicable, but shall not (i) accrue interest (including any interest at the Default Rate, if applicable), (ii) be included in any determination of Excess Availability or the Tranche A-1 Utilization Amount, or (iii) be included in any determination of availability, Commitment usage, or fees due hereunder or pursuant to any Fee Letter, including, without limitation, pursuant to the formulas set forth in Section 2.1.1, Section 2.1.4, Section 2.1.5, Section 3.2.1 or the definition of “LC Conditions”.
2.2.          Voluntary Termination or Reduction of Tranche A Revolver Commitments.
2.2.1.          Termination of Tranche A Revolver Commitments.  The Tranche A Revolver Commitments shall terminate on the Termination Date, unless sooner terminated in accordance with this Loan Agreement.  Upon at least five (5) Business Days prior written notice to Agent at any time, Borrowers may, at their option, terminate the Tranche A Revolver Commitments.  Any notice of termination given by Borrowers shall be irrevocable unless such notice is conditioned upon the effectiveness of other financing arrangements in which case such notice may be revoked if such condition is not satisfied.  On the termination date specified in such notice of termination, Borrowers shall make payment in full, in cash, of Tranche A Revolver Loans and all interest thereon and all Obligations due and owing to the Agent or any Tranche A Lender, in its capacity as a Tranche A Lender.
2.2.2.          Reduction of Tranche A Revolver Commitments.  Borrowers may permanently reduce the Tranche A Revolver Commitments, on a Pro Rata basis for each Tranche A Lender, from time to time upon written notice to Agent, which notice shall specify the amount of the reduction, shall be irrevocable once given unless such notice is conditioned upon the effectiveness of other financing arrangements in which case such notice may be revoked if such condition is not satisfied and shall be given at least five (5) Business Days prior to the requested reduction date.  Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof.  In connection with any reduction of the Tranche A Revolver Commitments, the Borrowers shall prepay the Tranche A Revolver Loans and Cash Collateralize Letters of Credit in an amount sufficient to cause the outstanding Tranche A Revolver Loans and Letters of Credit to not exceed the Tranche A Revolver Commitments then in effect.
2.3.         Letter of Credit Facility.
2.3.1.          Issuance of Letters of Credit.  Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.3, to issue or cause the issuance of Letters of Credit from time to time until Letter of Credit Expiration Date (or until the Termination Date, if earlier), on the terms set forth herein, including the following:
(a)               Each Borrower acknowledges that Issuing Bank’s willingness to issue or cause the issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application not later than 11:00 a.m. at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied.  If Issuing Bank receives written notice from a Tranche A Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such LC Condition is satisfied or until Required Lenders have waived such condition in accordance with this Loan Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.  No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally or (iii) any Lender is at such time a Defaulting Lender, unless such Issuing Bank has entered into arrangements satisfactory to such Issuing Bank with the Borrowers or such Defaulting Lender to eliminate such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender.
(b)               Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.
(c)               Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the

Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.
(d)               In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice or other communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected with reasonable care.
(e)               Agent shall have no obligation to approve any request for a commercial Letter of Credit for the purchase of finished goods unless each of the following documents are required as conditions to any draw thereon, and for such commercial Letter of Credit to constitute an Eligible Trade L/C, such documents being in the possession of Agent (either directly or through its agent) must be conditions to any draw thereon (except that Agent may waive any one or more of the following conditions):
(i)                the original Eligible Trade L/C, if only one draw is permitted thereunder or if multiple draws are permitted and the subject draw is the final draw thereunder;
(ii)               an inspection certificate in form reasonably acceptable to Agent, in its discretion, executed by a Borrower’s employee or agent at the point of origin of the finished goods;
(iii)              a commercial invoice with respect to the purchase order(s) against which such finished goods are being delivered and a packaging list with respect to such goods;
(iv)              a non-negotiable ocean bill of lading, freight forwarders cargo receipt, a house bill of lading or a copy of an airway bill of lading issued by an Approved Shipper with respect to the finished goods being shipped and providing for the delivery thereof to a Borrower; and
(v)               a certificate of origin or other documents of title with respect to such Inventory.
(f)                [reserved].
(g)               Promptly after receipt of any LC Application, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such LC Application from the Borrowers and, if not, the Issuing Bank will, upon the request of the Agent, provide the Agent with a copy thereof.  Subject to the requirements of subsection (j) below, unless the Issuing Bank has received written notice from any Lender, the Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 6 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrowers.
(h)               The obligation of the Borrowers to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each borrowing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Loan Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Loan Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Loan Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
(i)               The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the Issuing Bank.  The Borrowers shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.
(j)               Each Issuing Bank shall, before the issuance of any Letter of Credit, notify the Agent in writing of the issuance of each Letter of Credit hereunder and, upon the request of the Agent, provide the Agent with a copy of any such Letter of Credit (it being understood that such Issuing Bank may update the Agent one time during a Business Day with respect to all relevant Letters of Credit).  A failure of any Issuing Bank (other than Bank of America) to comply with the requirements of this clause (j) in respect any Letter of Credit may, as determined by the Agent in its sole discretion, cause the LC Obligations in respect of such Letter of Credit to be excluded from the Obligations.
2.3.2.          Reimbursement; Participations.
(a)               If Issuing Bank honors any request for payment under a Letter of Credit or, if applicable a LC Guaranty with respect to a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit or, if applicable, under a LC Guaranty with respect to such Letter of Credit, together with interest at the interest rate for Base Rate Tranche A Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit or LC Guaranty shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Tranche A Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Tranche A Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Tranche A Revolver Commitments have terminated, a Tranche A Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.
(b)               Upon issuance of a Letter of Credit, each Tranche A Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit or a LC Guaranty and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Tranche A Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, such Tranche A Lender’s Pro Rata share of such payment.  Upon request by a Tranche A Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.
(c)               The obligation of each Tranche A Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit or LC Guaranty shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Loan Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
(d)               If any Lender fails to make available to the Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3 by the time specified in this Section 2.3, the Issuing Bank shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s required payment by such Lender pursuant to the foregoing provisions of this Section 2.3.  A certificate of the Issuing Bank submitted to any Lender (through the Agent) with respect to any amounts owing under this Section 2.3 shall be conclusive absent manifest error.
(e)               No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.
2.3.3.          Cash Collateral.
(a)               Certain Credit Support Events.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Excess Availability is less than zero, (c) after the date on which the Tranche A Revolver Commitment has been terminated, or (d) after the Letter of Credit Expiration Date, then Borrowers shall, at Issuing Bank’s or

Agent’s request, pay to Issuing Bank the amount of all outstanding LC Obligations and Cash Collateralize or backstop in a manner agreed to by the Borrower Agent and the Issuing Bank, all outstanding Letters of Credit.  If Borrowers fail to Cash Collateralize or backstop outstanding Letters of Credit as required herein, Tranche A Lenders may (and shall upon direction of Agent) advance, as Base Rate Tranche A Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, any Tranche A Overadvance exists, or the conditions in Section 6 are satisfied).  At any time that there shall exist a Defaulting Lender, promptly upon the reasonable request of the Agent (including with respect to Swingline Loans) or the Issuing Bank, the Borrowers shall deliver to the Agent from time to time Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 4.2 and any Cash Collateral provided by the Defaulting Lender).  Cash Collateral provided in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.  Each Borrower, and to the extent provided by any Defaulting Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied.
(b)               Grant of Security Interest.  Any Cash Collateral may be invested, in Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement, understanding or course of dealing with any Obligor, and shall have no responsibility for any investment or loss.  Each Obligor hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in accordance with Section 5.5 and the Order, as they become due and payable.  The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No Obligor or other Person claiming through or on behalf of any Obligor shall have any right to any Cash Collateral, until payment in full, in cash of all Obligations and the occurrence of the Commitment Termination Date.
2.3.4.          Role of Issuing Bank.  Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Bank, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or document in connection therewith.  None of the Issuing Bank, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3.1(h); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the Issuing Bank’s bad faith, willful misconduct or gross negligence or the Issuing Bank’s failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
2.3.5.          Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the Issuing Bank and the Borrowers when a Letter of Credit is issued(i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each documentary Letter of Credit.  Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrowers for, and the Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Loan Agreement, including the law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
2.3.6.          Existing Letters of Credit.  On and as of the Closing Date, all letters of credit issued for the account of the Obligors under the Pre-Petition Loan Agreement (the “Existing Letters of Credit”), which Existing Letters of Credit are described on Schedule 2.3.6, shall be deemed to be issued as Letters of Credit under this Loan Agreement.
SECTION 3.         INTEREST, FEES AND CHARGES
3.1.         Interest.
3.1.1.          Rates and Payment of Interest.
(a)               Interest Rates Generally.  The Obligations shall bear interest (i) if a Base Rate Tranche A Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Tranche A Revolver Loans; (ii) if a Base Rate Tranche A-1 Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Tranche A-1 Revolver Loans; (iii) if a LIBOR Tranche A Revolver Loan, at Adjusted LIBOR for the applicable Interest Period, plus the Applicable Margin for LIBOR Tranche A Revolver Loans; and (iv) if a LIBOR Tranche A-1 Revolver Loan, at Adjusted LIBOR for the applicable Interest Period, plus the Applicable Margin for LIBOR Tranche A-1 Revolver Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one day’s interest shall accrue.  Notwithstanding the foregoing, if the Agent cannot determine or use Adjusted LIBOR as provided in Sections 3.1.4, 3.5 or 3.6, Obligations in respect of all Tranche A-1 Revolver Loans shall accrue interest at a rate per annum equal to the Base Rate (determined without reference to the Adjusted LIBOR component of the Base Rate), plus the Applicable Margin for Base Rate Tranche A-1 Revolver Loans.
(b)               Default Rate.  During the occurrence and continuance of any Event of Default, at the election of the Agent or the Required Lenders, Obligations owing to the Tranche A Lenders shall bear interest at the Default Rate applicable to such Obligations.  During the occurrence and continuance of any

Event of Default, at the election of the Agent or the Required Tranche A-1 Lenders, Obligations owing to the Tranche A-1 Lenders shall bear interest at the Default Rate applicable to such Obligations. Each Borrower acknowledges that the cost, expense and risk to the Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate the Agent and the Lenders for such added cost, expense and risk.
(c)               Interest Payment Dates.  Interest accrued on the Loans shall be due and payable in arrears, (i) with respect to each Base Rate Tranche A Revolver Loan, on the first Business Day of each month; (ii) with respect to each Base Rate Tranche A-l Revolver Loan, on the first Business Day of each month; (iii) with respect to each LIBOR Tranche A Revolver Loan, on the last day of its Interest Period; (iv) with respect to each LIBOR Tranche A-1 Revolver Loan, on the last day of its Interest Period; (v) on any date of prepayment, with respect to the principal amount of Loans being prepaid; (vi) with respect to any voluntary termination or reduction of the Tranche A Revolver Commitments, on the date of such termination or reduction with respect to the principal amount of Tranche A Revolver Loans where the commitment to make such Tranche A Revolver Loans is being terminated and (vii) on the Termination Date.  If any Interest Period for a LIBOR Loan exceeds three months, interest accrued on such LIBOR Loan shall also be due and payable on the respective dates that fall every three months after the beginning of such Interest Period.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
3.1.2.          Application of Adjusted LIBOR to Outstanding Loans.
(a)               Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Tranche A Revolver Loans to, or to continue any LIBOR Tranche A Revolver Loan at the end of its Interest Period as, a LIBOR Tranche A Revolver Loan.  The Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Tranche A-1 Revolver Loans to a LIBOR Tranche A-1 Revolver Loan.  During the occurrence and continuance of any Default or Event of Default, the Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued, as applicable, as a LIBOR Tranche A Revolver Loan or a LIBOR Tranche A-1 Revolver Loan, as applicable.
(b)               Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, the Borrower Agent shall give the Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three (3) Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, the Agent shall notify each Tranche A Lender or Tranche A-1 Lender, as applicable, thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the aggregate principal amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month in the case of Tranche A Revolver Loans if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Tranche A Revolver Loans, the Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Tranche A Revolver Loans.  For the avoidance of doubt, LIBOR Tranche A-1 Revolver Loans shall automatically continue as such Type without the need for the Borrower Agent to deliver a Notice of Conversion/Continuation.
3.1.3.          Interest Periods.  The term “Interest Period” means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one month thereafter; provided that:

(a)               any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)               any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)               no Interest Period shall extend beyond the Termination Date.
3.1.4.          Interest Rate Not Ascertainable.
(a)               Subject to Section 3.1.4(c), if in connection with any request for a LIBOR Loan or a conversion to or continuation thereof, (i)  the Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank  market for the applicable amount and Interest Period of such LIBOR Loan, or (B) adequate and reasonable means do not exist for determining Adjusted LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Agent or the Required Lenders determine that for any reason Adjusted LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loan, the Agent will promptly so notify the Borrower Agent and each Lender and, in the case of clause (b) above, the Required Lenders shall deliver a certificate to the Borrower Agent setting forth the basis on which such Lenders have determined that the Adjusted LIBOR for the applicable Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such proposed LIBOR Loan and certifying that such Lenders’ determination is not inconsistent with their treatment of borrowers generally.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Adjusted LIBOR component of the Base Rate, the utilization of the Adjusted LIBOR component in determining the Base Rate shall be suspended, in each case until the Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)               Notwithstanding the foregoing, if the Agent has made the determination described in clause (a)(i) of this Section, the Agent, in consultation with the Borrowers and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the Agent or the Required Lenders notify the Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Borrowers written notice thereof.

(c)               Notwithstanding anything to the contrary in this Loan Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or the Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to Borrowers) that the Borrowers or the Required Lenders (as applicable) have determined, that:
(i)                adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)               the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)              syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice , as applicable, the Agent and the Borrowers may amend this Loan Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Agent shall have posted such proposed amendment to the Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBOR component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Loan Agreement.
3.2.         Fees.
3.2.1.          Unused Line Fee.  Borrowers shall pay to the Agent for the Pro Rata benefit of the Tranche A Lenders, a fee equal to Unused Line Fee Rate times the amount by which the Tranche A Revolver Commitments exceed the average daily principal balance of Tranche A Revolver Loans and stated amount of Letters of Credit during any month.  The fees payable under this Section 3.2.1 shall be payable in arrears, on the first Business Day of each month and on the Commitment Termination Date.

3.2.2.          LC Facility Fees.  Borrowers shall pay (a) to the Agent, for the Pro Rata benefit of the Tranche A Lenders, a fee equal to the Applicable Margin in effect for LIBOR Tranche A Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first Business Day of each month; provided, however, that any such fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Bank shall be payable, to the maximum extent permitted by Applicable Law, to the other Tranche A Lenders in accordance with the upward adjustments in their respective Pro Rata shares allocable to such Letter of Credit pursuant to Section 4.2, with the balance of such fee, if any, payable to the Issuing Bank for its own account; (b) to each Issuing Bank, a fronting fee in an amount required by such Issuing Bank, for the account of such Issuing Bank, with respect to each Letter of Credit issued by such Issuing Bank, which fee shall be payable upon issuance of the Letter of Credit and on each anniversary date of such issuance, and shall be payable on any increase in stated amount made between any such dates; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred (collectively, the “LC Facility Fees”).  During the occurrence and continuance of an Event of Default, at the election of the Agent or the Required Lenders, the fee payable under clause (a) above shall be increased by 2% per annum.
3.2.3.          Fee Letters.  The Borrowers shall pay to the applicable Persons, for their own respective accounts, the fees set forth in the Fee Letters in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
3.2.4.          Payment of Fees Generally.  All fees shall be paid on the dates due, in immediately available funds, to the Agent for the account of the Agent and other Secured Parties as provided herein, provided that the fees payable to any Joint Lead Arranger pursuant to Section 3.2.3 and to the applicable Issuing Banks pursuant to Section 3.2.2 may be paid directly to the Persons entitled thereto. Once due, all fees shall be fully earned and, once paid, shall not be refundable under any circumstances.
3.3.         Computation of Interest, Fees, Yield Protection.  All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computation of interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent error.  All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by the Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent error.
3.4.         Reimbursement Obligations.
3.4.1.          Generally.  Borrowers shall reimburse the Agent and each Co-Collateral Agent for all Extraordinary Expenses.  Borrowers shall also reimburse the Agent for all reasonable and documented legal fees of any outside counsel (including local counsel) and accounting, appraisal, consulting and other reasonable and documented fees, out-of-pocket costs and expenses incurred by it in connection with (a) syndication, negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral,

Loan Documents, and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  Borrowers shall also reimburse Lenders for all costs and expenses incurred by them (but limited to legal fees of one outside counsel for all Lenders, one local counsel in each relevant jurisdiction (as determined by the Lenders in their reasonable discretion), one special or regulatory counsel in respect of each matter (as reasonably required by the Lenders) and one conflict of interest counsel (as determined by any Lender in its reasonable discretion)) during the occurrence and continuance of an Event of Default in connection with the enforcement or preservation of any rights under this Loan Agreement or any of the other Loan Documents.  Borrowers shall also reimburse each Co-Collateral Agent for all reasonable and documented legal fees of one primary outside counsel (and one local counsel in each relevant jurisdiction) incurred by it in connection with (a) syndication, negotiation and preparation of any Loan Documents, including any amendment, waiver, consent, supplement, restatement or other modification thereof or thereto; and (b) administration and enforcement of and actions relating to any Collateral, Loan Documents, and transactions contemplated thereby. Borrowers shall also reimburse the Tranche A-1 Documentation Agent for all reasonable and documented legal fees of one primary outside counsel (and one local counsel in each relevant jurisdiction) incurred by it on behalf of the Tranche A-1 Lenders.  For the avoidance of doubt and subject to the limitations set forth above with respect to fees outside counsel, the Borrowers shall reimburse the Agent, each Co-Collateral Agent, and the Tranche A-1 Documentation Agent for all reasonable and documented legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred in connection with the negotiation, preparation and administration of the Loan Documents, the Interim Order, and the Final Order and incurred in connection with:
(a)               amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;
(b)               any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Agent, any Co-Collateral Agent, the Tranche A-1 Documentation Agent, any Lender, the Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to the Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct (as determined by a final non-appealable judgment);
(c)               any attempt to enforce or prosecute any rights or remedies of the Agent against any or all of the Obligors or any other Person that may be obligated to the Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;
(d)               any work-out or restructuring of the Loans during the pendency of one or more Events of Default;
(e)               the obtaining of approval of the Loan Documents by the Bankruptcy Court;

(f)               the preparation and review of pleadings, documents and reports related to the Chapter 11 Cases and any Successor Cases, attendance at meetings, court hearings or conferences related to the Chapter 11 Cases and any Successor Cases, and general monitoring of the Chapter 11 Cases and any Successor Cases;
(g)               efforts of the Agent to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Obligors or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;
(h)               any lien searches or request for information listing financing statements or liens filed or searches conducted to confirm receipt and due filing of financing statements and security interests in all or a portion of the Collateral; and
(i)               including, as to each of clauses (a) through (h) above, all reasonable attorneys’  fees of the reimburse the Agent, each Co-Collateral Agent, the Tranche A-1 Documentation Agent (subject to the limitations set forth above) and the Agent’s other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 3.4.1, all of which shall be payable, on demand, by the Borrowers to the Agent, any Co-Collateral Agent or the Tranche A-1 Documentation Agent.  Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, sales consultants, financial advisors, any Agent’s Advisor, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; air express charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.
3.4.2.          Agent’s Advisors.  The Agent, on behalf of itself and the Lenders, shall be entitled to retain (either directly or through counsel) any financial advisor, auditor or any other consultant the Agent may deem necessary (collectively, the “Agent’s Advisors”) to provide advice, analysis and reporting for the benefit of the Agent and the Lenders.  The Obligors and their advisors shall grant access to, and cooperate in all respects with, the Agent, the Lenders, the Agent’s Advisors and any other representatives of the foregoing and provide all information that such parties may reasonably request in a timely manner.  The Borrowers shall promptly pay upon demand all fees and expenses of each Agent’s Advisors, and all such fees and expenses shall constitute Obligations and be secured by the Collateral.  The Obligors further acknowledge and agree that each Agent’s Advisor and each of their Related Parties shall constitute an Indemnitee for purposes of Section 14.2 hereof.
3.4.3.          Fees and Expenses as Obligations.  All amounts reimbursable by the Borrowers under this Section 3.4 shall constitute Obligations secured by the Collateral and shall be payable on demand to the Borrowers therefor, subject to the Order, by any of the Agent, any Co-Collateral Agent, or the Tranche A-1 Documentation Agent.
3.5.         Illegality.  Notwithstanding anything to the contrary herein, if (a) any change in any law or interpretation thereof made after the date hereof, by any Governmental Authority makes it unlawful for a Lender to make or maintain a LIBOR Loan or to maintain any Commitment with respect to LIBOR Loans or (b) a Lender determines that the making or continuance of a LIBOR Loan has become impracticable as a result of a circumstance that adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give notice thereof to Agent and Borrowers and may (i) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon if such Lender is a Tranche A Lender any request for a LIBOR Tranche A Revolver Loan from such

Lender shall be deemed to be a request for a Base Rate Tranche A Revolver Loan unless such Lender’s declaration has been withdrawn (and it shall be withdrawn promptly upon cessation of the circumstances described in clause (a) or (b) above); and/or (ii) (x) where such Lender is a Tranche A Lender, require that all outstanding LIBOR Tranche A Revolver Loans made by such Lender be converted to Base Rate Tranche A Revolver Loans immediately, in which event all outstanding LIBOR Tranche A Revolver Loans of such Lender shall be immediately converted to Base Rate Tranche A Revolver Loans and (y) where such Lender is a Tranche A-1 Lender, require that all outstanding LIBOR Tranche A-1 Revolver Loans made by such Lender be converted to Base Rate Tranche A-1 Revolver Loans immediately, in which event all outstanding LIBOR Tranche A-1 Revolver Loans of such Lender shall be immediately converted to Base Rate Tranche A-1 Revolver Loans, with the interest rate calculated as provided in Section 3.1.1(a).  If any such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted LIBOR, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted LIBOR component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted LIBOR.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.  Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, regulations, rules, guidelines and directives promulgated thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have been adopted after the date hereof, regardless of the date enacted, adopted or issued.
3.6.         Increased Costs.  If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in any law or interpretation thereof, in each case made after the date hereof, or (b) the compliance with any guideline or request from any Governmental Authority or other Person exercising control over banks or financial institutions generally (whether or not having the force of law), promulgated after the date hereof:
(i)               any Recipient shall be subject to any Taxes with respect to any LIBOR Loan or Letter of Credit or its obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations or its deposits, reserves, other liabilities or capital attributable thereto, or a change shall result in the basis of taxation of any payment to any Recipient with respect to its LIBOR Loans or its obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes and subject to Section 5.8); or
(ii)               any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Recipient shall be imposed or deemed applicable, or any other condition affecting any Recipient’s LIBOR Loans or obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations shall be imposed on such Recipient or the London interbank market;
and as a result there shall be a material increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans, Letters of Credit or participations in LC Obligations (except to the extent already included in determination of Adjusted LIBOR), or there shall be a reduction in the amount receivable by such Lender, then the Lender shall promptly notify Borrowers and Agent of such event, and Borrowers shall, within five (5) Business Days following demand therefor, pay such Lender the amount of such increased costs or reduced amounts; provided, however, that such Lender shall repay to

Borrowers any amounts paid by Borrowers to such Lender under this Section 3.6 at any time such Lender shall determine that such change or compliance was not applicable to, or required by, such Lender.
If a Lender determines that, because of circumstances described above or any other circumstances arising hereafter affecting such Lender, the London interbank market or the Lender’s position in such market, Adjusted LIBOR or its Applicable Margin, as applicable, will not adequately and fairly reflect the cost to such Lender of funding or maintaining LIBOR Loans, issuing Letters of Credit or participating in LC Obligations, then (A) the Lender shall promptly notify Borrowers and Agent of such event; (B) such Lender’s obligation to make or maintain LIBOR Loans, issue Letters of Credit or participate in LC Obligations shall be immediately suspended, until each condition giving rise to such suspension no longer exists; and (C) (x) where such Lender is a Tranche A Lender such Lender shall make a Base Rate Tranche A Revolver Loan as part of any requested Borrowing of LIBOR Tranche A Revolver Loans, which Base Rate Tranche A Revolver Loan shall, for all purposes, be considered part of such Borrowing and (y) where such Lender is a Tranche A-1 Lender, such Lender’s outstanding Tranche A-1 Revolver Loans shall bear interest as if such Loans are Base Rate Tranche A-1 Revolver Loans, with the interest rate calculated as provided in Section 3.1.1(a).
Within fifteen (15) days after receipt by the Borrower Agent of written notice and/or demand from any Lender (an “Affected Lender”) (i) stating that, pursuant to Section 3.5, that such Lender can no longer make LIBOR Loans or (ii) demanding payment of additional amounts or increased costs pursuant to Section 3.6, Borrower Agent may, at its option, notify the Agent and such Affected Lender of its intention to replace the Affected Lender.  So long as no Default or Event of Default shall have occurred and be continuing, the Borrower Agent may obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be an Eligible Assignee.  If the Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and fees with respect thereto through the date of such sale; provided that the Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Loan Agreement through the date of such sale and assignment.  Notwithstanding the foregoing, the Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender (i) in the case of a notice under Section 3.5, rescinds its notice that it can no longer fund LIBOR Loans or (ii) in the case of a demand under Section 3.6, rescinds its demand for increased costs or additional amounts, within fifteen (15) days following its receipt of the Borrower Agent’s notice of intention to replace such Affected Lender.  Furthermore, if the Borrower Agent gives a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, the Borrowers’ rights under this paragraph as to such noticed replacement shall terminate.
3.7.         Capital Adequacy.  If a Lender determines that any introduction of or any change in a Capital Adequacy Regulation, any change in the interpretation or administration of a Capital Adequacy Regulation by a Governmental Authority charged with interpretation or administration thereof, or any compliance by such Lender or any Person controlling such Lender with a Capital Adequacy Regulation, in each case made after the date hereof, increases the amount of capital required or expected to be maintained by such Lender or Person (taking into consideration its capital adequacy policies and desired return on capital) as a consequence of such Lender’s Commitments, Loans, participations in LC Obligations or other obligations under the Loan Documents, then Borrowers shall, within five (5) Business Days following demand therefor, pay such Lender an amount sufficient to compensate for such increase.  A Lender’s demand for payment shall set forth the nature of the occurrence giving rise to such compensation and a calculation of the amount to be paid.  In determining such amount, the Lender may use any reasonable averaging and attribution method.

3.8.         Mitigation.  Each Lender agrees that, upon becoming aware that it is subject to Section 3.5, 3.6, 3.7 or 5.8, it will take reasonable measures to reduce Borrowers’ obligations under such Sections, including funding or maintaining its Commitments or Loans through another Lender Office, as long as use of such measures would not adversely affect the Lender’s Commitments, Loans, business or interests, and would not be inconsistent with any applicable legal or regulatory restriction.
3.9.         Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding any loss of profits in connection therewith.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.
3.10.        Maximum Interest.  In no event shall interest, charges or other amounts that are contracted for, charged or received by the Agent and Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law (“interest”) exceed the highest rate permissible under Applicable Law (“maximum rate”).  If, in any month, any interest rate, absent the foregoing limitation, would have exceeded the maximum rate, then the interest rate for that month shall be the maximum rate and, if in a future month, that interest rate would otherwise be less than the maximum rate, then the rate shall remain at the maximum rate until the amount of interest actually paid equals the amount of interest which would have accrued if it had not been limited by the maximum rate.  If, upon payment in full, in cash, of the Obligations, the total amount of interest actually paid under the Loan Documents is less than the total amount of interest that would, but for this Section 3.10, have accrued under the Loan Documents, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Agent, for the account of Lenders, (a) the lesser of (i) the amount of interest that would have been charged if the maximum rate had been in effect at all times, or (ii) the amount of interest that would have accrued had the interest rate otherwise set forth in the Loan Documents been in effect, minus (b) the amount of interest actually paid under the Loan Documents.  If a court of competent jurisdiction determines that the Agent or any Lender has received interest in excess of the maximum amount allowed under Applicable Law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, Obligations other than interest (regardless of any erroneous application thereof by the Agent or any Lender), and upon payment in full, in cash of the Obligations, any balance shall be refunded to Borrowers.  In determining whether any excess interest has been charged or received by Agent or any Lender, all interest at any time charged or received from the Borrowers in connection with the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

SECTION 4.         LOAN ADMINISTRATION
4.1.         Manner of Borrowing and Funding Loans.
4.1.1.          Notice of Borrowing.
(a)               Whenever Borrowers desire funding of a Borrowing of Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 12:00 noon (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 12:00 noon shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business Day and, in the case of Tranche A-1 Revolver Loans, must be the Closing Date), (C) whether the Borrowing is to be made as Base Rate Tranche A Revolver Loans, Base Rate Tranche A-1 Revolver Loans, LIBOR Tranche A Revolver Loans or LIBOR Tranche A-1 Revolver Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month in the case of Tranche A Revolver Loans if not specified).
(b)               Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest (including, to the extent permitted by law, interest not paid when due), fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Tranche A Revolver Loans on the due date, in the amount of such Obligations.
(c)               If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be, on the date of such presentation, in the amount of the check and items presented for payment, a request for Tranche A Revolver Loans.  The proceeds of such Loans may be disbursed directly to the controlled disbursement account or other appropriate account.
4.1.2.          Fundings by Lenders.  Each Tranche A Lender shall timely honor its Tranche A Revolver Commitment by funding its Pro Rata share of each Borrowing of Tranche A Revolver Loans that is properly requested hereunder and each Tranche A-1 Lender shall timely honor its Tranche A-1 Revolver Commitment by funding its Pro Rata share of each Borrowing of Tranche A-1 Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least three Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender’s share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.  If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in this Loan Agreement, and such funds are not made available to the Borrowers by the Agent because the conditions to the applicable credit extension set forth in Section 6 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
4.1.3.          Swingline Loans; Settlement.
(a)               In reliance upon the agreements of the other Lenders set forth in this Section 4.1.3, Agent may, in its sole and absolute discretion (unless Agent has knowledge that the conditions set forth in Section 6.2 have not been met), advance Swingline Loans to Borrowers out of Agent’s own funds, up to an aggregate outstanding amount of $75,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Base Rate Tranche A Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.  If the Agent shall elect not to fund a requested Swingline Loan for any reason, the Agent shall notify the Borrower Agent of such election after the receipt of the borrowing notice in respect of such Swingline Loan.
(b)               To facilitate administration of the Loans, Tranche A Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Tranche A Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once every week.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Tranche A Lenders.  Between settlement dates, Agent may in its discretion apply payments on Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Tranche A Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Tranche A Revolver Commitments have terminated, a Tranche A Overadvance exists, or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Tranche A Lenders hereunder, then each Tranche A Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.
4.1.4.          Notices.  Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or other e-mailed, electronic or internet-based instructions in form, in each case, acceptable to the Agent and the Borrower Agent.  Borrower Agent shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or other e-mailed, electronic or internet-based instructions in form, in each case, reasonably acceptable to the Agent and the Borrowers, from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.
4.2.         Defaulting Lender.
4.2.1.          Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, or received by the Agent from a Defaulting Lender pursuant to Section 11.4), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing

Banks and Agent in its capacity as provider of Swingline Loans hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.3.3; fourth, (a) if no Default or Event of Default then exists or would result therefrom, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Loan Agreement or (b), otherwise, to the prepayment of Loans funded by other Lenders pursuant to any Notice of Borrowing which was not honored by such Defaulting Lender; fifth, if so determined by the Agent or (so long as no Event of Default exists) the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Loan Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Loan Agreement, in accordance with Section 2.3.3; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Agent, in its capacity as provider of Swingline Loans, as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Agent, in its capacity as provider of Swingline Loans, against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Loan Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Loan Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 4.2.1(b) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.2.1 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(a)               Certain Fees.  Such Defaulting Lender (x) shall not be entitled to receive any unused line fee pursuant to Section 3.2.1 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive LC Facility Fees as provided in Section 3.2.2(a).
(b)               Reallocation of Pro Rata Shares to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Section 3.2.2(a) or Section 4.1, the “Pro Rata” share or participation of each non-Defaulting Lender shall be computed without giving effect to the Tranche A Revolver Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Tranche A Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Tranche A Revolver Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Tranche A Revolver Loans of that Lender.  Subject to Section 14.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(c)               Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Loan Agreement shall be restricted as set forth in Section 14.1.1.
4.2.2.          Defaulting Lender Cure.  If the Borrowers, the Agent, and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a Pro Rata basis by the Lenders in accordance with their respective Pro Rata shares (without giving effect to Section 4.2.2(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
4.3.         Number and Minimum Amount of LIBOR Loans; Determination of Rate.  For ease of administration, all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Loans shall be allocated among Tranche A Lenders or Tranche A-1 Lenders on a Pro Rata basis.  For the avoidance of doubt, all Tranche A-1 Revolver Loans shall have the same Interest Period.  Each aggregate LIBOR Loan when made, continued or converted shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof.  No more than ten (10) LIBOR Loans, in the aggregate, may be outstanding at any time.  Upon determining Adjusted LIBOR for any Interest Period requested by Borrower Agent, the Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by the Borrower Agent, shall confirm any telephonic notice in writing.
4.4.         Borrower Agent.  Each Borrower hereby designates Bon-Ton (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications with Agent, Issuing Bank or any Lender, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Agent shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.  Any notice, certificate or other communication under this Loan Agreement or any other Loan Document that is required, permitted or contemplated to be delivered by a Borrower or the Borrowers may instead be delivered by the Borrower Agent.
4.5.         Reserved.

4.6.         Effect of Termination.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, with the consent of Agent, any Cash Management Services).  All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until the occurrence of payment in full, in cash, of all accrued and unpaid principal, interest and fees, and any other Obligations then due and owing, the payment of any appropriate collateral deposits in connection with other Obligations and the occurrence of the Commitment Termination Date.  Notwithstanding such payment in full, in cash, of all accrued and unpaid principal, interest and fees, and any other Obligations then due and owing, the payment of any appropriate collateral deposits in connection with other Obligations and the occurrence of the Commitment Termination Date, the Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages the Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, the Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying the Agent and Lenders from any such damages; or (b) such Cash Collateral as the Agent, in its discretion, deems reasonably necessary to protect against any such damages.  The provisions of Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 12, and 14.2, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.
SECTION 5.         PAYMENTS
5.1.         General Payment Provisions.  All payments of Obligations shall be made in Dollars, without condition, deduction, offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 2:00 p.m. on the due date.  Any payment after such time shall be deemed made on the next Business Day.  The Borrowers may, at the time of payment, specify to the Agent the Obligations to which such payment is to be applied, but the Agent shall in all events retain the right to apply such payment in such manner as the Agent, subject to the provisions hereof (including, without limitation, Section 5.5), may determine to be appropriate.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.  Each payment of Loans shall be accompanied by the payment of accrued interest to the date of such payment on the amount repaid or prepaid, any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of the Tranche A Revolver Loans shall be applied first to Base Rate Tranche A Revolver Loans and then to LIBOR Tranche A Revolver Loans.  Any prepayment of the Tranche A-1 Revolver Loans shall be applied first to Base Rate Tranche A-1 Revolver Loans and then to LIBOR Tranche A-1 Revolver Loans.  For the avoidance of any doubt, all payments of principal, interest, fees or other amounts owing to the Tranche A-1 Lenders shall be made to the Agent for application to the Tranche A-1 Revolver Loans in accordance with the terms of this Loan Agreement.  Unless the Agent shall have received notice from the Borrower Agent prior to the time at which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.  Any payments of

Loans shall be made in accordance with the terms of this Loan Agreement, including Sections 5.1, 5.2 and 5.5.
5.2.         Repayment of Loans.
5.2.1.          Voluntary Prepayments of Loans.
(a)               Voluntary Prepayments of Tranche A Revolver Loans.  Borrowers may, upon notice from Borrower Agent to Agent, prepay the Tranche A Revolver Loans in whole or in part without premium or penalty, on a Pro Rata basis for each Tranche A Lender.  Any such notice must be in a form acceptable to Agent and received by Agent not later than 12:00 p.m. on the date of prepayment of Tranche A Revolver Loans.  Any such notice shall specify the date and amount of such prepayment and the Type(s) of Tranche A Revolver Loans to be prepaid and, if LIBOR Tranche A Revolver Loans are to be prepaid, the Interest Period(s) of such Loans, and shall be irrevocable once given unless such notice is conditioned upon the effectiveness of other financing arrangements in which case such notice may be revoked if such condition is not satisfied.  Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata share of such prepayment.
(b)               No Voluntary Prepayments of Tranche A-1 Revolver Loans.  The principal amount of the Tranche A-1 Revolver Loans (and the Pre-Petition Tranche A-1 Revolver Loans, if any) may not be voluntarily prepaid or repaid prior to the Termination Date (it being understood that the prepayment of the Prepaid Pre-Petition Tranche A-1 Revolver Loans and the refinancing of the Pre-Petition Tranche A-1 Loans, in each case, in accordance with Section 2.1.6 shall not be deemed to violate this Section 5.2.1(b)) if any Tranche A Revolver Loans or Tranche A Revolver Commitments remain outstanding.
5.2.2.          Mandatory Prepayments.
(a)               Asset Dispositions and Insurance Proceeds.  Subject to the terms of the Order, the Obligations, and, to the extent provided therefor in Section 5.5, the Pre-Petition Obligations, shall be prepaid promptly after the consummation of any Asset Disposition (other than any Asset Disposition pursuant to clauses (a), (c), (e), (f), (g), (j), or (k) of the definition of “Permitted Asset Disposition”), including, for the avoidance of doubt, pursuant to (i) any Specified Sale Transaction or (ii) the Specified Store Closing Sales) in an amount equal to 100% of the Net Proceeds of such Asset Disposition, with such Net Proceeds to be applied to the Obligations in accordance with Section 5.5.  The Obligations shall also be prepaid in accordance with Section 8.6.2.  Upon the Agent’s request, the Borrower Agent shall promptly deliver a detailed calculation of the Net Proceeds received by any Obligor or Subsidiary in respect of any Asset Disposition or any insurance settlement or condemnation awarded, in form and substance reasonably satisfactory to the Agent.
(b)               Excess Availability.  Subject to Sections 2.1.4 and 2.1.5, if for any reason at any time, Excess Availability is less than $0, the Borrowers shall immediately prepay the Obligations in an aggregate amount equal to such deficiency, which prepayment shall be applied in accordance with the priorities set forth in Section 5.5, in each case until Excess Availability is equal to $0.
(c)               Cash Dominion.  The Obligations shall be repaid daily in accordance with Section 5.6, to the extent then applicable and without regard to minimum and incremental amounts otherwise required by this Loan Agreement.
(d)               Termination Date.  The Loans and all other Obligations (other than contingent Obligations which by their terms survive such termination) shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder.

5.3.         Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid when due by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.
5.4.         Marshaling; Payments Set Aside.  None of the Agent or the Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any Obligor makes a payment to the Agent or the Lenders, or if the Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.
5.5.         Application of Proceeds.
5.5.1.          Pre-Default Allocation of Proceeds.  Notwithstanding anything herein to the contrary, but subject to the Order (including, without limitation, with respect to funding of the Carve Out Account in accordance with the Order), at all times when no Event of Default has occurred and is continuing, all proceeds or Net Proceeds (as applicable) of Collateral received by the Agent or any Secured Party and all proceeds or Net Proceeds (as applicable) realized from the Obligors on account of the Collateral (whether pursuant to Section 5.6 hereof or arising from realization on Collateral, setoff or otherwise), shall be allocated as follows:
(a)                first, to all costs and expenses, including Extraordinary Expenses, owing to the Agent, the Co-Collateral Agents and the Tranche A-1 Documentation Agent, including reimbursements owing to the Agent Professionals under Section 3.4;
(b)                second, to all amounts owing to the Agent constituting Protective Advances;
(c)               third, to permanently reduce the Pre-Petition Obligations (if any) (excluding the Pre-Petition Tranche A Prepayment Premium and the Pre-Petition Specified Tranche A-1 Prepayment Premium) in accordance with Section 5.5.1 of the Pre-Petition Loan Agreement, until paid in full, and then to fund the Prepetition ABL Indemnity Reserve (if applicable);
(d)                fourth, to all amounts owing to the Agent on Swingline Loans;
(e)                fifth, to all amounts owing to the Issuing Banks on LC Obligations;
(f)                sixth, to all Obligations constituting fees owing to the Tranche A Lenders in their capacity as Tranche A Lenders (excluding (i) the Pre-Petition Tranche A Prepayment Premium and (ii) Bank Product Debt);
(g)               seventh, to all Obligations constituting interest then owing on Tranche A Revolver Loans (excluding Bank Product Debt);
(h)               eighth, to all other Obligations owing to the Tranche A Lenders in their capacity as Tranche A Lenders (excluding (i) the Pre-Petition Tranche A Prepayment Premium and (ii) Bank Product Debt);
(i)                ninth, to fund the DIP Indemnity Account;
(j)                tenth, to all Obligations constituting fees owing to the Tranche A-1 Lenders in their capacity as Tranche A-1 Lenders (limited in the case of the Pre-Petition Specified Tranche A-1

Prepayment Premium to the portion of the Pre-Petition Specified Tranche A-1 Prepayment Premium that would have constituted the Pre-Petition Tranche A-1 Prepayment Premium payable to the Pre-Petition Tranche A-1 Lenders (but for the operation of Section 3.2.5 of the Pre-Petition Loan Agreement, which provides that the Pre-Petition Specified Tranche A-1 Prepayment Premium is payable to the Pre-Petition Tranche A-1 Lenders in lieu of the Pre-Petition Tranche A-1 Prepayment Premium, and excluding, for the avoidance of doubt, Bank Product Debt);
(k)                eleventh, to all Obligations constituting interest then owing on Tranche A-1 Revolver Loans (excluding, for the avoidance of doubt, Bank Product Debt);
(l)                twelfth, to all other Obligations owing to the Tranche A-1 Lenders in their capacity as Tranche A-1 Lenders (excluding (i) the Pre-Petition Specified Tranche A-1 Prepayment Premium and (ii) for the avoidance of doubt, Bank Product Debt);
(m)               thirteenth, to all Obligations owing to Secured Parties constituting Bank Product Debt for which Agent has received written notice as provided under the definition of “Bank Product”;
(n)                fourteenth, to Bank Product Debt owing to the Lenders and their Affiliates for which Agent has not received written notice as provided under the definition of “Bank Product”;
(o)                fifteenth, to the Pre-Petition Tranche A Prepayment Premium owed to the Pre-Petition Tranche A Lenders (after giving effect to the waiver thereof with respect to the Tranche A Revolver Reduction Amount) and to the Pre-Petition Specified Tranche A-1 Prepayment Premium owed to the Pre-Petition Tranche A-1 Lenders (after giving effect to the waiver thereof with respect to the Prepaid Pre-Petition Tranche A-1 Revolver Loans) (other than the portion of the Pre-Petition Specified Tranche A-1 Prepayment Premium that would have constituted the Pre-Petition Tranche A-1 Prepayment Premium payable to the Pre-Petition Tranche A-1 Lenders (but for the operation of Section 3.2.5 of the Pre-Petition Loan Agreement, which provides that the Pre-Petition Specified Tranche A-1 Prepayment Premium is payable to the Pre-Petition Tranche A-1 Lenders in lieu of the Pre-Petition Tranche A-1 Prepayment Premium), which portion shall be payable pursuant to Section 5.5.1(j) above); and
(p)               sixteenth, to the Obligors or such other Person entitled thereto under Applicable Law.
Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Bank Product Debt or LC Obligations shall be the lesser of the applicable LC Obligations or Bank Product Amount last reported to Agent or the actual LC Obligations or Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due.  The Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Party.  In the absence of such notice, the Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.  The allocations set forth in this Section 5.5.1 are solely to determine the rights and priorities of the Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section 5.5.1 is not for the benefit of or enforceable by any Obligor.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Obligors to preserve the allocation to the Obligations otherwise set forth above in this Section 5.5.1.
5.5.2.          Post-Default Allocation of Proceeds.  Notwithstanding anything herein to the contrary, but subject to the Order (including, without limitation, with respect to funding of the Carve Out

Account in accordance with the Order), after the occurrence and during the continuance of an Event of Default, all proceeds of Collateral received by the Agent or any Secured Party and all proceeds realized from the Obligors on account of the Collateral (whether pursuant to Section 5.6 hereof or arising from realization on Collateral, setoff or otherwise), shall be allocated as follows:
(a)                first, to all costs and expenses, including Extraordinary Expenses, owing to the Agent, the Co-Collateral Agents and the Tranche A-1 Documentation Agent, including reimbursements owing to the Agent Professionals under Section 3.4;
(b)               second, to all amounts owing to the Agent constituting Protective Advances;
(c)               third, to permanently reduce the Pre-Petition Obligations (if any) (excluding the Pre-Petition Tranche A Prepayment Premium and the Pre-Petition Specified Tranche A-1 Prepayment Premium) in accordance with Section 5.5.2 of the Pre-Petition Loan Agreement, until paid in full, and then to fund the Prepetition ABL Indemnity Reserve (if applicable);
(d)                fourth, to all amounts owing to the Agent on Swingline Loans;
(e)                fifth, to all amounts owing to Issuing Bank on LC Obligations;
(f)                sixth, to all Obligations constituting fees owing to the Tranche A Lenders in their capacity as Tranche A Lenders (excluding (i) the Pre-Petition Tranche A Prepayment Premium and (ii) Bank Product Debt);
(g)                seventh, to all Obligations constituting interest then owing on Tranche A Revolver Loans (excluding Bank Product Debt);
(h)               eighth, to provide Cash Collateral for outstanding Letters of Credit in an amount equal to the Minimum Collateral Amount;
(i)                ninth, to all other Obligations owing to the Tranche A Lenders in their capacity as Tranche A Lenders (excluding (i) the Pre-Petition Tranche A Prepayment Premium and (ii) Bank Product Debt);
(j)                tenth, to fund the DIP Indemnity Account;
(k)               eleventh, to all Obligations constituting fees owing to the Tranche A-1 Lenders in their capacity as Tranche A-1 Lenders (limited in the case of the Pre-Petition Specified Tranche A-1 Prepayment Premium to the portion of the Pre-Petition Specified Tranche A-1 Prepayment Premium that would have constituted the Pre-Petition Tranche A-1 Prepayment Premium payable to the Pre-Petition Tranche A-1 Lenders (but for the operation of Section 3.2.5 of the Pre-Petition Loan Agreement, which provides that the Pre-Petition Specified Tranche A-1 Prepayment Premium is payable to the Pre-Petition Tranche A-1 Lenders in lieu of the Pre-Petition Tranche A-1 Prepayment Premium, and excluding, for the avoidance of doubt, Bank Product Debt));
(l)                 twelfth, to all Obligations constituting interest then owing on Tranche A-1 Revolver Loans (excluding, for the avoidance of doubt, Bank Product Debt);
(m)               thirteenth, to all other Obligations owing to the Tranche A-1 Lenders in their capacity as Tranche A-1 Lenders (excluding (i) the Pre-Petition Specified Tranche A-1 Prepayment Premium and (ii) for the avoidance of doubt, Bank Product Debt);

(n)                fourteenth, to Bank Product Debt owing to the Secured Parties for which Agent has received written notice as provided under the definition of “Bank Product”;
(o)                fifteenth, to Bank Product Debt owing to the Secured Parties for which Agent has not received written notice as provided under the definition of “Bank Product”;
(p)               sixteenth, to the Pre-Petition Tranche A Prepayment Premium owed to the Pre-Petition Tranche A Lenders (after giving effect to the waiver thereof with respect to the Tranche A Revolver Reduction Amount) and to the Pre-Petition Specified Tranche A-1 Prepayment Premium owed to the Pre-Petition Tranche A-1 Lenders (after giving effect to the waiver thereof with respect to the Prepaid Pre-Petition Tranche A-1 Revolver Loans) (other than the portion of the Pre-Petition Specified Tranche A-1 Prepayment Premium that would have constituted the Pre-Petition Tranche A-1 Prepayment Premium payable to the Pre-Petition Tranche A-1 Lenders (but for the operation of Section 3.2.5 of the Pre-Petition Loan Agreement, which provides that the Pre-Petition Specified Tranche A-1 Prepayment Premium is payable to the Pre-Petition Tranche A-1 Lenders in lieu of the Pre-Petition Tranche A-1 Prepayment Premium), which portion shall be payable pursuant to Section 5.5.2(k) above); and
(q)               seventeenth, to the Obligors or such other Person entitled thereto under Applicable Law.
Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Bank Product Debt or LC Obligations shall be the lesser of the applicable LC Obligations or Bank Product Amount last reported to Agent or the actual LC Obligations or Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Party.  In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.  The allocations set forth in this Section 5.5.2 are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section 5.5.2 is not for the benefit of or enforceable by any Obligor.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Obligors to preserve the allocation to the Obligations otherwise set forth above in this Section 5.5.2.
5.5.3.          Erroneous Application.  The Agent shall not be liable for any application of amounts made by it in error (unless it has been determined in a final, non-appealable judgment by a court of competent jurisdiction that such error was a result of the gross negligence or willful misconduct of Agent) and if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made in error (unless it has been determined in a final, non-appealable judgment by a court of competent jurisdiction that such error was a result of the gross negligence or willful misconduct of the Agent) shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
5.6.         Application of Dominion Account Proceeds.  On each Business Day, the available balance (or to the extent permitted by the Agent in its sole discretion, the net balance) in the Dominion Accounts on such Business Day shall be transferred in accordance with the Order and the Cash Management Order and otherwise in a manner consistent with directions of the Agent to the Borrower Account, and shall be applied to the Obligations in accordance with past practice.  Each Obligor irrevocably waives the right to direct the application such Collateral proceeds, and agrees that the Agent

(subject to Section 5.5.1 and Section 5.5.2, as applicable) shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as the Agent deems advisable, notwithstanding any entry by the Agent in its records.  If, as a result of the Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of the Obligors.
5.7.         Loan Account; Account Stated.
5.7.1.          Loan Account.  The Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of the Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of the Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder.  The Agent may maintain a single Loan Account in the name of the Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.
5.7.2.          Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent demonstrable error.
5.8.         Taxes.
5.8.1.          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(a)               Any and all payments by or on account of any obligation of any Obligor hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws.  If any Applicable Laws (as determined in the good faith discretion of Agent) require the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 5.8.5 below.
(b)               If any Obligor or the Agent shall be required by the IRC to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) Agent shall withhold or make such deductions as are determined by Agent to be required based upon the information and documentation to be delivered pursuant to Section 5.8.5 below, (B) Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the IRC, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 5.8) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)               If any Obligor or the Agent shall be required by any Applicable Laws other than the IRC to withhold or deduct any Taxes from any payment, then (A) such Obligor or Agent, as required by such Applicable Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation to be delivered pursuant to Section 5.8.5 below, (B) such Obligor or the Agent, to the extent required by such Applicable Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 5.8) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
5.8.2.          Payment of Other Taxes by the Borrowers.  Without limiting the provisions of Section 5.8.1 above, the Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
5.8.3.          Tax Indemnifications.
(a)               Each of the Obligors shall, and does hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.8) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Lender or the Issuing Bank (with a copy to Agent, or by Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.  Each of the Obligors shall, and does hereby, jointly and severally, indemnify the Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender or the Issuing Bank for any reason fails to pay indefeasibly to Agent as required pursuant to Section 5.8.3(b) below.
(b)               Each Lender and Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within thirty (30) days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender or the Issuing Bank (but only to the extent that any Obligor has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (y) Agent and the Obligors, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.3.1 relating to the maintenance of a Participant Register and (z) Agent and the Obligors, as applicable, against any Excluded Taxes attributable to such Lender or the Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error.  Each Lender and Issuing Bank hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Loan Agreement or any other Loan Document against any amount due to Agent under this Section 5.8.3(b).
5.8.4.          Evidence of Payments.  As soon as practicable after any payment of Taxes by the Obligors to a Governmental Authority as provided in this Section 5.8, the Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to Agent.
5.8.5.          Status of Lenders; Tax Documentation.
(a)               Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Agent, at the time or times reasonably requested by the Borrower Agent or the Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower Agent or the Agent, shall deliver such other documentation prescribed by Applicable Laws or reasonably requested by the Borrower Agent or Agent as will enable the Borrower Agent or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.8.5(b)(i), (b)(ii) and (b)(iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(b)               Without limiting the generality of the foregoing, in the event that the relevant Borrower is a U.S. Person,
(i)               any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Agent on or prior to the date on which such Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(ii)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Agent), whichever of the following is applicable:
(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)               executed copies of IRS Form W-8ECI;
(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Holdings within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)               to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(iii)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal with-holding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower Agent or the Agent to determine the withholding or deduction required to be made; and
(iv)               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower Agent or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 5.8, “FATCA” shall include any amendments made to FATCA after the date of this Loan Agreement.  For purposes of determining withholding Taxes imposed under the FATCA, the Obligors and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Loans and the Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(v)               Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 5.8 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Agent in writing of its legal inability to do so.
5.8.6.          Treatment of Certain Refunds.  Unless required by Applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Bank, or have any obligation to pay to any Lender or any Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or Issuing Bank, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 5.8, it shall pay to such Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor under this Section 5.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Obligor, upon the request of the Recipient, agrees to repay the amount paid over to the Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 5.8.6, in no event will the applicable Recipient be required to pay any amount to any Obligor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 5.8.6 shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Obligor or any other Person.

5.8.7.          Survival.  Each party’s obligations under this Section 5.8 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender or any Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations and the termination of this Loan Agreement.
5.9.         [Reserved].
5.10.       Nature and Extent of Each Borrower’s Liability.
5.10.1.        Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty of obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or liable; (b) the absence of any action to enforce this Loan Agreement (including this Section 5.10.1) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor (including in the Chapter 11 Cases); (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.
5.10.2.        Waivers.
(a)               Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.10.2 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Notwithstanding anything to the contrary in any Loan Document, and except as set forth in Section 5.10.3, each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor.  Each Borrower acknowledges that its guaranty pursuant to this Section 5.10.2 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(b)               Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non‑judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10.  If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action by Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
5.10.3.        Extent of Liability; Contribution.
(a)               Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.10 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable and (ii) such Borrower’s Allocable Amount.
(b)               If any Borrower makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.10 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(c)               Nothing contained in this Section 5.10 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.
5.10.4.        Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers.  Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5.        Subordination.  Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.
5.11.       Super Priority Nature of Obligations and Agent’s Liens.  The priority of the Agent’s Liens on the Collateral, claims and other interests shall be as set forth in the Interim Order or the Final Order, as applicable.
5.12.       Payment of Obligations.  Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Loan Agreement or any of the other Loan Documents, the Agent and Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court, but subject to the Order.
SECTION 6.         CONDITIONS PRECEDENT
6.1.         Conditions Precedent to Effectiveness.  In addition to the conditions set forth in Section 6.2, the effectiveness of this Loan Agreement and the obligation of the Lenders to fund any requested Loan (or to otherwise extend credit to the Borrowers hereunder) and of the Issuing Banks to issue each Letter of Credit on the Closing Date is subject to the satisfaction by the Obligors of each of the following conditions precedent:
(a)               Loan Documents.  The Agent and the Tranche A-1 Documentation Agent (or their counsel) shall have received from each Obligor, each Lender and each other party thereto, as applicable, executed counterparts of this Loan Agreement, a Note in favor of each Lender requesting a Note, the Guaranty, each Security Document set forth on the Closing Checklist attached hereto as Exhibit J, the Fee Letters (provided that each Fee Letter shall be delivered only to the parties thereto), and all Other Agreements set forth on the Closing Checklist attached hereto as Exhibit J, in each case, in form and substance satisfactory to the Agent and the Tranche A-1 Documentation Agent. All schedules, exhibits, annexes and other attachments to each of this Loan Agreement and the other Loan Documents will be in form and substance mutually agreeable to the Obligors, on the one hand, and the Agent and the Tranche A-1 Documentation Agent on the other hand.
(b)               Collateral Matters and Searches.
(i)               The Agent shall be satisfied that, subject to the Order and terms thereof, the Loan Documents shall be effective to create in favor of the Agent a legal, valid and enforceable security interest and Lien upon the Collateral, with the priority set forth in the Order.
(ii)               The Agent shall have received (A) evidence that all filings, recordings, deliveries of instruments and other actions the Agent may deem necessary or desirable to protect and preserve its security interest and Lien upon the Collateral shall have been duly effected, (B) UCC, Lien, tax and judgment searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Obligor names and locations disclosed to the Agent and other evidence reasonably satisfactory to the Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens, and (C) evidence that the payment (or evidence of provision for payment) of all filing and recording fees and taxes due and payable in respect thereof has been made in form and substance satisfactory to the Agent.
(c)                Borrowing Base Certificate; Excess Availability.
(i)               The Agent and the Tranche A-1 Documentation Agent shall have received a Borrowing Base Certificate (and all supporting documents and schedules), dated as of the Closing Date, executed by a Senior Officer of the Borrower Agent and providing a determination of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of a date acceptable to the Agent and the Tranche A-1 Documentation Agent, which Borrowing Base Certificate is in form and substance satisfactory to the Agent and the Tranche A-1 Documentation Agent.
(ii)               The Agent and the Tranche A-1 Documentation Agent shall both be satisfied that, both before and after giving effect to all extensions of credit to be made on the Closing Date, Excess Availability shall not be less than $125,000,000.
(d)                Approved Budget.  The Agent and the Tranche A-1 Documentation Agent shall have received the initial Approved Budget.
(e)                Bankruptcy Matters.  (i) The Bankruptcy Court shall have entered the Interim Order by no later than three (3) Business Days after the Petition Date, substantially in the form attached hereto as Exhibit K and otherwise in form and substance satisfactory to the Agent and the Tranche A-1 Documentation Agent, and the Interim Order shall not have been reversed, modified, stayed or vacated without the Agent’s  and the Tranche A-1 Documentation Agent’s prior written consent or subject to any motion for reversal, modification, amendment, appeal, leave to appeal, or stay; (ii) the Obligors shall have established or shall maintain the cash management systems described in Sections 7.1, 8.2.3 and 8.5 and the Obligors shall have taken all steps reasonably necessary to comply with the Cash Management Order; (iii) the Agent shall have received drafts of the “first day” pleadings for the Chapter 11 Cases, in each case, in form and substance reasonably satisfactory to the Agent not later than a reasonable time in advance of the Petition Date for the Agent’s counsel to review and analyze the same; and (v) all motions, orders (including the “first day” orders) and other documents to be filed with and submitted to the Bankruptcy Court on the Petition Date shall be in form and substance reasonably satisfactory to the Agent, and the Bankruptcy Court shall have approved and entered all “first day” orders, including the Cash Management Order.
(f)                 Senior Officer’s Closing Certificate.  The Agent shall have received a certificate, in form and substance satisfactory to the Agent, from a Senior Officer of the Parent (or the Borrower Agent) (with such certification to be in such Person’s capacity as a Senior Officer of the Parent (or the Borrower Agent) and not in such Person’s individual capacity) certifying that the conditions specified in this Section 6.1 and in Section 6.2 have been satisfied, including specific written certifications as to the satisfaction of non-documentary conditions set forth in Section 6.1(l) through Section 6.1(p) below (other than, to the extent any such condition is subject to the satisfaction of the Agent, the Agent’s satisfaction).
(g)                Secretary’s Certificate; Corporate Authority.  The Agent shall have received a certificate of a duly authorized officer of each Obligor (with such certification to be in such Person’s capacity as an officer of such Obligor and not in such Person’s individual capacity), (i) certifying (A) that attached copies of such Obligor’s Organic Documents (to the extent applicable, certified as of a recent date by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization) are true and complete, and in full force and effect, without amendment except as shown, (B) that an attached copy of resolutions of the board of directors (or equivalent governing body) of such Obligor authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, and (C) as to the title, name and signature of each Person authorized to sign the Loan Documents and (ii) attaching good standing or subsistence certificates, as applicable, for such Obligor, issued as of a recent date by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.
(h)                Reserved.

(i)                 Legal Opinions.  The Agent shall have received a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, on behalf of the Obligors, addressing corporate authority matters, entry of the Interim Order and other customary matters requested by the Agent.
(j)                 Insurance Matters.  The Agent shall (i) be satisfied with the amount, types and terms and conditions of all insurance maintained by the Obligors and their Subsidiaries, and (ii) have received certificates of insurance with endorsements naming Agent, for the benefit of the Secured Parties, as lender’s loss payee or additional insured, as applicable, with respect to each insurance policy required to be maintained with respect to the Collateral and otherwise in form and substance satisfactory to the Agent.
(k)               Other.  Agent shall have received such other certificates, documents, agreements and information in respect of any Obligor as Agent may request to effect the transactions contemplated hereby.
(l)                 Representations and Warranties.  The representations and warranties contained in this Loan Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Closing Date.
(m)              No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing or shall arise hereunder immediately after giving effect to this Loan Agreement and the transactions contemplated hereby.
(n)               Material Adverse Effect.  Since the Petition Date, other than those events or circumstances customarily resulting from the commencement of the Chapter 11 Cases, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expect to have a Material Adverse Effect.
(o)               No Orders or Injunctions.  No orders, injunctions or pending litigation exists which could reasonably be expected to have a Material Adverse Effect or which challenges this Loan Agreement or the Loan Documents or the transactions contemplated hereby or thereby.
(p)               Liabilities.  Since the Petition Date, there has been no material increase in the liabilities, liquidated or contingent, of the Obligors taken as a whole.
(q)                KYC; PATRIOT Act.  The Agent shall have received all documentation and other information relating to the Obligors and their Affiliates in order to allow the Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(r)                Fees, Costs and Expenses.  The Borrowers shall have paid (i) to the Agent, the applicable Arrangers and the Tranche A-1 Documentation Agent all fees to be paid pursuant to the Fee Letters and (ii) to such other Person(s) as are entitled thereto, all fees and out-of-pocket expenses to be paid to such Persons on the Closing Date (including, without limitation, all fees, out-of-pocket charges and disbursements of counsel to the Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent, plus such additional amounts of such fees, charges and disbursements as shall constitute such Person’s reasonable estimate of such fees, charges and disbursements to be incurred by such Person through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and such Persons)), accounting, appraisal, consulting and other fees and out-of-pocket expenses to the extent invoiced prior to or on the Closing Date.

Without limiting the generality of Section 12.1.2(e), for purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Loan Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
6.2.         Conditions Precedent to All Credit Extensions.  The Agent, Issuing Banks and Lenders shall not be required to fund any Loans or arrange for the issuance, extension or renewal of any Letters of Credit, unless the following conditions are satisfied or waived:
(a)                Notices.  The Agent shall have received, in the case of a Borrowing, a notice with respect to such Borrowing as required by Section 4.1, and in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank shall have received notice with respect thereto in accordance with Section 2.3.
(b)                LC Conditions.  With respect to the issuance, amendment, extension or renewal of a Letter of Credit, the LC Conditions shall be satisfied.
(c)                Reserved.
(d)                No Default or Event of Default.  No Default or Event of Default shall exist at the time of, or result from, such funding, issuance, extension or renewal.
(e)               Representations and Warranties.  The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance, extension or renewal (except for representations and warranties that expressly relate to an earlier date and except for changes therein which do not cause a violation of this Loan Agreement).
(f)                Conditions Precedent in Other Loan Documents.  All conditions precedent to fund any Loans or to arrange for the issuance, extension or renewal of any Letters of Credit to or for the benefit of Borrowers set forth in any other Loan Document shall be satisfied.
(g)               Material Adverse Effect.  Since the Petition Date, other than those events or circumstances customarily resulting from the commencement of the Chapter 11 Cases, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(h)               Order.  (i) If the Interim Order has expired, the Final Order shall have been entered following the expiration of the Interim Order; (ii) the Interim Order or the Final Order, as applicable, shall not have been vacated, stayed, reversed, modified, or amended without the Agent’s consent and shall otherwise be in full force and effect; (iii) no motion for reconsideration of the Interim Order or the Final Order, as applicable, shall have been timely filed by a Debtor or any of its Subsidiaries; and (iv) no appeal of the Interim Order or the Final Order, as applicable, shall have been timely filed.
(i)                 Fees, Costs and Expenses.  Subject to the Order, the Borrowers shall have paid the outstanding balance of all fees and expenses then due and payable under this Loan Agreement.
Each request (or deemed request) by Borrowers for funding of a Loan or the issuance, amendment extension or renewal of a Letter of Credit shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance, amendment extension or renewal.  The conditions set forth in this Section 6.2 are for the sole benefit of the Agent and each other Secured Party and may be waived by the Agent, in whole or in part, without prejudice to the rights of the Agent or any other Secured Party.  Notwithstanding the immediately preceding sentence, other than in connection with Protective Advances, the Agent shall not waive any condition in this Section 6.2 if it knows that the Obligors would breach Section 10.3 after giving effect to the applicable extension of credit.
6.3.         Limited Waiver of Conditions Precedent.  If the Agent, any Issuing Bank or the Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of the Agent, the Issuing Banks and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.
SECTION 7.         COLLATERAL
7.1.         Grant of Security Interest.  In furtherance and not in limitation of the provisions of the Order (but subject to the limitations in the Order), to secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following personal, real and fixture property, assets and rights of such Obligor of every kind and nature, whether now owned or hereafter acquired or arising, and wherever located:
(a)               all Accounts and all Credit Card Receivables;
(b)               all Chattel Paper, including electronic chattel paper;
(c)               all Commercial Tort Claims described on Schedule 7.1(c), as shall be amended from time to time in accordance with Section 7.4.1;
(d)               all Deposit Accounts and Securities Accounts;
(e)               all Documents;
(f)                all General Intangibles, including Payment Intangibles, Software and Intellectual Property; provided, however, that the grant of security interest shall not include any intent-to-use application for a trademark that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such trademark;
(g)               all Goods, including Inventory, Equipment and Fixtures;
(h)               all Instruments;
(i)                all Investment Property;
(j)                all Letter-of-Credit Rights;
(k)               all Supporting Obligations;
(l)                all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)               all Capital Stock in any Subsidiary of such Obligor;
(n)               all DIP Collateral (as defined in the Order);
(o)               (x) all owned real Property owned by the Obligors (including those real Property interests set forth on Schedule 7.3), (y) all Leaseholds subject to a Lien in favor of the Pre-Petition Agent under the Pre-Petition Loan Documents and (z) all proceeds of Leases and Leaseholds;
(p)               all proceeds of avoidance actions brought pursuant to Section 549 of the Bankruptcy Code to recover any Post-Petition transfer of Collateral;
(q)               effective upon entry of the Final Order, all proceeds of claims or causes of action that the Obligors may be entitled to assert by reason of any avoidance or other power vested in or on behalf of the Obligors or the estates of the Obligors under Chapter 5 of the Bankruptcy Code (other than actions brought pursuant to Section 549 of the Bankruptcy Code) and any and all recoveries and settlements thereof;
(r)               effective upon entry of the Final Order, each Obligor’s rights under Section 506(c) and Section 550 of the Bankruptcy Code;
(s)               all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
(t)               all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
7.2.         Lien on Deposit Accounts; Cash Collateral.
7.2.1.          Deposit Accounts.  In furtherance and not in limitation of the provisions of the Order and the Cash Management Order, to further secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of such Obligor’s right, title and interest in and to each Deposit Account of such Obligor (except for those referred to in clause (i) of Section 8.5) and any deposits or other sums at any time credited to any such Deposit Account, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Upon entry of the Order and the Cash Management Order (and except as otherwise provided in the Cash Management Order or the Order), each Obligor shall comply with the terms of the Cash Management Order and the Order in all respects and shall cause all available balances in each Deposit Account maintained by such Obligor with any depository bank (except for those Deposit Accounts referred to in clauses (i) and (ii) of Section 8.5) to be delivered to a Borrower Account at Bank of America (or such other arrangements as are approved by the Agent) on each Business Day, for application to the Obligations then outstanding; provided, however, that, unless otherwise required by the Agent, the Obligors may maintain an aggregate account balance in local Deposit Accounts not to exceed $5,000 for each Store supported by such local Deposit Account for petty cash and Store expense reimbursement purposes.  Each Obligor irrevocably appoints the Agent as such Obligor’s attorney in fact to collect such balances to the extent any such delivery is not so made.  Each Obligor waives the right to direct the application of any payments or Collateral proceeds, and agrees that the Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as the Agent deems advisable, notwithstanding any entry by the Agent in its records.  If, as a result of the Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of the Obligors.

7.2.2.          Cash Collateral.  Any Cash Collateral may be invested by the Agent, in the Agent’s discretion, in Cash Equivalents, but the Agent shall have no duty to do so, regardless of any agreement, understanding or course of dealing with any Obligor, and shall have no responsibility for any investment or loss.  Each Obligor hereby grants to the Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere.  The Agent may apply Cash Collateral to the payment of any Obligations, in such order as the Agent may elect, as they become due and payable.  The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of the Agent.  No Obligor or other Person claiming through or on behalf of any Obligor shall have any right to any Cash Collateral, until payment in full, in cash of all Obligations and the occurrence of the Commitment Termination Date.
7.3.         Real Estate Collateral.  Pursuant to the Order, the Obligations shall be secured by Mortgages filed prior to the Petition Date and by the Liens granted under the Order upon (x) all Real Estate owned by the Obligors described on Schedule 7.3 and (y) all leasehold interests in Real Estate described on Schedule 7.3 or the proceeds therefrom.  The Agent may amend Schedule 7.3 from time to time to reflect thereon any Real Estate that constitutes Eligible Real Estate.  Notices with respect to the entry of the Order, the Obligors’ entry into this Loan Agreement and the other Loan Documents and the provision of the credit facilities provided herein shall be duly recorded, at the Borrowers’ expense, in each office where any existing Pre-Petition Mortgage on any Real Estate has been filed.  The Obligors shall promptly upon the Agent’s request (and in any event within three (3) Business Days) execute, deliver and record a Mortgage sufficient to create a first priority perfected Lien (subject to Permitted Liens) in favor of Agent on such Real Estate.  Notwithstanding anything in this Loan Agreement (including this Section 7.3) or any other Loan Document to the contrary, no Obligor shall deliver, execute or record any Mortgage pursuant to this Section 7.3 until the Agent and each Tranche A Lender shall have confirmed (such confirmation not to be unreasonably withheld, conditioned or delayed) that it has completed its flood insurance due diligence and flood insurance compliance with respect to such Real Estate.
7.4.         Effect of the Order; Conflict with the Order.  Any security interest provided for in this Loan Agreement or any other Loan Document has also been granted pursuant to the Order.  This Loan Agreement and the other Loan Documents supplement the Order without in any way diminishing or limiting the effect of the Order or any Lien, claim or security interest granted thereunder.  In the event of a direct conflict between the terms of this Loan Agreement (or any other Loan Document) and the Order, the terms of the Order shall control.  For the avoidance of doubt, upon the entry by the Bankruptcy Court of the Order, all Liens created by the Security Documents in favor of the Agent shall be perfected as set forth in such Order, notwithstanding any failure to make (or the terms of) any filings or Mortgages in any jurisdiction.
7.5.         Other Collateral.
7.5.1.          Commercial Tort Claims.  The Obligors shall promptly notify the Agent in writing if, after the Closing Date, Parent or any Subsidiary acquires any interest in a Commercial Tort Claim and, to the extent a security interest therein is not perfected (or in the Agent’s reasonable judgment is not expected to remain perfected) pursuant to the Order, shall promptly upon the Agent’s request execute such documents and take such actions as the Agent deems appropriate (including amending Schedule 7.1(c)) to confer upon the Agent (for the benefit of Secured Parties) a duly perfected, first priority (subject to Permitted Liens entitled to priority under the Order or Applicable Law) Lien upon such claim.
7.5.2.          Certain After-Acquired Collateral.  The Obligors shall promptly notify the Agent in writing if, after the Closing Date, Parent or any Subsidiary obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property that is registered or subject to a pending application for registration, Investment Property or Letter-of-Credit Rights which has not yet been perfected and, to the extent a security interest therein is not perfected (or in the Agent’s reasonable judgment is not expected to remain perfected) pursuant to the Order, shall promptly upon the Agent’s request execute such documents and take such actions as the Agent deems  appropriate to confer upon the Agent (for the benefit of Secured Parties) a duly perfected, first priority (subject to Permitted Liens entitled to priority under the Order or Applicable Law) upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver requested by the Agent.
7.6.         No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject the Agent or any Lender to, or in any way modify, any obligation or liability of the Obligors relating to any Collateral.
7.7.         Further Assurances.  Promptly upon the Agent’s request, the Obligors shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as the Agent deems appropriate to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Loan Agreement and the other Security Documents.  Each Obligor authorizes the Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by the Agent before the Closing Date to effect or perfect its Lien on any Collateral.
7.8.         Pre-Petition Filings and Mortgages.  Without in any way limiting the foregoing, each Obligor hereby acknowledges that (i) any and all financing statements filed under the UCC in connection with the Pre-Petition Loan Agreement, naming Bank of America, N.A., as agent (or otherwise as a representative for itself and other financial institutions), as secured party, and such Obligor, as debtor, shall evidence the Agent’s security interest granted by such Obligor pursuant to the Security Documents to the extent such security interest may be perfected by the filing of financing statements under the UCC and such pre-filings of financing statements are hereby ratified in all respects and (ii) any and all Mortgages and fixture filings filed in the applicable filing offices in connection with the Pre-Petition Loan Agreement, naming Bank of America, N.A., as agent (or otherwise as a representative for itself and other financial institutions), as mortgagee or secured party, and such Obligor, as mortgagor or debtor, shall evidence the Agent’s security interest granted by such Obligor pursuant to the Security Documents and such Pre-Petition Mortgages and fixture filings are hereby ratified in all respects.  Until all of the Obligations and the Pre-Petition Obligations have been indefeasibly paid in full in cash the provisions of this Section 7.7 shall continue to be in full force and effect and not subject to any right of termination in respect of the security interests granted herein or in any other Security Document.
7.9.         Lien Releases.  (a) Upon the Full Payment of the Obligations and the occurrence of the Commitment Termination Date or (b) with respect to any Collateral that is a Permitted Asset Disposition or a disposition of Equipment permitted under Section 8.4.2 (as certified in writing to Agent by the Borrowers; and Agent may rely conclusively on any such certificate without further inquiry), Agent will, at the Borrowers’ expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release of the Collateral or such item of Collateral, as applicable, from the assignment and security interest granted under the Loan Documents.
7.10.       Pre-Petition Securities Pledge Agreement.  Without limiting the foregoing in this Section 7 and subject to the Order, the Obligors, the Agent, the Co-Collateral Agents and the Lenders desire and intend that the Obligations are secured by the “Securities” and the “Securities Collateral” (as defined in the Pre-Petition Securities Pledge Agreement) on substantially the same terms as set forth in the Pre-Petition Securities Pledge Agreement (except as modified hereby).  Accordingly, the parties hereby agree as following:
7.10.1.          Subject to the Order, each Obligor hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Obligor’s right, title and interest in, to and under all personal property of such Obligor, including, without limitation, the “Securities” and the “Securities Collateral” (as defined in the Pre-Petition Securities Pledge Agreement, but without regard to any reference to proviso at the end of Section 1 of the Pre-Petition Securities Pledge Agreement set forth therein) of such Obligor, in each case, whether now owned or existing or hereafter acquired or arising and wherever located to the secure the Obligation.
7.10.2.          The terms and provisions set forth in the Pre-Petition Securities Pledge Agreement are incorporated herein by reference, and each Obligor hereby agrees to be bound by the terms and provisions set forth in the Pre-Petition Securities Pledge Agreement, and that such terms and provisions shall apply to each Obligor, mutatis mutandis, as if fully set forth herein, it being understood that (a) all references in the Pre-Petition Securities Pledge Agreement to specific sections of the Pre-Petition Loan Agreement shall be deemed to refer to the sections of this Loan Agreement which contain the corresponding condition precedent, covenant, notice, default or event of default, as amended, as applicable, (b) the definition of each capitalized term defined by reference to the Pre-Petition Loan Agreement shall be deemed to refer to the definition of such capitalized term set forth in this Loan Agreement, including, without limitation, the definitions of the terms “Obligations” and “Loans” (notwithstanding any reference to the specific amount of any Obligations in the Pre-Petition Securities Pledge Agreement, if any), (c) all references therein to the “Loan Agreement” shall mean this Loan Agreement and (d) that each reference to “Company” in the Pre-Petition Securities Pledge Agreement shall include each Obligor in its capacity as a debtor-in-possession under the Chapter 11 Cases; provided, however, that the proviso at the end of Section 1 of the Pre-Petition Securities Pledge Agreement shall cease to apply and the terms “Securities” and the “Securities Collateral” (as defined in the Pre-Petition Securities Pledge Agreement) for the purposes of this Loan Agreement shall include all of the property and assets described in such proviso.
7.10.3.          Each Obligor expressly agrees to perform and observe each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities required of a “Company” under the Pre-Petition Securities Pledge Agreement.
SECTION 8.          COLLATERAL ADMINISTRATION
8.1.         Collateral Reporting.
8.1.1.          Borrowing Base Certificates.  The Borrowers shall deliver to Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent (and Agent shall promptly deliver same to Lenders), not later than 2:00 p.m. on the last Business Day of each week, a Borrowing Base Certificate prepared as of the close of business on the preceding Saturday, with such Borrowing Base Certificates updated for purchases and sales of Inventory from the prior week in a manner consistent with the past practices of the Obligors and reasonably approved by Agent and each Co-Collateral Agent.  All calculations of Excess Availability and the Tranche A-1 Utilization Amount in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Senior Officer of the Borrower Agent (with such certification to be in such Person’s capacity as a Senior Officer of the Borrower Agent and not in such Person’s individual capacity), provided that Agent may from time to time review and adjust any such calculation (a) to reflect its estimate of declines in value of any Collateral, due to collections received in the Dominion Accounts or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Loan Agreement or does not accurately reflect the Availability Reserve.
8.1.2.          Other Collateral Reporting.  The Borrowers shall deliver to Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent the following (each in form and substance satisfactory to the Agent):
(a)               contemporaneously with delivery of each Borrowing Base Certificate pursuant to Section 8.1.1, in a manner consistent with past practices and as may be reasonably requested by the Agent and each Co-Collateral Agent, additional information with respect to the Inventory, including, to the extent reasonably available: (i) calculations of Inventory itemizing separately in-transit Inventory, Inventory located at Stores to be closed pursuant to Specified Store Closing Sales, Inventory located at non-closing Stores, and Inventory located in warehouse locations, together with back-up information for each in-transit Inventory category, (ii) an Inventory roll forward, (iii) a breakdown of Stores being closed or proposed to be closed, which information with respect to such Stores shall be limited to pro rata collections of such Stores collected from the point of sale systems during the relevant period which correspond to cash collections described in, and determined in a manner consistent with, the Approved Budget and (iv) a report setting forth any opening of a new Store, office, or place of business where Collateral will be located; provided, however, that if any such new store, office or place of business shall be a Large Inventory Location, the Borrower Agent shall provide the Agent with fifteen (15) Business Days prior written notice thereof;
(b)               at the request of the Agent, monthly, together with the second Borrowing Base Certificate delivered in each calendar month pursuant to Section 8.1.1, a summary of Inventory by location and type, accompanied by such supporting documentation (including a supporting perpetual Inventory report) with detail sufficient to permit the preparation of an updated inventory appraisal as shall be requested by the Agent or any Co-Collateral Agent in their sole discretion;
(c)               upon the Agent’s or any Co-Collateral Agent’s request, an accounts payable and accrual report as of the end of the most recently ended fiscal month, in each case, with detail sufficient to permit the preparation of an updated inventory appraisal as shall be requested by the Agent or any Co-Collateral Agent in their sole discretion; and
(d)               promptly, any other information that the Agent or any Co-Collateral Agent may reasonably request regarding the determination and calculation of the Aggregate Borrowing Base (or any component thereof).
8.2.         Administration of Accounts and Credit Card Receivables.
8.2.1.          Credit Card Notifications; Records.  Schedule 8.2.1 sets forth, as of the Closing Date, all arrangements to which any Obligor is a party with respect to the payment to any Obligor of the proceeds of credit card charges for sales by such Obligor.  The Obligors shall deliver to the Agent Credit Card Notifications instructing each of their Credit Card Issuers or Credit Card Processors to transfer all amounts owing by such processor or issuer to an Obligor directly to the Borrower Account or a Dominion Account, with such Credit Card Notifications to be executed by each relevant Obligor and accompanied by evidence that such Credit Card Notifications have been received by such Credit Card Issuers or Credit Card Processors. The Obligors shall exercise commercially reasonable efforts to obtain acknowledgments to such Credit Card Notifications from each of the Credit Card Issuers and Credit Card Processors.  Each Obligor shall keep accurate and complete records of its Credit Card Receivables, and shall submit to Agent Credit Card Receivables reports, including all additions and reductions (cash and non-cash) with respect to Credit Card Receivables of the Obligors in each case accompanied by such supporting detail and documentation as shall be reasonably requested by the Agent, in form reasonably satisfactory to the Agent, on such periodic basis as the Agent may request.
8.2.2.          Account Verification.  Whether or not a Default or Event of Default exists, the Agent shall have the right at any time, in the name of the Agent, any designee of the Agent or any Obligor to verify the validity, amount or any other matter relating to any Accounts of any Obligor by mail, telephone or otherwise.  The Obligors shall cooperate fully with the Agent in an effort to facilitate and promptly conclude any such verification process.
8.2.3.          Maintenance of Dominion Accounts.  The Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to the Agent.  The Obligors shall obtain an agreement (in form and substance reasonably satisfactory to the Agent) from each lockbox servicer and Dominion Account bank, establishing the Agent’s control over and Lien in the lockboxes or Dominion Accounts, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, if such Dominion Account is not maintained with Bank of America, directing, in accordance with Section 5.6, the account bank to transfer at the end of each Business Day available funds in the Dominion Accounts to the Borrower Account consistent with past practice, and waiving offset rights of such servicer or bank against any funds in the lockboxes or Dominion Accounts, except offset rights for customary administrative charges.  Neither the Agent nor Lenders assume any responsibility to the Obligors for any lockbox arrangements or Dominion Accounts, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
8.2.4.          Proceeds of Collateral.  The Obligors shall request in writing and otherwise take all reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Agent and promptly deposit same into a Dominion Account.
8.3.         Administration of Inventory.
8.3.1.          Records and Reports of Inventory.  Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Agent inventory reports in form reasonably satisfactory to the Agent, on such periodic basis as the Agent may request.  Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by the Agent) and periodic cycle counts consistent with historical practices, and shall provide to the Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as the Agent may request.  The Agent (or its designated Agent Professionals) may participate in and observe each inventory or physical count.
8.3.2.          Returns of Inventory.  No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business and (b) no Event of Default or Tranche A Overadvance exists or would result therefrom.
8.3.3.          Acquisition, Sale and Maintenance.  No Obligor shall acquire or accept any Inventory which is part of the Aggregate Borrowing Base on consignment or approval.  No Obligor shall sell any Inventory which is part of the Aggregate Borrowing Base on consignment or approval.  The Obligors shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law.
8.4.         Administration of Equipment.

8.4.1.          Records and Schedules of Equipment.  Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to the Agent, on such periodic basis as the Agent may request, a current schedule thereof, in form reasonably satisfactory to the Agent.  Promptly upon request, Obligors shall deliver to the Agent evidence of their ownership or interests in any Equipment.
8.4.2.          Dispositions of Equipment.  No Obligor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of the Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens (other than Permitted Liens).
8.4.3.          Condition of Equipment.  Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, the Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Obligor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with the manufacturer’s published and recommended specifications.
8.5.         Administration of Deposit Accounts and Securities Accounts.  Schedule 8.5 sets forth all Deposit Accounts and Securities maintained by Obligors as of the Closing Date (or, after any update to such Schedule 8.5 in accordance with the last sentence of this Section 8.5, as of the date of such amendment). Each Obligor shall take all actions necessary to establish the Agent’s control (pursuant to an Account Control Agreement or the Order) of each Deposit Account and Securities Account other than:
(i)                each Deposit Account exclusively used for payroll, payroll taxes, or employee benefits as set forth in Schedule 8.5(a) or any replacement account exclusively used for payroll, payroll taxes or employee benefits that is reasonably acceptable to the Agent;
(ii)               each disbursement account of the Obligors as set forth on Schedule 8.5(a) or any replacement disbursement account that is reasonably acceptable to the Agent; and
(iii)               each Deposit Account, other than those described in clauses (i) through (ii) above, containing not more than $75,000 at any time; provided that the aggregate amount contained in all such accounts under this clause (iv) shall not exceed $750,000 at any time; provided, however, upon the request of the Agent, the Obligors shall either (a) take all actions necessary to establish the Agent’s control of each such Deposit Account referred to in this clause (iii) or (b) close the Deposit Accounts referenced in this clause (iii) and transfer all balances and all related deposit activity to a Deposit Account over which the Agent’s control has already been established.
Each Obligor shall be the sole account holder of each Deposit Account and each Securities Account and shall not allow any other Person (other than the Agent) to have control over a Deposit Account or a Securities Account.  The Obligors shall not open or close any Deposit Account or Securities Account without the prior written consent of the Agent, and to the extent any such consent is given the Obligors shall, at the request of Agent, amend Schedule 8.5 (and Schedule 8.5(a), if applicable) to reflect any opening or closing of a Deposit Account or Securities Account.

8.6.         General Provisions.

8.6.1.          Location of Collateral.  All tangible items of Collateral, other than (i) tangible Inventory having an aggregate value of no more than $500,000, and (ii) Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; and (b) move Collateral to another location in the United States, so long as, if such Collateral has an aggregate value of more than $500,000 the Borrower Agent has provided the Agent with 30 Business Days prior written notice thereof.
8.6.2.          Insurance of Collateral; Condemnation Proceeds.
(a)               Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks, in such amounts, with such endorsements, and with such insurers as are reasonably satisfactory to the Agent.  All proceeds under each policy shall be payable to the Agent.  Unless Agent shall agree otherwise, each policy shall include reasonably satisfactory endorsements (i) showing the Agent as loss payee, lender’s loss payee or additional insured, as appropriate; (ii) requiring not less than thirty (30) days (ten (10) days in the case of non-payment of premium) prior written notice to the Agent of the exercise of any right to cancel the policy; and (iii) specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Obligor fails to provide and pay for such insurance, the Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor.  Each Obligor agrees to deliver to the Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, Obligors may (following prior consultation with the Agent) settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Agent.  If an Event of Default exists, only the Agent shall be authorized to settle, adjust and compromise such claims.
(b)               Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to the Agent, and shall be applied, by the Agent, to the Obligations in accordance with Section 5.5.
8.6.3.          Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes (other than Excluded Taxes) payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors.  The Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.
8.6.4.          Defense of Title to Collateral.  Each Obligor shall at all times defend its title to Collateral and the Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.
8.7.         Power of Attorney.  Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by the Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 8.7.  The Agent, or the Agent’s designee, may, during the continuation of an Event of Default, without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors:
(a)               Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Agent’s possession or control; and

(b)               (i) Notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems reasonably appropriate to fulfill any Obligor’s obligations under the Loan Documents.
SECTION 9.         REPRESENTATIONS AND WARRANTIES
9.1.         General Representations and Warranties.  To induce Agent and Lenders to enter into this Loan Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:
9.1.1.          Organization and Qualification.  Each Obligor and Subsidiary is duly organized, validly existing and in good standing or subsisting, as applicable under the laws of the jurisdiction of its organization.  Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
9.1.2.          Power and Authority; No Conflict.  Each Obligor is, subject to the entry of the Interim Order (or Final Order, when applicable) by the Bankruptcy Court, duly authorized to execute, deliver and perform its Loan Documents.  Upon entry by the Bankruptcy Court of the Interim Order (or Final Order, when applicable), the execution, delivery and performance of the Loan Documents by each Obligor will have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Capital Stock of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a material default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens and Liens granted hereunder) on any Property of any Obligor.
9.1.3.          Enforceability.  Upon entry by the Bankruptcy Court of the Interim Order (or Final Order, when applicable), each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable against each Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
9.1.4.          Capital Structure.  Schedule 9.1.4 shows as of the Closing Date, for each Obligor and Subsidiary (other than the Parent), its name as it appears in its Organic Documents filed in its jurisdiction of organization, its jurisdiction of organization, its duly authorized and validly issued Capital Stock, the holders of its Capital Stock, and all agreements binding on such holders with respect to their Capital Stock.  Each Obligor has good title to its Capital Stock in its Subsidiaries, subject only to the Agent’s Lien, the Pre-Petition Agent’s Liens created under the “Security Documents” (as such term is defined in the Pre-Petition Loan Agreement) and the Senior Note Agent’s Liens created under the “Security Documents” (as such term is defined in the Senior Note Indenture), and all such Capital Stock is duly issued, fully paid and non-assessable.  There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Capital Stock of any Obligor (other than the Parent) or Subsidiary.
9.1.5.          Corporate Names; Locations.  Schedule 9.1.5 shows as of the Closing Date, for each Obligor and Subsidiary, its name as it appears in its Organic Documents filed in its jurisdiction of organization, its jurisdiction of organization, organization type, organization number, if any, issued by its jurisdiction of organization, its federal employer identification number.  During the five years preceding the Closing Date, except as set forth on Schedule 9.1.5, no Obligor or Subsidiary has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.  The chief executive offices and other places of business of the Obligors and the Subsidiaries as of the Closing Date are set forth on Schedule 8.6.1.
9.1.6.          Title to Properties; Priority of Liens.  Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to the Agent or the Lenders, in each case free of Liens except Permitted Liens.  Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of the Agent in the Collateral are duly perfected, first priority Liens (subject to Permitted Liens entitled to priority under Applicable Law).  Schedule 9.1.6(i) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Obligors as of the Closing Date.  Schedule 9.1.6(ii) sets forth the address (including street address, county and state) of all Real Estate that is leased by the Obligors as of the Closing Date, together with the name of each lessor and such lessor’s contact information.  Each such Lease of Real Estate is enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity) against the lessor thereof in accordance with its terms and is in full force and effect and, other than for defaults arising solely as a result of the commencement of the Chapter 11 Cases, the Obligors are not in default of the terms of any such Lease; provided that the representation set forth in this sentence shall not apply to any Lease for a Store location that is the subject to the Specified Store Closing Sales if the failure of such representation to be true and correct would not impair the applicable Obligor’s ability to continue to occupy such Store location.
9.1.7.          Security Documents.  Subject to entry of the Order by the Bankruptcy Court, the Security Documents shall be effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  Upon entry of the Order, the Order together with other actions taken on or prior to the date hereof (including (i) in the case of the “Pledged Collateral” described in the Security Documents, delivery of certificates or promissory notes, as applicable, representing such “Pledged Collateral” to the Agent, and (ii) in the case of the other Collateral described in the Security Documents, upon the filing of financing statements and the obtaining of “control”, in each case, as applicable, with respect to the relevant Collateral as required under the applicable UCC), confer upon the Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral and the proceeds thereof as security for the Obligations, with the priority set forth in the Order.

9.1.8.          Financial Statements; Approved Budget; No Material Adverse Effect.
(a)               The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of the Obligors and their Subsidiaries that have been and are hereafter delivered to the Agent and the Lenders, pursuant to Section 10.1.2 or otherwise, are prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as expressly noted therein, and fairly present in all material respects the financial positions and results of operations of Obligors and Subsidiaries at the dates and for the periods indicated, subject, in the case of interim statements, to the absence of footnotes and to normal year-end adjustments.
(b)               The Obligors and their Subsidiaries have no Debt other than Debt permitted by Section 10.2.2.  As of the Closing Date and except for obligations set forth on Schedule 9.1.8, neither the Obligors nor any of their respective Subsidiaries have any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in financial statements referred to in this Section 9.1.8 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Obligors and their Subsidiaries taken as a whole.
(c)               The initial Approved Budget is attached to this Loan Agreement as Annex A, which was furnished to the Agent on or prior to the Closing Date, and each subsequent Approved Budget delivered in accordance with Section 10.1.17, has been prepared in good faith, with due care and based upon assumptions the Borrowers believed to be reasonable assumptions on the date of delivery of the then-applicable Approved Budget.  To the knowledge of the Borrowers, as of the Closing Date, no facts exist that (individually or in the aggregate) would result in any material change in the Approved Budget.  The Borrower Agent shall hereafter deliver to the Agent updates to the Approved Budget in accordance with Section 10.1.17.
(d)               Since the Petition Date, other than those events or circumstances customarily resulting from the commencement of the Chapter 11 Cases, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expect to have a Material Adverse Effect.
9.1.9.          Surety Obligations.  No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
9.1.10.        Taxes.  Each Obligor and Subsidiary has filed all material federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of each Obligor and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.  There is no proposed tax assessment against any Obligor or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Obligor nor any Subsidiary thereof is a party to any tax sharing agreement.
9.1.11.        Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents except as set forth on Schedule 9.1.11, and none of the items set forth on such Schedule constitute a liability of the Secured Parties.
9.1.12.        Intellectual Property.  Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without, to any Obligor’s knowledge, conflict with any rights of others.  There is no pending or, to any Obligor’s knowledge, threatened material Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property).  All Intellectual Property registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office which is owned by any Obligor or Subsidiary on the Closing Date is set forth on Schedule 9.1.12.
9.1.13.        Governmental Approvals; Other Consents.  Upon entry by the Bankruptcy Court of the Interim Order (or Final Order, when applicable, and subject to the terms thereof), each Obligor and each of its Subsidiaries has, is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties.  All necessary material import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Obligors and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  Except for the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Obligor of this Loan Agreement or any other Loan Document, (b) the grant by any Obligor of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof) or (d) the exercise by the Agent or any Lender of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Obligors in favor of the Agent, and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
9.1.14.        Compliance with Laws.  Subject to specific representations regarding ERISA, Environmental Laws, tax and other laws contained in this Section 9, each Obligor and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Obligor or Subsidiary under any Applicable Law.  Without limiting the generality of the foregoing, each Obligor and Subsidiary has obtained all permits, licenses, consents, approvals and authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Obligor and Subsidiary is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
9.1.15.        Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.15 or as could not reasonably be expected to have a Material Adverse Effect, (a) no Obligor’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up, (b) no Obligor or Subsidiary has received any Environmental Notice, (c) no Obligor or Subsidiary has Environmental Liabilities with respect to any Environmental Release, environmental pollution or Hazardous Material on any Real Estate now or previously owned, leased or operated by it, or regarding any Environmental Release at or under any off-site third party property, (d) no Obligor is party to, and no Obligor and no real property currently (or to the knowledge of any Obligor previously) owned, leased, subleased, operated or otherwise occupied by or for any Obligor is subject to or the subject of, any contractual obligation or any pending (or, to the knowledge of any Obligor, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Adverse Effect and the representations and warranties contained in the Environmental Agreement are true and correct in all material respects on the Closing Date.
9.1.16.        Burdensome Contracts.  No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  Except as described on Schedule 9.1.16, no Obligor or Subsidiary is party or subject to any material Restrictive Agreement on the Closing Date.  No material Restrictive Agreement to which any Obligor or Subsidiary is a party prohibits the execution or delivery of any Loan Documents by an Obligor or the performance by an Obligor of any obligations thereunder.
9.1.17.        Litigation.  Except as described on Schedule 9.1.17 and the Chapter 11 Cases, there are no actions, suits, proceedings, claims or disputes pending or, to any Obligor’s knowledge, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Obligor or Subsidiary, or any of their businesses, operations, Properties or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; (b) as of the Closing Date, could reasonably be expected to result in damages or penalties in excess of $1,000,000 or (c) could reasonably be expected to have a Material Adverse Effect.  No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.
9.1.18.        Insurance; No Casualty.  The properties of the Obligor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Obligor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Obligor or the applicable Subsidiary operates.  Neither the businesses nor the properties of any Obligor or any Subsidiary thereof are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
9.1.19.        No Defaults.  No Default or Event of Default has occurred and is continuing.  Other than defaults arising solely as a result of the commencement of the Chapter 11 Cases and set forth on Schedule 9.1.19, no Obligor or Subsidiary is in default under any contractual obligation, which default could reasonably be expected to have a Material Adverse Effect.  Other than in respect of defaults arising solely as a result of the commencement of the Chapter 11 Cases and set forth on Schedule 9.1.19, there is no basis upon which any party (other than an Obligor or Subsidiary) could terminate a contractual obligation prior to its scheduled termination date, which termination could reasonably be expected to have a Material Adverse Effect.
9.1.20.        ERISA; Foreign Plans.
(a)               If any Obligor or Subsidiary or any of their respective ERISA Affiliates were to withdraw from a Multiemployer Plan in a complete or partial withdrawal as of the date this assurance is given or deemed given, the aggregate withdrawal liability that would be incurred could not reasonably be expected to have a Material Adverse Effect.
(b)               There are no Foreign Plans.
(c)               Except as could not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the

IRC and other Federal or state laws and has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the IRC and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the IRC, and since the date of such letter nothing has occurred that would prevent or cause the loss of such tax-qualified status, (ii) no ERISA Event has occurred, and no Obligor or Subsidiary nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan, (iii) no Obligor or Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (iv) no Obligor or Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.  There are no pending or, to the best knowledge of the Obligors and Subsidiaries, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
9.1.21.        Trade Relations.  Except for events leading up to and as a result of the commencement of the Chapter 11 Cases, there exists no actual or, to the knowledge of any Obligor, threatened termination, limitation or adverse modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor or Subsidiary.
9.1.22.        Labor Matters.  Except as described on Schedule 9.1.22, on the Closing Date, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement.  Except as could not reasonably be expected to have a Material Adverse Effect, there are no grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.  All material payments due from any Obligor or Subsidiary on account of wages and employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party and each Obligor or Subsidiary has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to Applicable Law on account of any employee benefit plans, employment insurance and employee income taxes.
9.1.23.        Not a Regulated Entity.  No Obligor or Subsidiary (nor any Person directly or indirectly controlling any Obligor or Subsidiary) (a) is or is required to be registered as an “investment company”, or is subject to regulation, under the Investment Company Act of 1940, as amended; or (b) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
9.1.24.        Margin Stock.  No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.
9.1.25.        Plan Assets.  No Obligor is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 (as modified by Section 3(42) of ERISA) of any Benefit Plan, and, subject to the accuracy of the representations in Section 13.5 of this Loan Agreement, neither the execution of this Loan Agreement nor the Commitments, the funding of any Loans, nor the issuance of any Letter of Credit gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the IRC.

9.1.26.        Complete Disclosure.  Each Obligor has disclosed to the Agent all written agreements to which it or any of its Subsidiaries is a party, and that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  No report, confidential information memorandum, certificate or other information furnished in writing by or on behalf of any Obligor to the Agent or any Lender in connection with the transactions contemplated hereby or delivered hereunder and relating to the Obligors (excluding projections, pro forma financial information, and any forward looking information) (in each case, as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, the Obligors represent only that such information was prepared in good faith, with due care and based upon assumptions believed by it to be reasonable at the time of preparation, it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized.
9.1.27.        Anti-Terrorism.  No Obligor, nor its Subsidiaries, nor, to the knowledge of any Obligor and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is (i) currently the subject of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
9.1.28.        Anti-Corruption Laws.  Each Obligor and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
9.1.29.        EEA Financial Institution.  No Obligor is an EEA Financial Institution.
9.1.30.        Chapter 11 Cases.
(a)               The Chapter 11 Cases were commenced on the Petition Date in accordance with Applicable Law and proper notice thereof was given for (i) the motion seeking approval of the Loan Documents and the Interim Order and Final Order, (ii) the hearing for the entry of the Interim Order, and (iii) following the entry of the Interim Order, the hearing for the entry of the Final Order.  The Debtors shall give, on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given specified in the Interim Order or Final Order, as applicable.
(b)               After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Obligors now existing or hereafter arising, of any kind whatsoever, including all administrative expense claims of the kind specified in Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(l) of the Bankruptcy Code, subject to the Carve Out and the priorities set forth in the Interim Order or Final Order, as applicable.
(c)               After the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral subject, as to priority, only to the Carve Out and Permitted Prior Liens.

(d)               The Interim Order (with respect to the period on and after entry of the Interim Order and prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect and has not been reversed, stayed (whether by statutory stay or otherwise), vacated, appealed or otherwise challenged modified or amended without the Agent’s consent, and the Obligors are in compliance with each Order.
(e)               Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Interim Order or the Final Order, as the case may be, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Agent and the Lenders shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder or under Applicable Law, without further notice, motion or application to, hearing before, or order from, the Bankruptcy Court.
SECTION 10.       COVENANTS AND CONTINUING AGREEMENTS
10.1.       Affirmative Covenants.  For so long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:
10.1.1.        Inspections; Valuations; Appraisals.
(a)               Permit the Agent (or its agents or Agent Professionals) from time to time, subject to reasonable notice and normal business hours (except when a Default or Event of Default exists), to visit and inspect the Properties of any Obligor, inspect, audit and make extracts from any Obligor’s books and records, and discuss with its officers, employees, senior management, agents, financial advisors, restructuring advisors, sales consultants, investment bankers and other consultants of such Obligor’s business, and independent accountants such Obligor’s business, financial condition, assets, prospects and results of operations.  The Lenders may participate in any such visit or inspection, at the expense of the Obligors.  Neither the Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor.  To the extent any appraisal or other information is shared by the Agent or a Lender with any Obligor, such Obligor acknowledges that it was prepared by the Agent and the Lenders for their purposes and Obligors shall not be entitled to rely upon it.  The Agent shall provide each Co-Collateral Agent and the Tranche A-1 Documentation Agent with all final Collateral appraisals and audit reports promptly after the Agent’s receipt thereof.
(b)               Reimburse the Agent for all charges, costs and expenses of the Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate; (ii) appraisals of Inventory; (iii) appraisals of Eligible Real Estate,; (iv) environmental assessment reports as the Agent deems appropriate with respect to the Eligible Real Estate of the Obligors; and (v) any other appraisal or liquidation valuation deemed appropriate by the Agent, in each case, as frequently as the Agent deems appropriate and in form and detail reasonably satisfactory to the Agent.  The Obligors shall pay the Agent’s then standard charges for each day that an employee of the Agent or its Affiliates is engaged in any examination or valuation activities in connection with the foregoing, and shall pay the standard charges of the Agent’s internal appraisal group.  This Section shall not be construed to limit the Agent’s right to conduct examinations, valuations, or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.
10.1.2.        Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to the Agent and Lenders:

(a)               within 45 days after the end of each Fiscal Quarter (but within 60 days after the last Fiscal Quarter of each Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Obligors and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the Borrower Agent pursuant to a certificate signed on behalf of Borrower Agent by a Senior Officer of the Borrower Agent (with such certification to be in such Person’s capacity as a Senior Officer of such Obligor and not in such Person’s individual capacity) as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such quarterly period, subject to normal year-end adjustments and the absence of footnotes;
(b)               within 30 days after the end of each month (but within 60 days after the last Fiscal Quarter of each Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Parent and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer (with such certification to be in such Person’s capacity as a Senior Officer of such Obligor and not in such Person’s individual capacity) of Borrower Agent as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;
(c)               concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by a Senior Officer of Borrower Agent (with such certification to be in such Person’s capacity as a Senior Officer of Borrower Agent and not in such Person’s individual capacity) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(d)               concurrently with delivery of financial statements under clause (a) above, and otherwise promptly after the request by Agent, copies of any detailed audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of any Obligor by independent accountants in connection with the accounts or books of any Obligor or any Subsidiary, or any audit of any of them;
(e)               promptly upon the Agent’s request therefor, a listing of the Obligors’ consolidated trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging;
(f)               promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor, if and to the extent such information is not available on the SEC’s or the Parent’s website;
(g)               promptly upon the Agent’s request therefor, copies of any annual report filed in connection with each Plan or Foreign Plan;
(h)               promptly (x) upon delivery thereof, copies of all documents and materials of a material financial nature provided to any other creditor of any Obligor or any Subsidiary and (y) upon receipt thereof, copies of all material notices or information or material non-ordinary course correspondence received from, or on behalf of, any other creditor of any Obligor or any Subsidiary (including, without limitation, any default or similar notices);
(i)               promptly upon request therefor, all information pertaining to the Obligors and their Subsidiaries reasonably requested by any Lender in order for such Lender to comply with the provisions of the Patriot Act
(j)               such other reports and information (financial or otherwise) as the Agent may reasonably request from time to time in connection with any Collateral or any Obligor’s or Subsidiary’s financial condition or business; and
(k)               promptly upon the Agent’s request therefor, Obligors shall deliver to the Agent (i) originals or certified copies of any insurance policies required to be maintained pursuant to Section 8.6.2 or pursuant to the definition of Related Real Estate Documents, including evidence of annual renewals, and (ii) updated flood plain searches with respect to any Real Estate subject to a Mortgage.
Documents required to be delivered pursuant to Section 10.1.2(a) or Section 10.1.2(b) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Borrower posts such documents, or provides a link thereto on such Borrowers’ website on the internet at the website address indicated in writing to the Agent and Lenders by the Borrower Agent; or (ii) on which such documents are posted on the Borrowers’ behalf on an internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) such Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender and (ii) such Borrower shall notify the Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Obligors hereby acknowledge that (a) the Agent and/or MLPFS will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Obligors hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Obligors or their securities) (each, a “Public Lender”).  The Obligors hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Obligors shall be deemed to have authorized the Agent, MLPFS, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Obligors or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Agent and MLPFS shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or such Related Party; provided, however, that in no event shall the Agent or any of its Related Parties have any liability to any Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
10.1.3.        Notices.
A.                Notify Agent and Lenders in writing, promptly after any Senior Officer of the Parent or the Borrower Agent obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the occurrence of any Default or Event of Default; (b) any material default under or termination of a Material Contract (other than as a result of the Chapter 11 Cases or in connection with the Senior Note Debt Documents); (c) the threat (in writing) or commencement of any proceeding or investigation, whether or not covered by insurance, reasonably likely to result in a Material Adverse Effect; (d) any material pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract; (e) any judgment in an amount exceeding $500,000; (f) the assertion of any Intellectual Property Claim reasonably likely to result in material liability to any Obligor; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) reasonably likely to result in a Material Adverse Effect; (h) any material Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any material Environmental Notice; (i) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; (j) any “default” or “event of default” arising after the Petition Date or not subject to the Automatic Stay under any document or other instrument evidencing Debt in excess of $500,000; (k) the occurrence of an ERISA Event reasonably likely to result in material liability to any Obligor, any Subsidiary or any of their respective ERISA Affiliate; (l) the existence of potential withdrawal liability under Section 4201 of ERISA that would be material if the Obligors and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans; (m) as soon as practicable, in any event prior thereto, any waiver, consent, amendment pursuant to the Senior Note Debt Documents; or (n) (i) as soon as practicable in advance of filing with the Bankruptcy Court or delivering to the Committee appointed in a Chapter 11 Case, if any, or to the U.S. Trustee, as the case may be, the Final Order, all other material proposed orders and pleadings related to (x) the Chapter 11 Cases (all of which must be in form and substance satisfactory to the Agent), (y) the Pre-Petition Loan Agreement and this Loan Agreement and the credit facilities contemplated thereby, and/or any sale contemplated in accordance the Required Milestones and any plan of reorganization and/or any disclosure statement related thereto (all of which must be in form and substance satisfactory to the Agent) and (ii) substantially simultaneously with the filing with the Bankruptcy Court or delivering to the Committee appointed in any Chapter 11 Case, if any, or to the U.S. Trustee, as the case may be, monthly operating reports and all other notices, filings, motions, pleadings or other information concerning the financial condition of the Obligor or its Subsidiaries or the Chapter 11 Cases that may be filed with the Bankruptcy Court or delivered to the Committee appointed in any Chapter 11 Case, if any, or to the U.S. Trustee.
B.                Notice Regarding Environmental Matters - (a)  The Obligor shall provide the Agent written notice of each of the following promptly after any Responsible Officer of any Obligor knows or has reason to know of it (and, upon reasonable request of the Agent, documents and information in connection therewith): (i)(A) unpermitted Environmental Releases, (B) the receipt by any Obligor of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $500,000, (ii) the receipt by any Obligor of notification that any property of any Obligor is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property (except as part of any Permitted Acquisition) if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $500,000.

(b)  Upon reasonable request of the Agent, the Obligors shall provide the Agent a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Secured Party pursuant to any Loan Document or as to any condition reasonably believed by the Agent to result in material Environmental Liabilities.

10.1.4.        Storage Agreements.  Upon request, provide the Agent with copies of all existing agreements, and promptly after execution thereof provide the Agent upon request with copies of all future agreements, between an Obligor and any warehouseman, processor, shipper, bailee, customs broker or other Person (other than Store landlords) that owns any premises at which any Collateral having an aggregate value of more than $500,000 may be kept or that otherwise may possess or handle any Collateral.
10.1.5.        Compliance with Laws; Organic Documents; Material Contracts. Comply (a) with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to so comply or maintain such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect, (b) the Bankruptcy Code, the Bankruptcy Rules, the Order and any other order of the Bankruptcy Court, (c) with all Organic Documents unless failure to comply therewith could not be reasonably expected to have a Material Adverse Effect or such compliance is subject to the Automatic Stay and (d) with all of its Material Contracts (other than the Senior Note Debt Documents) except in each case where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any material Environmental Release occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.
10.1.6.        Taxes.  Pay and discharge all material Taxes incurred after the Petition Date prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.        Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers reasonably satisfactory to the Agent, with respect to the Properties, business and business interruption of Obligors and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in each case, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.
10.1.8.        Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors and Subsidiaries in full force and effect, if the failure to maintain such License could reasonably be expected to result in a Material Adverse Effect.
10.1.9.        Future Subsidiaries; Designation of Subsidiaries.  Promptly notify the Agent upon any Person becoming a Subsidiary and on the date such Person becomes a Subsidiary, unless such Person is a Foreign Subsidiary (provided that prior to any formation or acquisition of any Subsidiary, the Obligors shall have received the written consent of the Agent to such formation or acquisition), cause it to either (i) guaranty the Obligations by executing a Guaranty in favor of the Agent or (ii) become a Borrower by executing a joinder agreement substantially in the form of Exhibit H, and, in each case, to execute and deliver such documents, instruments and agreements and to take such other actions as the Agent shall reasonably require to evidence and perfect a First Priority Lien on all assets of such Person constituting Collateral (provided that perfection of any such Lien shall be required to the same extent required by this Loan Agreement on the Closing Date), including, if reasonably requested by the Agent, delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.  The Borrower Agent may at any time designate any Guarantor as a Borrower; provided that any such Guarantor shall execute a joinder agreement substantially in the form of Exhibit H.  The Borrower Agent may at any time designate any Borrower as a Guarantor; provided that any such Borrower shall execute a Guaranty in favor of the Agent.  Notwithstanding anything to the contrary in the foregoing two sentences, in no event shall any assets of a Person that is designated a Borrower pursuant to this Section 10.1.9 be deemed eligible for inclusion in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base unless and until the Agent has completed (at the expense of the Borrowers) collateral audits, examinations, appraisals and environmental assessments of such assets, which collateral audits, examinations, appraisals and environmental assessments shall be conducted in a manner reasonably acceptable to the Agent and the Co-Collateral Agents.
10.1.10.      Reserved.
10.1.11.      Preservation of Existence.  Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 10.2.5 or Section 10.2.7.
10.1.12.     Maintenance of Properties.  Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in working order and condition, in each case, in all material respects, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof in all material respects.
10.1.13.     Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions involving the assets and business of such Obligors or such Subsidiary, as the case may be.
10.1.14.     Operation and Maintenance Plan.  If recommended by any environmental report furnished to the Agent and if required by applicable Environmental Law with respect to any individual parcel of Real Estate, the Obligors shall establish and comply with an operations and maintenance program with respect to such individual parcel of Real Estate, in form and substance reasonably acceptable to the Agent, prepared by an environmental consultant reasonably acceptable to Agent.  Without limiting the generality of the preceding sentence, the Agent may require (a) periodic notices or reports regarding matters addressed by the operation and maintenance program to the Agent in form, substance and at such intervals as the Agent may reasonably require, (b) and amendment to such operations and maintenance program reasonably required to address changing circumstances or applicable laws, (c) access to such parcel of Real Estate, subject to Section 10.1.1, to review and assess the environmental condition of such parcel and Obligors’ compliance with such operations and maintenance program, and (d) variation of the operations and maintenance program reasonably required in response to the reports provided by any such consultants, as required by applicable Environmental Law.
10.1.15.     Anti-Corruption Laws.  Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
10.1.16.      Obligor’s Advisors; Cooperation.
(a)               Retain (i) a financial advisor, which financial advisor shall be reasonably acceptable to Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent (the “Financial Advisor”), (ii) a restructuring advisor, which restructuring advisor shall be reasonably acceptable to Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent (the “Restructuring Advisor”) and (iii) the Specified Liquidation Agent (to the extent any Specified Store Closing Sales remain ongoing) (the Specified Liquidation Agent, together with the Financial Advisor and the Restructuring Advisor, each an “Obligor Advisor” and collectively, the “Obligor Advisors”).  The retention of each Obligor Advisor shall be on terms and conditions (including as to scope of engagement) reasonably satisfactory to the Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent.  The Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent hereby confirm that, as of the Closing Date, the existing engagements of (i) Alix Partners LLP as the Financial Advisor and (ii) PJT Partners Inc. as the Restructuring Advisor satisfy the applicable requirements set forth in this Section 10.1.16(a).  The Obligor Advisors shall be retained by and at the sole cost and expense of the Obligors and solely on behalf of Obligors at all times;
(b)               Fully cooperate with the Obligor Advisors, including, without limitation, in connection with the preparation of the Approved Budget and other reporting or information required to be delivered pursuant to this Loan Agreement.  The Obligors hereby (i) authorize the Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent (or their respective agents or advisors, including any Agent Professionals) to communicate directly with the Obligor Advisors regarding any and all matters related to the Obligors and their Affiliates, including all financial reports and projections developed, reviewed or verified by any Obligor Advisor, Store closing information and all additional information, reports and statements reasonably requested by the Agent, any Co-Collateral Agent or the Tranche A-1 Documentation Agent, and (ii) authorize and direct each Obligor Advisor to provide the Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent (or their respective agents or advisors, including any Agent Professionals) with copies of reports and other information or materials prepared or reviewed by such Obligor Advisor as the Agent, any Co-Collateral Agent or the Tranche A-1 Documentation Agent may reasonably request; and
(c)               From time to time upon reasonable request of the Agent, any Co-Collateral Agent or the Tranche A-1 Documentation Agent, conduct and cause the Obligor Advisors (or other appropriate Obligor professionals) to participate, together with financial officers of the Obligors, in status calls with the Agent, each Co-Collateral Agent, the Tranche A-1 Documentation Agent and the Tranche A-1 Lenders to discuss (i) the Approved Budget or the Approved Budget Variance Reports and/or any other reports or information delivered pursuant to Section 10.1.16(b) or Section 10.1.17 hereof or otherwise, (ii) the financial operations and performance of the Obligors’ business, (iii) the status of landlord negotiations, (iv) the status of any Specified Store Closing Sales or (v) such other matters relating to the Obligors as the Agent, any Co-Collateral Agent or the Tranche A-1 Documentation Agent (or their respective agents or advisors, including any Agent Professionals) shall reasonably request.
10.1.17.     Approved Budget.
(a)               The use of Loans and other extensions of credit by the Obligors under this Loan Agreement and the other Loan Documents and the use of cash collateral shall be limited in accordance with the Approved Budget (subject to variances permitted under Section 10.1.17(b)) and Section 2.1.3.  The initial Approved Budget shall depict, on a weekly and line item basis, (i) (A) projected cash receipts (including from asset sales), (B) projected disbursements (including ordinary course operating expenses, bankruptcy-related expenses (including professional fees of the Obligor’s professionals and advisors), and any other fees and expenses relating to the Loan Documents), (C) projected net cash flow, (D) projected inventory receipts and levels, and (E) the projected Tranche A Borrowing Base, Tranche A-1 Borrowing Base and Excess Availability, (ii) a report listing the Stores subject to Specified Store Closing Sales and the other remaining Stores, and (iii) the other items set forth therein and other information requested by the Agent, any Co-Collateral Agent or the Tranche A-1 Documentation Agent for the first thirteen (13) week period from the Closing Date, and such initial Approved Budget shall be approved by, and in form and substance satisfactory to, the Agent, the Co-Collateral Agents and the Tranche A-1 Documentation Agent in their sole discretion (it being acknowledged and agreed that the initial Approved Budget attached hereto as Annex A is approved by and satisfactory to the Agent, each Co-Collateral Agent and the Tranche A-1 Documentation Agent).  No later than March 31, 2018, the Approved Budget shall be updated by the Borrower Agent through the week in which the Obligations owing to the Tranche A-1 Lenders are projected to be paid in full, and such updated budget shall be approved in writing (including by email) by, and shall be in form and substance satisfactory to, each of the Agent and the Tranche A-1 Documentation Agent in each of their sole discretion and such updated budget shall not be effective until so approved and once so approved shall be deemed an Approved Budget.  Furthermore, the Approved Budget shall be updated, modified or supplemented by the Borrower Agent with the written consent of the Agent and the Tranche A-1 Documentation Agent, and upon the request of Agent or the Tranche A-1 Documentation Agent from time to time (which request may, without limitation, be made in connection with any Specified Transaction or the commencement, or during the continuation, of the Specified Stores Closing Sales), but in any event (unless otherwise agreed by the Agent and the Tranche A-1 Documentation Agent) the Approved Budget shall be updated by the Borrower Agent not less than one time in each four (4) consecutive week period, and each such updated, modified or supplemented budget shall be approved in writing (including by email) by, and shall be in form and substance satisfactory to, the Agent and the Tranche A-1 Documentation Agent in their sole discretion and no such updated, modified or supplemented budget shall be effective until so approved and once so approved shall be deemed an Approved Budget; provided, however, that in the event the Agent, the Tranche A-1 Documentation Agent and the Obligors cannot agree as to an updated, modified or supplemented budget, the prior Approved Budget shall continue in effect, with weekly details for any periods after the initial 13-period to be derived in a manner reasonably satisfactory to the Agent and the Tranche A-1 Documentation Agent from the monthly budget prepared by the Obligors (and approved by the Agent, the Co-Collateral Agents and the Tranche A-1 Documentation Agent in their sole discretion prior to the Closing Date) for the Chapter 11 Cases, and such disagreement shall give rise to an Event of Default once the period covered by the prior Approved Budget has terminated.  Each Approved Budget delivered to the Agent and the Tranche A-1 Documentation Agent shall be accompanied by such supporting documentation as reasonably requested by the Agent.  Each Approved Budget shall be prepared in good faith, with due care and based upon assumptions which the Obligors believe to be reasonable.
(b)               Commencing with the fourth calendar week following the Petition Date and for each calendar week thereafter, the Borrowers shall not permit (i) Actual Inventory Levels as at the end of any week to be less than 85% of Budgeted Inventory Levels set forth in the Approved Budget as at the end of such week, (ii) the Actual Specified Receipts for any Cumulative Four Week Period to be less than 90% of the Budgeted Specified Receipts for such Cumulative Four Week Period, and (iii) the Actual Disbursement Amount for any Cumulative Period to exceed 110% of the Budgeted Disbursement Amount for any Cumulative Period.
(c)               The Borrower Agent shall deliver to the Agent and the Tranche A-1 Documentation Agent, not later than 2:00 p.m. on the last Business Day of each week (commencing with the first such day of the first full calendar week following the Petition Date) a Compliance Certificate, and such Compliance Certificate shall include such detail as is reasonably satisfactory to the Agent, signed by a Senior Officer of the Borrower Agent certifying that the Obligors are in compliance with the covenants contained in Section 10.1.17(b) above, together with (A) a comparison for the Prior Week of the Actual Disbursement Amount (and each line item thereof), the Actual Specified Receipts (and each line item thereof) and the Actual Inventory Levels for such Prior Week to the Budgeted Disbursement Amount (and each line item thereof), the Budgeted Specified Receipts (and each line item thereof) and the Budgeted Inventory Levels for such Prior Week, (B) a cumulative comparison for the Cumulative Four-Week Period of the Actual Disbursement Amount (and each line item thereof) and the Actual Specified Receipts (and each line item thereof) for such Cumulative Four-Week Period to the Budgeted Disbursement Amount (and each line item thereof) and Budgeted Specified Receipts (and each line item thereof) for such Cumulative Four-Week Period, (C) a cumulative comparison for the Cumulative Period of the Actual Disbursement Amount (and each line item thereof) and Actual Specified Receipts (and each line item thereof) for such Cumulative Period to the Budgeted Disbursement Amount (and each line item thereof) and Budgeted Specified Receipts (and each line item thereof) and for such Cumulative Period, and (D) an Approved Budget Variance Report, each of which shall be prepared by the Borrower Agent through the last day of the Prior Week, the Cumulative Four Week Period and the Cumulative Period.
(d)               The Agent, the Tranche A-1 Documentation Agent and the Lenders (i) may assume that the Obligors will comply with the Approved Budget, (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Approved Budget.  The line items in the Approved Budget for payment of interest, expenses and other amounts to the Agent and the Lenders are estimates only, and the Obligors remain obligated to pay any and all Obligations in accordance with the terms of the Loan Documents and the applicable Order regardless of whether such amounts exceed such estimates.  Nothing in any Approved Budget (including any estimates of a loan balance in excess of borrowing base restrictions) shall constitute an amendment or other modification of any Loan Document or any of the borrowing base restrictions or other lending limits set forth therein.
10.1.18.     Required Milestones.  Comply with each of the covenants contained on Schedule 10.1.18 upon the terms and at the times provided for therein.
10.1.19.      Leases.
(a)               (i) Make all payments and otherwise perform all obligations, in all material respects, in respect of all Leases to which any Obligor or any of its Subsidiaries is a party as required by the Bankruptcy Court and otherwise in accordance with the Approved Budget, (ii) keep all Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, and (iii) promptly notify the Agent of any material default by any party with respect to any Leases and cooperate with the Agent in all respects to cure any such default, except, in each case, with respect to Leases relating to Store locations subject to Specified Store Closing Sales after the date of the effectiveness of the rejection of the applicable Leases.
(b)               Other than with respect to Leases relating to any Specified Store Closing Sale, consult with the Agent regarding any plans to assume or reject Leases.
10.1.20.     Debtor-In-Possession Obligations.  Comply, in all material respects, in a timely manner with its obligations and responsibilities as a debtor-in-possession under the Bankruptcy Code, the Bankruptcy Rules, the Order and any other order of the Bankruptcy Court.
10.1.21.      Status of Specified Store Closing Sales; Specified Transaction.  Promptly upon the Agent’s request, provide the Agent with copies of any informational packages provided to potential bidders, draft agency agreements, purchase agreements, status reports, and updated information related to the Specified Store Closing Sales or any Specified Transaction and copies of any such bids and any updates, modifications or supplements to such information and materials.
10.1.22.      Collateral Updates.  At the request of the Agent from time to time (including on a weekly basis, if requested) and at the expense of the Obligors, deliver to and shall cooperate with the Agent, the Agent Professionals and their designees to obtain the following (and shall cause any liquidation agent of the Obligors to deliver and cooperate, as applicable), in each case, in form satisfactory to the Agent:
(a)               Collateral valuation updates from the Specified Liquidation Agent, including, without limitation, the value of the Collateral for the purposes of a “stalking horse” bid in connection with a Specified Sale Transaction;
(b)               an updated collateral appraisal from the Specified Liquidation Agent, including reviews of inventory levels and mix, it being understood that the Specified Liquidation Agent shall grant access to records, and cooperate in all respects with, the Agent and the Agent Professionals, and shall provide all information that such parties may reasonably request in a timely manner in connection with monitoring and valuing the Collateral; and
(c)               delivery of any information reasonably requested by the Agent or any of Agent Professionals in connection with appraisals, collateral audits, valuations of the Collateral for the purposes of a “stalking horse” bid, other Collateral reporting, or otherwise.
10.2.       Negative Covenants.  For so long as any Commitments or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary (and, with respect to Section 10.2.14(a), each ERISA Affiliate) not to:
10.2.1.        Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except for:
(a)               the Obligations;
(b)               the Pre-Petition Obligations;
(c)               the Senior Note Debt; provided that the Senior Note Debt is subject to the Senior Note Intercreditor Agreement;
(d)               Permitted Purchase Money Debt;

(e)               Debt (other than the Obligations, the Pre-Petition Obligations, the Senior Note Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and incurred in accordance with the Pre-Petition Loan Documents, which Debt is described on Schedule 10.2.1 under the heading “Existing Permitted Debt”;
(f)                Bank Product Debt; provided that with respect to such Bank Product Debt in respect of Hedging Agreements, such Obligor is otherwise permitted to enter into such Hedging Agreement pursuant to Section 10.2.10;
(g)               Permitted Contingent Obligations;
(h)               unsecured Debt that is not included in any of the preceding clauses of this Section 10.2.1 in an aggregate amount at any time outstanding not to exceed $1,000,000; provided that the incurrence of such Debt is approved by the Bankruptcy Court and all payments in respect of such Debt are expressly contemplated by the Approved Budget;
(i)                the guarantee by any Obligor of Debt of another Obligor so long as such Debt was otherwise permitted to be incurred under this Section 10.2.1;
(j)                the incurrence by any Obligor of Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with any Specified Store Closing Sales or any Specified Sale Transaction, in each case on terms and pursuant to documentation (including documentation regarding subordination) acceptable to the Agent;
(k)               the incurrence by any Obligor of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business, provided, however, that such Debt is extinguished within five (5) Business Days of its incurrence;
(l)                Debt in respect of loans permitted to be made pursuant to Section 10.2.6;
(m)               an unsecured guarantee by any Obligor of the obligations of any other Obligor, as tenant, under any Master Lease Agreement;
(n)               Debt in respect of deferred compensation incurred in the ordinary course of business; and
(o)               to the extent constituting Debt, liabilities incurred in connection with the financing of insurance premiums in the Ordinary Course of Business.
Notwithstanding the foregoing, and except for the Carve Out, no Debt permitted under this Section 10.2.1 shall be permitted to have an administrative expense claim status under the Bankruptcy Code senior to or pari passu with the superpriority administrative expense claims of the (i) the Agent and the Lenders and (ii) the Pre-Petition Agent and the Pre-Petition Lenders, in each case, as set forth herein and in the applicable Order.

10.2.2.        Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)               Liens in favor of the Agent, granted pursuant to the applicable Order, or created pursuant to any other Loan Document;

(b)               Purchase Money Liens securing Permitted Purchase Money Debt;
(c)               Liens for (i) Taxes that were not yet due on the Petition Date or which are being Properly Contested, (ii) Liens for Taxes that are set forth in Schedule 10.2.2(c) (and the Liens in respect thereof); provided that the payment thereof is subject to the Automatic Stay, or is prohibited by the applicable Order or other Bankruptcy Court orders and (iii) other Liens for Taxes arising or assessed after the Petition Date in an aggregate amount not to exceed $500,000; provided that such Taxes (and the Liens in respect thereof) are satisfied or are being Properly Contested not later than the date that is 5 Business Days after a Senior Officer of an Obligor becomes aware of such Liens;
(d)               statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;
(e)               Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts;
(f)                Liens arising by virtue of a judgment or judicial order against any Obligor or Subsidiary, or any Property of an Obligor or Subsidiary, in each case not giving rise to an Event of Default; provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced;
(g)               easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;
(h)               normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;
(i)                the Adequate Protection Liens and Adequate Protection Superpriority Claims;
(j)                Liens incurred or deposits made in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance or other social security obligations;
(k)               Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Debt), leases, or other similar obligations arising in the Ordinary Course of Business;
(l)                survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Debt, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by any Obligor;
(m)               Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;
(n)               any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense, including any interest of a Licensor in any License;
(o)               judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(p)               Liens arising from UCC financing statements regarding operating leases or consignments;
(q)               Liens securing the Senior Note Debt; provided that such Liens are subject to the Senior Note Intercreditor Agreement;
(r)                Liens for assessments and governmental charges not yet delinquent or being Properly Contested;
(s)               carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens arising by operation of law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 30 days or are being Properly Contested;
(t)                Liens incurred in the Ordinary Course of Business to secure liability to insurance carriers to the extent such Liens encumber only the unearned portion of the insurance premiums financed thereby or other assets customarily securing liability to insurance carriers;
(u)               Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business; provided any such payments are not overdue by more than 30 days or are being Properly Contested;
(v)               Liens (i) of a collection bank arising under Article 4 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage amounts incurred in the Ordinary Course of Business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(w)               Liens existing on the Closing Date and described on Schedule 10.2.2;
(x)               Liens arising from the licensing of Intellectual Property to third Persons on reasonable and customary terms in the Ordinary Course of Business or in connection with a Specified Sale Transaction; provided that such licensing does not (i) materially interfere with the business of the Parent or any other Obligor or (ii) interfere with the Agent’s liens or security interests or the Agent’s right to dispose of any Collateral subject to such Intellectual Property; and
(y)               Permitted Prior Liens.

The allowance of any Lien pursuant to this Section 10.2.2 shall not impair or limit the ability of the Agent to implement an Availability Reserve in respect thereof if such Lien is, or may become, senior or pari passu to the Lien of the Agent (giving effect to the provisions of the Order). The prohibition provided for in this Section 10.2.2 specifically includes any effort by any Debtor, any Committee or any other party in interest in the Chapter 11 Cases to prime or create pari passu to any claims, Liens or interests of (i) the Agent and the Lenders or (ii) for so long as the Pre-Petition Obligations have not been indefeasibly paid in full in cash, the Pre-Petition Agent and the Pre-Petition Lenders, any Lien, in each case, other than as set forth in the applicable Order and irrespective of whether such claims, Liens or interests may be “adequately protected.”  The designation of any Lien or other encumbrance as a Permitted Lien shall not limit the Agent’s right to take an Availability Reserve with respect thereto.

10.2.3.        Distributions; Upstream Payments.  Declare or make any Distributions, except Upstream Payments, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions (a) under the Loan Documents, (b) under Applicable Law, and (c) in effect on the Closing Date as described on Schedule 9.1.16.
10.2.4.        Restricted Investments.  Make any Restricted Investment.
10.2.5.        Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by any Obligor to another Obligor.
10.2.6.        Loans.  Make any loans or other extensions of credit to any Person, except (a) advances to an officer or employee of any Obligor for salary, travel expenses, relocation expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) loans or other extensions of credit from Obligor to Obligor; and (e) loans or other extensions of credit by any Subsidiary that is not an Obligor to any Obligor, in each case, solely to the extent made in accordance with the Approved Budget.
10.2.7.        Fundamental Changes; Subsidiaries.  (a)  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except with the prior written consent of the Agent to effect transactions permitted pursuant to Section 10.2.5; (b) change its name or conduct business under any fictitious name, change its tax, charter or other organizational identification number, or change its form or state of organization or (c) form or acquire any Subsidiary after the Closing Date.
10.2.8.        Accounting Changes; Fiscal Year; Tax Consolidation.  (a) Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; (b) change its Fiscal Year or (c) file or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries.
10.2.9.        Restrictive Agreements.  Other than any conditions or restrictions in respect of Distributions by the Parent, become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and described on Schedule 9.1.16; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; (c) customary provisions in leases and other contracts restricting assignment thereof; and (d) customary restrictions entered into in the ordinary course of business in asset sale agreements and other similar agreements limiting the transfer of assets subject thereto pending the consummation of the sale provided therein.
10.2.10.     Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
10.2.11.     Conduct of Business.  Engage in any business other than Permitted Businesses.

10.2.12.     Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.6; (b) payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors; (d) transactions with Affiliates that were entered into prior to the Closing Date, as described on Schedule 10.2.12; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to the Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.
10.2.13.     Plans.  Become a party or contribute (or have an obligation to contribute) to any (a) Multiemployer Plan or (b) Foreign Plan.
10.2.14.     Amendments to Senior Note Debt Documents, Organic Documents. (a) Except as contemplated by the Order, change, waive or amend any agreement or arrangement to which Parent or a Subsidiary is party that relates to any Senior Note Debt Document or (b) amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date.
10.2.15.      No Speculative Transactions.  Engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.
10.2.16.      [Reserved].
10.2.17.      Use of Proceeds.  The proceeds of Loans or Letters of Credit shall not be used by Borrowers, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
10.2.18.      No Inconsistent Agreements.  Enter into any contractual obligation or enter into any amendment or other modification to any currently existing contractual obligation, which by its terms restricts or prohibits the Borrowers from paying the principal of or interest on the Loans or Cash Collateralizing the Letters of Credit.
10.2.19.      Stay, Extension and Usury Laws.  Other than as set forth in the Order, insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted (to the extent that it may lawfully do so), now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under this Loan Agreement or the other Loan Documents, and each Obligor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.
10.2.20.      Sanctions.  Use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Joint Lead Arranger, Agent, Issuing Bank, or otherwise) of Sanctions.
10.2.21.     Anti-Corruption Laws.  Directly or indirectly use the proceeds of any credit extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

10.2.22.      Sale-Leaseback Transactions.  Engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets other than such transactions already in place as of the Petition Date.
10.2.23.      Prepayments of Other Debt.  Other than pursuant to an order of the Bankruptcy Court (including the Order) and in accordance with the Approved Budget, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Debt prior to its scheduled maturity, other than (a) the Obligations (other than Obligations in respect of Tranche A-1 Revolver Loans, unless no Tranche A Revolver Loans or Tranche A Revolver Commitments remain outstanding at the time of such prepayment), (b) solely for the purpose of refinancing such obligations pursuant to the “roll-up” in accordance with the terms of this Loan Agreement and the Order, the Pre-Petition Obligations, (c) any payments in respect of accrued payroll and related expenses as of the commencement of the Chapter 11 Cases in accordance with the Approved Budget and (d) the prepayment of the Prepaid Pre-Petition Tranche A-1 Revolver Loans and the refinancing of the Pre-Petition Tranche A-1 Loans, in each case, in accordance with Section 2.1.6.  For the avoidance of doubt, this Section 10.2.23 shall not limit the application of proceeds of or on account of Collateral pursuant to Section 5.5.1 or 5.5.2, as applicable.
10.2.24.      Repayments of Debt.  Without limiting any other provision hereof, except pursuant to the Approved Budget, without the express prior written consent of the Agent and pursuant to an order of the Bankruptcy Court (including the Order) after notice and hearing, make any payment or transfer with respect to any Lien or Debt incurred or arising prior to the Petition Date that is subject to the Automatic Stay whether by way of “adequate protection” under the Bankruptcy Code or otherwise.
10.2.25.      Reclamation Claims.  Except with respect to Inventory arrangements entered into in the Ordinary Course of Business, without the prior written consent of the Agent, enter into any agreement to return any of the Collateral to any of its creditors for application against any Pre-Petition Debt, Pre-Petition trade payables or other Pre-Petition claims under Section 546(c) of the Bankruptcy Code or allow any creditor to take any setoff or recoupment against any of its Pre-Petition Debt, Pre-Petition trade payables or other Pre-Petition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, setoff or recoupment, the aggregate amount applied to Pre-Petition Debt, Pre-Petition trade payables and other Pre-Petition claims subject to all such agreements, setoffs and recoupments since the Petition Date would exceed $1,000,000.
10.2.26.      Insolvency Proceeding Claims.  Incur, create, assume, suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Debtors, except as set forth in the applicable Order.
10.2.27.      Bankruptcy Actions.  Seek, consent to, or permit to exist, without the prior written consent of the Agent, any order granting authority to take any action that is prohibited by the terms of this Loan Agreement or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Loan Agreement or any of the other Loan Documents.
10.2.28.      Right of Subrogation.  Assert any right of subrogation or contribution against any Obligor or Subsidiary.
10.3.       Minimum Excess Availability.  For so long as any Commitments or Obligations are outstanding, Borrowers shall maintain Excess Availability at all times in an amount greater than or equal to $115,000,000.

SECTION 11.       EVENTS OF DEFAULT; REMEDIES ON DEFAULT
11.1.       Events of Default.  Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without notice, application or motion, hearing before, or order of the Bankruptcy Court or any notice to any Obligor, each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)               Non-Payment.  Any Borrower fails to pay (i) any principal of the Loans when due (whether at stated maturity, on demand, upon acceleration or otherwise) or any interest on the Loans when due or (ii) any fee or any other amount (other than an amount payable under clause (i) of this Section) payable under this Loan Agreement or any other Loan Document, when and as the same shall become due and payable, and, in the case of this clause (ii), such failure shall continue unremedied for a period of three (3) Business Days; or
(b)               Representations and Warranties.  (i) Any information contained in any Compliance Certificate, Borrowing Base Certificate, or Approved Budget Variance Report was untrue or incorrect in any material respect when given or confirmed or (ii) any representation or warranty made or delivered to Agent or any Lender by any Obligor herein, in connection with any Loan Document or transaction contemplated thereby, or in any written statement, report, financial statement or certificate is untrue, incorrect or misleading in any material respect when given or confirmed; or
(c)               Specific Defaults.  Any Obligor breaches or fails to perform any covenant contained in following Sections of the Loan Agreement: Section 2.1.3 (Use of Proceeds); Section 7 (Collateral); Sections 7.1, 8.2.3 or 8.5 (Administration of Deposit Accounts and Securities Accounts); Section 8.1 (Collateral Reporting); Section 10.1.1 (Inspections, Valuations and Appraisals); Section 10.1.2 (Financial Statements, Etc.); Section 10.1.3(A)(a) (Notices); Section 10.1.3(A)(b) through Section 10.1.3(A)(n) or Section 10.1.3(B) (Other Notices) and such breach or failure continues unremedied for two (2) Business Days; Section 10.1.9 (Future Subsidiaries); Section 10.1.11 (Preservation of Existence); Section 10.1.12 (Maintenance of Properties); Section 10.1.16 (Obligor’s Advisors; Cooperation); Section 10.1.17 (Approved Budget); 10.1.18 (Required Milestones); Section 10.1.19 (Leases); Section 10.1.20 (Debtor-In-Possession Obligations); Section 10.1.21 (Status of Sales, Etc.); Section 10.1.22 (Collateral Updates); Section 10.2 (Negative Covenants); or Section 10.3 (Minimum Excess Availability); or
(d)               Other Defaults.  Any Obligor breaches or fails to perform any other covenant or agreement (not specified in  Section 11.1(a) or (c) above) contained in any Loan Documents, and such breach or failure is not cured within twenty (20) days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period; or
(e)               Collateral; Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder, ceases to be in full force and effect; or any Obligor contests (or supports any other Person in contesting) the validity or enforceability of any provision of any Loan Document; or any Obligor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke or rescind any Loan Document or Pre-Petition Loan Document; or (ii) any challenge by or on behalf of any Obligor, receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer for any Obligor or for all or any part of its property to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or Pre-

Petition Loan Document or any payment made pursuant thereto, or (iii) the Order, any Security Document or any Security Document (as defined in the Pre-Petition Loan Agreement) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected or recorded Lien on and security interest in any portion of the Collateral (as defined herein and in the Pre-Petition Loan Agreement) purported to be covered thereby, or such Lien or other security interest shall cease to have the status and priority provided in the Order (other than pursuant to the terms thereof); or
(f)                Cross-Default.  Except for breaches or defaults occasioned by the filing of the Chapter 11 Cases and breaches or defaults resulting from obligations with respect to which the Bankruptcy Code prohibits any Obligor from complying or permits any Obligor not to comply, any (i) breach or default of an Obligor or any Subsidiary of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound relating to any Debt (other than the Obligations or the Senior Note Debt) in excess of $1,000,000 then outstanding if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach or (ii) Debt (other than the Obligations or, so long as the enforcement thereof is stayed, the Senior Note Debt) in excess of $1,000,000 of any Obligor or any Subsidiary of any Obligor is required to be repaid, repurchased, redeemed or defeased prior to its stated maturity; or
(g)               Judgments.  (i) Any judgment or order for the payment of money is entered following the Petition Date against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (other than amounts covered by insurance for which the insurer thereof has not challenged such coverage) or which would operate to divest any one or more of the Obligors of any assets or property with a market or book value of $1,000,000 or more, unless such judgment or order is subject to the Automatic Stay or (ii) any one or more material non-monetary judgments or orders are entered against an Obligor and such judgments or orders shall not be subject to the Automatic Stay; or
(h)               Attachment.  Unless subject to the Automatic Stay, any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Obligor and is not released, vacated or fully bonded within twenty (20) days after its issue or levy; or
(i)                Loss of Collateral.  Any loss, theft, damage or destruction occurs with respect to any Collateral with a market or book value in excess of $5,000,000 (other than amounts covered by insurance for which the insurer thereof has not challenged or disputed such coverage); or
(j)                Conduct of Business.  (i) The Obligors are enjoined, restrained or in any way prevented by any Governmental Authority from conducting their business at more than twenty (20) Stores; (ii) except as permitted by Section 10.2.5, the Obligors suffer the loss, revocation or termination of any license, permit, lease or agreement and such loss, revocation or termination prevents the Obligors from conducting their business at more than ten (10) Stores; (iii) there is a cessation of the Obligors’ business at more than ten (10) Stores; (iv) except as permitted by Section 10.2.5, the Obligors determine, whether by vote the Obligors’ board of directors (or equivalent governing body) or otherwise to (A) suspend the operation of the Obligor’s business in the ordinary course or (B) to commence any liquidation, dissolution or winding of the Obligors’ affairs; or (v) unless expressly permitted under this Loan Agreement (including by Section 10.2.5) or otherwise consented to by the Agent in writing, any Obligor retains an agent or other third party to conduct any Store closings, Store liquidations or “Going-Out-Of Business” sales with respect to any Stores (or any Obligor shall take action in furtherance of any of the foregoing by vote of its board of directors (or equivalent governing body)); or
(k)               Specified Store Closing Sales.  Any Obligor shall, except as contemplated by the applicable bid procedures, fail to comply with the material terms of any Specified Liquidation Agreement for the Specified Store Closing Sales or any Specified Liquidation Agreement for the Specified Store Closing Sales shall be amended or modified in any material respect without the Agent’s prior written consent; or
(l)                 Specified Sale Transaction.  Any Obligor shall, except as contemplated by the applicable bid procedures, (i) fail to comply with the material terms of any binding agreement for a Specified Sale Transaction or any of the documents or agreements executed in connection therewith in a material respect or (i) fail to consummate a Specified Sale Transaction strictly in accordance with the material terms of the documents or agreements executed in connection therewith (in each case of clauses (i) and (ii), without any waiver or amendment to such documents or agreements unless consented to in writing by the Agent), in each case, other than as a result of a consummation of a higher or better transaction as contemplated by the applicable bid procedures; or
(m)               ERISA.  An ERISA Event occurs with respect to a Plan or Multiemployer Plan or any Obligor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom, in each case, which has resulted or could reasonably be expected to result in liability to any Obligor in excess of $1,000,000 or there exists any claim by the PBGC or any Benefit Plan in connection with one or more Benefit Plans that purports to assert or otherwise seeks to impose any Lien on the Collateral having a priority senior to or pari passu with the Liens and the security interests granted under the Loan Documents or under the Pre-Petition Loan Documents; or
(n)               Indictment.  Any Obligor is criminally indicted or convicted for (i) a felony committed in the conduct of such Obligor’s business, or (ii) any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or
(o)               Change of Control.  A Change of Control occurs; or
(p)               Senior Notes Intercreditor Agreement.  The provisions of the Senior Note Intercreditor Agreement shall for any reason be revoked or invalidated, in whole or in part, or otherwise cease to be in full force and effect, or any Obligor, any Senior Note Secured Party or any Affiliate of any of the foregoing shall have commenced a suit or an action, including any motion or adversary proceeding in the Chapter 11 Cases (unless, with respect to the Senior Note Secured Party and their Affiliates, the Agent reasonably determines such suit, action, motion or proceeding is without merit), contesting in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason, shall not have the priority contemplated by this Loan Agreement, the Pre-Petition Loan Agreement, or the Senior Note Intercreditor Agreement, as applicable; or
(q)               Chapter 11 Cases.  The occurrence of any of the following in the Chapter 11 Cases:
    (i)               the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by any of the Obligors or any Subsidiary, or any Person claiming by or through any Obligor or any Subsidiary, in the Chapter 11 Cases: (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code not otherwise permitted pursuant to this Loan Agreement; (B) to grant any Lien other than Permitted Liens upon or affecting any Collateral; (C) except as provided in the Interim Order or Final Order or permitted hereunder, as the case may be, to use “cash collateral” of the Agent and the other Secured Parties or Pre-Petition Agent and Pre-Petition Lenders under Section 363(c) of the Bankruptcy Code without the prior written consent of the Agent; or (D) any other action or actions materially adverse to (x) the Agent and Lenders or the Pre-Petition Agent and Pre-Petition Lenders or their rights and remedies hereunder, under any other Loan Documents, or their interest in the Collateral, other than as provided in the Order, or (y) the Pre-Petition Agent and Pre-Petition Lenders or their rights under the Pre-Petition Loan Agreement or the other Pre-Petition Loan Documents or their interest in the Collateral (as defined in the Pre-Petition Loan Agreement), other than as provided in the Order; or
    (ii)               (A) the filing of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by an Obligor that does not propose to indefeasibly repay in full in cash the Obligations under this Loan Agreement and the Pre-Petition Obligations or by any other Person, in each such instance, to which the Agent does not consent, or any of the Obligors or their Subsidiaries shall seek, support or fail to contest in good faith the filing or confirmation of any such plan or entry of any such order, (B) the entry of any order terminating any Obligor’s exclusive right to file a plan of reorganization, or (C) the expiration of any Obligor’s exclusive right to file a plan of reorganization; or
    (iii)               the entry of an order in any of the Chapter 11 Cases confirming a plan of reorganization that (A) is not acceptable to the Agent in its sole discretion or (B) does not contain a provision for termination of the Commitments and indefeasible repayment in full in cash of all of the Obligations under this Loan Agreement and the Pre-Petition Obligations on or before the effective date of such plan or plans; or
    (iv)               (A) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the Interim Order, the Final Order or the Cash Management Order without the prior written consent of the Agent, (B) the filing of a motion by an Obligor for reconsideration with respect to the Interim Order, the Final Order or the Cash Management Order, (C) the Interim Order, the Final Order or the Cash Management Order, as applicable, shall otherwise not be in full force and effect or (D) any Obligor or any Subsidiary shall fail to comply with the Order in any material respect; or
    (v)               (A) the Final Order is not entered immediately following the expiration of the Interim Order, and in any event within thirty (35) days after the Petition Date or (B) the failure to obtain an extension of the general time period to accept/reject store leases from the permitted 120 day time period to not less than 210 days prior to, or concurrently with, the entry of the Final Order; or
    (vi)               the payment of, or application for authority to pay, any Pre-Petition claim without the Agent’s prior written consent unless in accordance with the Approved Budget or as contemplated by the Order; or
    (vii)               the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the Agent, any Lender or any of the Collateral or against the Pre-Petition Agent, any Pre-Petition Lender or any Collateral (as defined in the Pre-Petition Loan Agreement) in excess of $100,000; or
    (viii)               (A) the appointment of an interim or permanent trustee in the Chapter 11 Cases or the appointment of a trustee, receiver, or an examiner in the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Obligors; or (B) other than the Specified Sale Transactions, the sale without the Agent’s consent of all or substantially all of the Debtors’ assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases or otherwise that does not result in payment in full in cash of all of the Obligations under this Loan Agreement and all Pre-Petition Obligations at the closing of such sale or initial payment of the purchase price or effectiveness of such plan, as applicable; or
    (ix)               the dismissal of any Chapter 11 Case, or the conversion of any Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any Obligor shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise or the conversion of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code; or
    (x)               any Obligor shall file a motion seeking, or the Bankruptcy Court shall enter an order granting, relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (A) to allow any creditor (other than the Agent) to execute upon or enforce a Lien on any Collateral having a value in excess of $100,000, (B) approving any settlement or other stipulation not approved by the Agent with any secured creditor of any Obligor providing for payments as adequate protection or otherwise to such secured creditor, (C) with respect to any Lien of or the granting of any Lien on any Collateral to any federal, state or local environmental or regulatory agency or authority, which in either case involves a claim of $1,000,000 or more or (D) permit other actions not permitted hereunder that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole); or
    (xi)               the commencement of a suit or an action (but not including a motion for standing to commence a suit or an action) against either the Agent or any Lender or the Pre-Petition Agent or any Pre-Petition Lender by an Obligor and, as to any suit or action brought by any Person other than an Obligor or a Subsidiary or an Obligor, officer or employee of an Obligor, the continuation thereof without dismissal for sixty (60) days after service thereof on either the Agent or such Lender or the Pre-Petition Agent or any Pre-Petition Lender, that asserts or seeks by or on behalf of an Obligor, any state of federal environmental protection or health and safety agency, any official committee in any Chapter 11 Case or any other party in interest in any of the Chapter 11 Cases, a claim or any legal or equitable remedy that would (x) have the effect of invalidating, subordinating or challenging any or all of the Obligations or Liens of the Agent or any Lender under the Loan Documents or the Pre-Petition Obligations or Liens of the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents to any other claim, or (y) have a material adverse effect on the rights and remedies of the Agent or any Lender or the Pre-Petition Agent or any Pre-Petition Lender under any Loan Document or the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents or the collectability of all or any portion of the Obligations or the Pre-Petition Obligations; or
    (xii)               the entry of an order in the Chapter 11 Cases avoiding or permitting recovery of any portion of the payments made on account of the Obligations owing under this Loan Agreement or the other Loan Documents or the Pre-Petition Obligations owing under the Pre-Petition Loan Documents; or
    (xiii)               the failure of any Obligor to perform any of its obligations under the Interim Order, the Final Order, the Cash Management Order, or any order of the Bankruptcy Court approving any Specified Sale Transaction or the Specified Store Closing Sales or to perform in any material respect its obligations under any order of the Bankruptcy Court approving bidding procedures; or
    (xiv)               (A) other than the Carve Out, the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of this Loan Agreement and the other Loan Documents, or as otherwise permitted under the Loan Documents or permitted under the Order, entitled to superpriority administrative expense claim status in any Chapter 11 Case pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Agent and the Secured Parties under this Loan Agreement and the other Loan Documents, or (B) other than the Carve Out, there shall arise or be granted by the Bankruptcy Court (x) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code or (y) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the Order then in effect (but only in the event specifically consented to by the Agent); or
    (xv)               the Order shall cease to create a valid and perfected Lien on the Collateral as contemplated therein or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without the prior written consent of the Agent; or
    (xvi)               an order in the Chapter 11 Cases shall be entered (A) charging any of the Collateral in an amount greater than $100,000 under Section 506(c) of the Bankruptcy Code against the Agent or any other Secured Party or (B) limiting the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Obligor after the Petition Date, or the commencement of other actions that is materially adverse to the Agent, the other Secured Parties or their respective rights and remedies under the Loan Documents in any of the Chapter 11 Cases or inconsistent with any of the Loan Documents; or
    (xvii)               if the Final Order does not include a waiver, in form and substance satisfactory to the Agent, of (A) the right to surcharge the Collateral under Section 506(c) of the Bankruptcy Code and (B) any ability to limit the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Obligor after the Petition Date; or
    (xviii)               an order of the Bankruptcy Court shall be entered denying or terminating use of cash collateral by the Obligors; or
     (xix)               an order materially adversely impacting the rights and interests of the Agent and the Lenders, as determined by the Agent in its reasonable discretion, shall have been entered by the Bankruptcy Court or any other court of competent jurisdiction; or
    (xx)               any Obligor shall challenge, support or encourage a challenge of any payments made to the Agent or any Lender with respect to the Obligations or the Pre-Petition Agent or the Pre-Petition Lenders with respect to the Pre-Petition Obligations, or without the consent of the Agent, the filing of any motion by the Obligors seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to any prepetition agent or lender that is inconsistent with the Order; or
    (xxi)               the entry of any order by the Bankruptcy Court granting, or the filing by any Obligor or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the Order and motions seeking entry thereof or permitted amendments or modifications thereto) seeking, authority to use any cash proceeds of any of the Collateral without the Agent’s consent or to obtain any financing under Section 364 of the Bankruptcy Code, in each case, other than as permitted by the Loan Documents or the Order; or

    (xxii)               any Obligor or any person on behalf of any Obligor shall file any motion without the Agent’s consent seeking authority to consummate a sale of assets of the Obligors or the Collateral to the extent having a value in excess of $1,000,000 outside the ordinary course of business and not otherwise permitted hereunder; or
    (xxiii)               any Obligor shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Pre-Petition Debt or payables other than payments (A) in respect of accrued payroll and related expenses as of the commencement of the Chapter 11 Cases, (B) permitted under this Loan Agreement, or (C) to the extent authorized or required by one or more “first day” or “second day” orders or the Order (or other orders with the consent of the Agent), in each case, consistent with the Approved Budget; or
    (xxiv)               if, unless otherwise approved by the Agent, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Chapter 11 Cases and such order shall not be reversed or vacated within ten (10) days; or
    (xxv)               without the Agent’s consent, any Obligor or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (A) to grant or impose, under Section 364 of the Bankruptcy Code or otherwise, liens or security interests in any DIP Collateral (as defined in the Order), whether senior, equal or subordinate to the Agent’s and Lenders’ liens and security interests other than as permitted hereunder; or (B) to modify or affect in any material respect any of the rights of the Agent or the Lenders under the Order, the Loan Documents, and related documents by any plan of reorganization confirmed in the Chapter 11 Cases or subsequent order entered in the Chapter 11 Cases; or
    (xxvi)               any Obligor or any Subsidiary thereof shall take any action in support of any matter prohibited by this Section 11.1(q) or any other Person shall do so and such application is not contested in good faith by the Obligors and the relief requested is granted in an order that is not stayed pending appeal; or
11.2.       Remedies upon Default.  Subject to the Order and the terms thereof, if any Event of Default exists, notwithstanding the provisions of Section 362 of the Bankruptcy Code and without further notice, application or motion, hearing before, or order of the Bankruptcy Court, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(a)               declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by the Obligors to the fullest extent permitted by law;
(b)               terminate, reduce or condition any of the Tranche A Revolver Commitments or Tranche A-1 Revolver Commitments, or make any adjustment to the Tranche A Borrowing Base or to the Tranche A-1 Borrowing Base;
(c)               terminate, reduce or restrict any right or ability of the Obligors to use any “cash collateral” of the Agent and the other Secured Parties or Pre-Petition Agent and Pre-Petition Lenders under Section 363(c) of the Bankruptcy Code, other than, to the extent set forth in the Order, to fund the Carve Out and/or to pay certain critical expenses;
(d)               subject to funding the Carve Out as required pursuant to the Order, require the Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations (other than unmatured contingent indemnification obligations) that are contingent or not yet due and payable (in an amount equal to the Minimum Collateral Amount with respect thereto), notwithstanding the provisions of Section 362 of the Bankruptcy Code and without notice, application or motion, hearing before, or order of the Bankruptcy Court, and, if Obligors fail promptly to deposit such Cash Collateral, the Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Tranche A Revolver Loans (whether or not a Tranche A Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied), which Cash Collateral, in any case, shall not be subject to the Carve Out;
(e)               declare that the application of the Carve Out has occurred through the delivery of a Carve Out Trigger Notice (as defined in the Order) to the Borrower Agent;
(f)               subject to the Remedies Notice Period, direct any or all of the Obligors to sell or otherwise dispose of any or all of the Collateral on terms and conditions acceptable to the Agent pursuant to Section 363, Section 365 and other applicable provisions of the Bankruptcy Code (and, without limiting the foregoing, direct any Obligor to assume and assign any lease or executory contract included in the Collateral to the Agent’s designees in accordance with and subject to Section 365 of the Bankruptcy Code);
(g)               subject to the Remedies Notice Period, exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by the Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as the Agent, in its discretion, deems advisable; (v) take any and all actions described in the Order, and (vi) cause all rights and obligations of any Obligor under or in respect of all executory contracts and agreements to which any Obligor is a party and which constitute part of the Collateral to be assumed or rejected pursuant to Section 365(a) of the Bankruptcy Code as the Agent, or any successor to the Agent or any purchaser at a foreclosure sale or other disposition from the Agent or similar Person, may direct (except to the extent that such obligations were theretofore duly rejected by such Obligor), and to cause such rights or obligations to be assigned to the Agent or to such Person pursuant to Section 365(f) of the Bankruptcy Code (assuming that adequate assurance of future performance is given).  To the fullest extent permitted by Applicable Law, each of the Obligors agrees that the Agent and such other Persons shall have the right to effect such assumption, rejection or assignment, all as the Agent or such Persons may direct without further action by any Obligor.  Each of the Obligors hereby agrees to take all such action as the Agent and such other Persons may reasonably request to effect and such assumption, rejection or assignment (including by not limited to, in the case of assumption, the Agent reserving its rights hereunder to cure any defaults and provide adequate assurance of future performance to the extent that any Obligor refuses or otherwise fails to do so).  Subject to the Order, each Obligor agrees that any notice of any proposed sale or other disposition of Collateral by the Agent shall be reasonable.  The Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  The Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations. In any hearing during the Remedies Notice Period to contest the enforcement of remedies, the only issue that may be raised by the Obligors in opposition thereto shall be whether, in fact, an Event of Default has occurred and is continuing, and (provided that an Event of Default has occurred and is continuing) the Obligors hereby waive their right to and shall not be entitled to seek relief, including, without limitation, under Section

105 of the Bankruptcy Code, to the extent that such relief would in any way impair or restrict the rights and remedies of the Agent or the Secured Parties, as set forth in this Loan Agreement, the applicable Order or other Loan Documents.
11.3.       License; Access; Cooperation.  The Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property (subject, in the case of trademarks owned by any Obligor, to sufficient rights to quality control and inspection in favor of such Obligor to avoid the risk of invalidation of said trademarks), computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property owned by any Obligor, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral in each case after the occurrence, and during the continuance, of an Event of Default.  To the extent the Obligors may lawfully do so, the Agent (together with its agents, representatives and designees) is hereby granted a non-exclusive right to have access to, and a rent free right to use, any and all owned or leased locations (including, without limitation, warehouse locations, distribution centers and Store locations) for the purpose of arranging for and effecting the sale or disposition of Collateral, including the production, completion, packaging and other preparation of such Collateral for sale or disposition (it being understood and agreed that the Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Collateral, as well as to engage in bulk sales of Collateral).  Upon the occurrence and the continuance of an Event of Default and the exercise by the Agent or Lenders of their rights and remedies under this Loan Agreement and the other Loan Documents, the Obligors shall assist the Agent and Lenders in effecting a sale or other disposition of the Collateral upon such terms as are reasonably acceptable to the Agent.
11.4.       Setoff.  Subject to the Order, the Agent, Lenders and their Affiliates are each authorized (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without notice, application or motion, hearing before, or order of the Bankruptcy Court) by the Obligors at any time during the occurrence and continuance of an Event of Default, without notice to the Obligors or any other Person, to set off and to appropriate and apply any deposits (general or special), funds, claims, obligations, liabilities or other Debt at any time held or owing by the Agent, any Lender or any such Affiliate to or for the account of any Obligor against any Obligations, whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate.
11.5.       Remedies Cumulative; No Waiver.
11.5.1.        Cumulative Rights.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of the Obligors contained in the Loan Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of the Agent and the Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that the Agent and the Lenders may have, whether under any agreement, by law, at equity or otherwise.
11.5.2.        Waivers.  The failure or delay of any party hereto to require strict performance by any other party thereto with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until the occurrence of the Commitment Termination Date and the payment, in full, in cash of all Obligations (other than (A) contingent indemnification obligations with respect to which no claim has been asserted in writing, and (B) Obligations in respect of Bank Product Debt not yet due and payable, unless the Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such release of Liens, stating that arrangements reasonably satisfactory to the provider of the applicable Bank Products constituting Obligations have not been made) and the termination or expiration of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or backstopped in a manner satisfactory to the Agent and the applicable Issuing Bank).  No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrower Agent and executed by Borrower Agent and Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified.  No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated.  If the Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if the Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.  It is expressly acknowledged by the Obligors that any failure to satisfy a financial covenant (including any covenant contained in Section 10.1.17(b) or 10.3) on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
11.6.       Lift of Automatic Stay.  Subject to the Order and the terms thereof, if any Event of Default then exists, the Automatic Stay shall be modified or vacated to permit the Agent and the Lenders to exercise all rights and remedies under this Loan Agreement, the other Loan Documents or Applicable Law, without notice, application or motion, hearing before, or order of the Bankruptcy Court.
SECTION 12.       AGENT
12.1.       Appointment, Authority and Duties of Agent.
12.1.1.        Appointment and Authority.  Each Lender and Issuing Bank appoints and designates Bank of America as Agent hereunder.  Agent may, and each Lender and Issuing Bank authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the benefit of Secured Parties.  Each Lender and Issuing Bank agrees that any action taken by Agent or Required Lenders, in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders and the Issuing Banks.  Without limiting the generality of the foregoing, (i) each Secured Party hereby authorizes the Agent to consent, on behalf of each Secured Party, to the Interim Order and the Final Order, each to be negotiated between the Obligors, the Agent, and the statutory committees appointed pursuant to Sections 327 and 1103 of the Bankruptcy Code and (ii) the Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding in the Chapter 11 Cases); (b) execute and deliver as the Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to the Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  The Agent alone shall be authorized to determine whether any fixtures, Real Estate or Inventory constitute Eligible Real Estate or Eligible Inventory, as the case may be, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate the Agent from liability to any Lender, any Issuing Bank or other Person for any error in judgment.
12.1.2.        Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Loan Agreement.  Without limiting the generality of the foregoing, Agent:
(a)               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by (i) the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), (ii) the Required Tranche A-1 Lenders or the Supermajority Required Tranche A-1 Lenders in accordance with Schedule 14 hereto, or (iii) solely with respect to matters as to which any Co-Collateral Agent may direct the Agent, a Co-Collateral Agent, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law;
(c)               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity;
(d)               shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or the Required Tranche A-1 Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 or 14.1) or at the request of any Co-Collateral Agent; provided that, for the avoidance of doubt, no such consent or request of the Required Lenders shall be sufficient to excuse the Agent from taking any action required to be taken by the Agent at the direction of the Required Tranche A-1 Lenders pursuant to Schedule 14 hereto, or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Agent by a Borrower, a Lender or an Issuing Bank; and
(e)               shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Loan Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Loan Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any

Collateral, or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
12.1.3.        Agent Professionals.  The Agent may perform its duties through agents and employees.  The Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  The Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
12.1.4.        Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  The Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by the Agent in connection with any act.  The Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Agent shall not incur liability to any Person by reason of so refraining.  Instructions of the Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of the Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall, and in no event shall the Required Lenders, without the prior written consent of each Lender, direct the Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders.  In no event shall the Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.
12.1.5.        Co-Collateral Agents.  Each Lender appoints and designates each of Bank of America and Wells Fargo as a Co-Collateral Agent hereunder. The rights of the Co-Collateral Agents are set forth in the Co-Collateral Agent Rights Agreement.
12.1.6.        No Fiduciary Relationship.  It is understood and agreed that the use of the term “Agent” or “Co-Collateral Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent or any Co-Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
12.2.       Agreements Regarding Collateral and Field Examination Reports.
12.2.1.        Collateral and Guaranty Matters.
(a)               Release of Liens.  The Secured Parties hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon the occurrence of (A) the Commitment Termination Date, (B) the payment, in full, in cash of all Obligations and all Pre-Petition Obligations (if any) (other than (1) contingent indemnification obligations with respect to which no claim has been asserted in writing, and (2) Obligations in respect of Bank Product Debt not yet due and payable, unless the Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such release of Liens, stating that arrangements reasonably satisfactory to the provider of the applicable Bank Products constituting Obligations have not been made), (C) the termination or expiration of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or backstopped in a manner satisfactory to the Agent and the applicable Issuing Bank), and (D) upon the request of Agent, the Obligors providing a written release of the Secured Parties from liability under the Loan Documents and the Pre-Petition Loan Documents, in form and substance reasonably satisfactory to the Agent, (ii) of a Borrower or a Guarantor upon the consummation of any transaction permitted by this Loan Agreement as a result of which such Borrower or Guarantor (as applicable) ceases to be a Borrower or a Guarantor, (iii) constituting property being sold, transferred or disposed of in a Permitted Asset Disposition (other than a Permitted Asset Disposition to a Person required to grant a Lien to the Agent under the Loan Documents), subject to the conditions thereof, (iv) that does not constitute a material part of the Collateral, or (v) if approved, authorized or ratified in writing in accordance with Section 14.1.1 of this Loan Agreement.
(b)               Release of Guarantors; Termination of Loan Documents.  The Secured Parties hereby irrevocably authorize the Agent, at its option and in its discretion, (i) to release any Guarantor from its obligations under any Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted by this Loan Agreement, (ii) to release any Guarantor from its obligations under any Guaranty in connection with any Permitted Asset Disposition, or (iii) to terminate this Loan Agreement and the other Loan Documents upon the occurrence of (A) the Commitment Termination Date, (B) and the payment, in full, in cash of all Obligations and all Pre-Petition Obligations (if any) (other than (1) contingent indemnification obligations with respect to which no claim has been asserted in writing, and (2) Obligations in respect of Bank Product Debt not yet due and payable, unless the Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such release of Liens, stating that arrangements reasonably satisfactory to the provider of the applicable Bank Products constituting Obligations have not been made), (C) the termination or expiration of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or backstopped in a manner satisfactory to the Agent and the applicable Issuing Bank), and (D) upon the request of Agent, the Obligors providing a written release of the Secured Parties from liability under the Loan Documents and the Pre-Petition Loan Documents, in form and substance reasonably satisfactory to the Agent.
(c)               Agent Requests for Confirmation, Etc.  Upon request by the Agent at any time, the Required Lenders (or, where expressly required by the terms of this Loan Agreement, a greater proportion of the Lenders or other parties hereto as required herein) will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under any Guaranty pursuant to this Section 12.2.1.  In each case as specified in this Section 12.2.1, the Agent will, at the Borrowers’ expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under any Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 12.2.1; provided that the Borrower Agent shall have delivered to the Agent, at least five (5) Business Days prior to the date of the proposed execution of any document evidencing such release or subordination (or such shorter period as the Agent may agree in writing in its discretion), a written request therefor identifying the relevant Collateral or Obligor, together with a certification by the Borrower Agent stating that such transaction is in compliance with this Loan Agreement and the other Loan Documents and otherwise in form and substance satisfactory to the Agent.  The Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligor in respect of) all interests retained by any Obligor, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d)               Care of Collateral.  The Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected, insured or encumbered, nor to assure that the Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor any portion of the Collateral.
12.2.2.        Possession of Collateral.  The Agent and the Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession.  If any Lender obtains possession of any such Collateral, it shall notify the Agent thereof and, promptly upon the Agent’s request, deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.
12.2.3.        Reports.  The Agent shall promptly, upon receipt thereof, forward to each Co-Collateral Agent and each Lender copies of the results of any field audit or other examination or any appraisal prepared by or on behalf of the Agent with respect to any Obligor or Collateral (“Report”).  Each Lender agrees (a) that neither Bank of America nor the Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Obligors’ books and records as well as upon representations of Obligors’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender agrees to indemnify and hold harmless the Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Lender.
12.3.       Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, e-mail, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
12.4.       Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender, a Borrower or Borrower Agent specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required

Lenders, it will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.
12.5.       Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
12.6.       Indemnification of Agent Indemnitees.
12.6.1.        INDEMNIFICATION.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE; PROVIDED THAT NO LENDER SHALL HAVE ANY OBLIGATION TO INDEMNIFY OR HOLD HARMLESS THE AGENT INDEMNITEES FOR ANY CLAIM THAT IS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT INDEMNITEE.  If Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person for any alleged preference from an Obligor or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.
12.6.2.        Proceedings.  Without limiting the generality of the foregoing, if at any time (whether prior to or after the Commitment Termination Date) any proceeding is brought against any Agent Indemnitees by an Obligor, or any Person claiming through an Obligor, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such Lender’s Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including attorneys’ fees) incurred in defending same; provided that no Lender shall be liable for payment of any such amount to the extent that it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such judgment, order or settlement resulted from any Agent Indemnitees’ gross negligence or willful misconduct.  In Agent’s discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders provided that it has not been determined in a final, non-appealable judgment by a court of competent jurisdiction that such judgment, order or settlement resulted from any Agent Indemnitees’ gross negligence or willful misconduct.

12.7.       Limitation on Responsibilities of Agent.  Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents.  Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
12.8.       Successor Agent.
12.8.1.        Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrower Agent.  If no successor Agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among the Lenders that is reasonably acceptable to the Borrower Agent or, if no successor Lender accepts its appointment on or prior to the effective date of the resignation of Agent, Agent may appoint any other Person reasonably acceptable to the Borrower Agent as successor Agent.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by Agent, its sub-agents and any related persons (a) while the retiring Agent was acting as Agent and (b) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (i) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (ii) in respect of any actions taken in connection with transferring the agency to any successor Agent.  Any successor by merger or acquisition of the stock or assets of Bank of America shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.
12.8.2.        Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
12.9.       Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Loan Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary.  Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.
12.10.     Replacement of Certain Lenders.  In the event that (a) any Lender is a Defaulting Lender, (b) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.8, or (c) any Lender fails to give its consent to any amendment, waiver or action for which consent of all Lenders or all affected Lenders was required and Required Lenders have consented thereto, then, in addition to any other rights and remedies that any Person may have, the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.2), all of its interests, rights and obligations under this Loan Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)               the Borrowers shall have paid to the Agent any applicable assignment fee specified in Section 13.2 (unless such fee has been waived by Agent);

(b)               such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations purchased in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)               in the case of any such assignment resulting from a claim for compensation under Section 3.6 or payments required to be made pursuant to Section 5.8, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)               such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

12.11.     Remittance of Payments and Collections.
12.11.1.      Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Loan Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 noon  on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 noon, then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.
12.11.2.      Failure to Pay.  If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent.
12.11.3.      Recovery of Payments.  If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, Lenders shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.
12.12.     Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” and “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, own securities of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.
12.13.     Agent Titles.  Each Lender or other party hereto, other than Bank of America, that is designated (on the cover page of this Loan Agreement or otherwise) by Bank of America as an “Agent”, “Syndication Agent”, “Tranche A-1 Documentation Agent” or “Joint Lead Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders (or, with respect to the Co-Collateral Agents, the rights set forth in the Co-Collateral Agent Rights Agreement), and shall in no event be deemed to have any fiduciary relationship with any Lender. For the avoidance of doubt, unless otherwise required hereby, each such agent shall be entitled to act and make determinations under this Loan Agreement without consulting or otherwise obtaining the approval of any Lender.
12.14.     No Third Party Beneficiaries.  This Section 12 is an agreement solely among Lenders and Agent, and does not confer any rights or benefits upon Obligors or any other Person.  As between

Obligors and Agent, any action that Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by Lenders as herein provided.
12.15.     [Reserved].
12.16.     Agent May File Proofs of Claim.  In case of any Insolvency Proceeding or any other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Agent and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks, the Agent and the other Secured Parties  and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Agent under Sections 3.2, 3.4 and 14.2) allowed in such judicial proceeding; and
(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.2, 3.4 and 14.2.
12.17.     Bank Product Providers.  No Lender or any of its branches or Affiliates that provides Bank Products and obtains the benefits of Section 5.5.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Section 12 to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising in respect of Bank Product Debt unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable provider of such Bank Products, as the case may be.
SECTION 13.       BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS
13.1.       Successors and Assigns.  The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 13.2, (ii) by way of participation in accordance with the provisions of Section 13.3 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 13.2.3 and 13.2.4 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement.
13.2.       Assignments.
13.2.1.        Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 13.2.1, participations in LC Obligations and in Swingline Loans) at the time owing to it); provided that:
(i)                the aggregate amount of the Tranche A Revolver Commitment (which for this purpose includes Tranche A Revolver Loans outstanding thereunder) or, if the Tranche A Revolver Commitment is not then in effect, the principal outstanding balance of the Tranche A Revolver Loans of the assigning Tranche A Lender subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $10,000,000, unless (1) such assignment is of the entire remaining amount of the assigning Lender’s Tranche A Revolver Commitment and Tranche A Revolver Loans at the time owing to it, or (2) the Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that no minimum amount need be specified in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender;
(ii)               the aggregate amount of the Tranche A-1 Revolver Commitment of the assigning Tranche A-1 Lender subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $10,000,000, unless (1) such assignment is of the entire remaining amount of the assigning Lender’s Tranche A-1 Revolver Commitment or (2) the Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that no minimum amount need be specified in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender;
(iii)               concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether the applicable minimum amount has been met under Section 13.2.1(i) or Section 13.2.1(ii);
(iv)               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Loan Agreement with respect to the Loans or the Commitment assigned, except that this clause (iv) shall not apply to rights in respect of Swingline Loans;
(v)               [reserved];
(vi)               any assignment of a Tranche A Revolver Commitment must be approved by the Agent (such consent not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Tranche A Lender or an Affiliate of a Tranche A Lender or an Approved Fund with respect to a Tranche A Lender;

(vii)             any assignment of a Tranche A-1 Revolver Loan must be approved by the Agent (such consent not to be unreasonably withheld or delayed) unless such assignment is to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender;
(viii)            any assignment of a Tranche A Revolver Commitment must be approved by the Issuing Bank and the provider of Swingline Loans (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Tranche A Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);
(ix)               the parties to each assignment shall execute and deliver to Agent (1) an Assignment and Assumption Agreement, and (2) a processing and recordation fee of $5,000; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire; and
(x)               in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent the Agent, the applicable Pro Rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the Issuing Bank or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full Pro Rata share of all Loans and participations in Letters of Credit and Swingline Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Loan Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Agent pursuant to Section 13.2, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Loan Agreement; provided, that no such Eligible Assignee (including an Eligible Assignee that is already a Lender hereunder at the time of the assignment) shall be entitled to receive any greater amount pursuant to Section 5.8 than that to which the assignor would have been entitled to receive had no such assignment occurred. The assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.4, 3.6, 3.7, 3.9, 5.8 and 14.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrowers (at the Borrowers’ expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this subsection shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.3.

13.2.2.        Register.  Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at Agent’s office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers and the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending or upon and during the continuation of any Event of Default, any Lender may request and receive from Agent a copy of the Register.  The Register shall break out the Tranche A Lenders and the Tranche A-1 Lenders and their respective portions of the Obligations.
13.2.3.        Certain Pledges.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.
13.2.4.        Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Loan Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumption Agreements, amendments or other modifications, Notices of Borrowing, notices of Swingline Loan borrowings, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Agent pursuant to procedures approved by it.
13.2.5.        Assignment by MLPFS.  The parties hereby agree that MLPFS may, without notice to the Borrowers, assign its rights and obligations under this Loan Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date.
13.3.       Participations
13.3.1.        Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender, any Obligor or any Affiliate or Subsidiary of any Obligor or any holder of the Senior Note Debt) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Loan Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Loan Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.6.1 without regard to the existence of any participation.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any  provision of this Loan Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described Section 14.1.1 that affects such Participant.  Subject to Section 13.3.2, the Obligors agree that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, and 5.8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.2 (it being understood that the documentation required under Section 5.8.5 shall be delivered to the Lender who sells the participation); provided that such Participant agrees to be subject to the provisions of Sections 3.8 and 12.10 as if it were an assignee under Section 13.2.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.6 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided that such Participant agrees to be subject to Section 5.5 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as  a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Loan Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register.
13.3.2.        Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.6 or 5.8 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.8 as though it were a Lender.
13.4.       Tax Treatment.  If any interest in a Loan Document is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.8.
13.5.       Representation of Lenders.

13.5.1.        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent, the Joint Lead Arrangers and the Tranche A-1 Documentation Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor (except as contemplated by Section 9.1.25), that at least one of the following is and will be true:
(a)               such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(b)               the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Loan Agreement; or
(c)                (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Loan Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Loan Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Loan Agreement.
13.5.2.        In addition, unless Section 13.5.1(a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent, the Joint Lead Arrangers and the Tranche A-1 Documentation Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor, that:
(a)               none of the Agent, the Joint Lead Arrangers or the Tranche A-1 Documentation or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Loan Agreement, any Loan Document or any documents related to hereto or thereto);
(b)               the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Loan Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(c)               the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Loan Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);
(d)               the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Loan Agreement is a fiduciary under ERISA or the Bankruptcy Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Loan Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(e)               no fee or other compensation is being paid directly to the Agent, the Joint Lead Arrangers, the Tranche A-1 Documentation Agent or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Loan Agreement.
13.5.3.        The Agent, the Joint Lead Arrangers and the Tranche A-1 Documentation Agent hereby inform the Lenders that no Person that may become a Lender hereunder or may make an investment decision on behalf of such a Lender is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Loan Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 14.       MISCELLANEOUS
14.1.       Consents, Amendments and Waivers.
14.1.1.        Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent, the Required Lenders (or the Agent acting at the direction of the Required Lenders) (other than as provided in Section 14.1.1(f) below) and each Obligor party to such Loan Document; provided that:
(a)               without the prior written consent of (i) the Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Agent and (ii) an affected Co-Collateral Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of such Co-Collateral Agent;
(b)               without the prior written consent of the Issuing Banks, no modification shall be effective with respect to any LC Obligations or Section 2.3;
(c)               without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay any scheduled payment of, any principal, interest, fees or other amounts payable to such Lender or (iii) extend the Termination Date;
(d)               (i) without the prior written consent of the Supermajority Lenders, no modification shall be effective that would (A) amend the definition of Tranche A Borrowing Base or Tranche A-1 Utilization Amount (or the defined terms used, directly or indirectly, in such definitions), in each case, in a manner that would result in more credit being made available or (B) amend the definition of Supermajority Lenders and (ii) without the prior written consent of each of the Tranche A-1 Lenders, no modification shall be effective that would (A) amend the definition of Tranche A-1 Borrowing Base or Tranche A-1 Utilization Amount (or the defined terms used, directly or indirectly, in such definitions), in each case, in a manner that would result in more credit being made available or (B) amend the definition of Tranche A-1 Lenders, Required Tranche A-1 Lenders or Supermajority Required Tranche A-1 Lenders;
(e)               without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) alter Section 2.1.5, Section 5.5, Section 7.1 (except to add Collateral), or Section 14.1.1; (ii) amend the definitions of Pro Rata or Required Lenders; (iii) except in connection with a transaction permitted by Section 10.2.5, release, or subordinate the Lien of the Agent on, all or substantially all of the Collateral (excluding, if any Obligor or any Subsidiary of any Obligor becomes a debtor under the federal Bankruptcy code, the consent to the use of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by Required Lenders); (iv) except in connection with a transaction permitted by Section 10.2.5 or Section 10.2.7, release all or substantially all of the Obligors from liability under any Guaranty or (v) increase any advance rate (other than an advance rate set forth in the definition of Tranche A-1 Borrowing Base (or set forth in any defined term used, directly or indirectly, in such definition), which shall require, in each case, the consent of each of the Tranche A-1 Lenders); and
(f)               without the prior written consent of the Agent, the Co-Collateral Agents and the Tranche A-1 Documentation Agent, waive or modify Section 10.1.17(b).
Notwithstanding anything to the contrary contained in this Section 14.1 or otherwise, after the Full Payment of the Priority Tranche A Claims (as defined in Schedule 14), no amendment, waiver or consent shall, unless in writing and signed by the holders of any remaining Tranche A Claims (as defined in Schedule 14) (in addition to the Lenders required above), (i) adversely affect the Tranche A Claims or any amounts payable to the holders thereof under this Loan Agreement or any other Loan Document (including the modification of Section 5.5 that would have the effect of altering the priority of such remaining Tranche A Claims), (ii) have the effect of reducing or forgiving any amounts owed to the holders of the Tranche A Claims or extending the time for payment of such amounts or (iii) waive or modify this paragraph.

14.1.2.        Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document.  The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3.        Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent (it being understood and agreed that the payment of any amounts agreed among the Borrowers, MLPFS, the Agent and any Lender or increasing Lender participating in connection with an increase in the Tranche A Revolver Commitments or the Tranche A Revolver Commitments under Section 2.4 shall not be subject to this Section 14.1.3).
14.1.4.        Generally.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, or shall be entitled to vote on matters relating to the Loan Documents and shall not be deemed to be a “Lender” for any such purpose, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
14.2.       Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, PROCEEDINGS, COSTS AND EXPENSES OF ANY KIND (INCLUDING REMEDIAL RESPONSE COSTS, REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND EXTRAORDINARY EXPENSES OF ONE OUTSIDE COUNSEL, ONE LOCAL COUNSEL IN EACH RELEVANT JURISDICTION (AS DETERMINED BY THE AGENT IN ITS REASONABLE DISCRETION), ONE SPECIAL OR REGULATORY COUNSEL IN RESPECT OF EACH MATTER (AS REASONABLY REQUIRED BY THE AGENT) AND CONFLICT OF INTEREST COUNSEL (AS DETERMINED BY THE AGENT IN ITS REASONABLE DISCRETION)) AT ANY TIME (INCLUDING AFTER FULL PAYMENT OF THE OBLIGATIONS, RESIGNATION OR REPLACEMENT OF AGENT, OR REPLACEMENT OF ANY LENDER) INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE IN ANY WAY RELATING TO (A) ANY LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO OR THE ADMINISTRATION OF THE LOAN DOCUMENTS, (B) ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY INDEMNITEE IN CONNECTION WITH ANY LOAN DOCUMENTS, (C) THE EXISTENCE OR PERFECTION OF ANY LIENS, OR REALIZATION UPON ANY COLLATERAL, (D) EXERCISE OF ANY RIGHTS OR REMEDIES UNDER ANY LOAN DOCUMENTS OR APPLICABLE LAW, (E) FAILURE BY ANY OBLIGOR TO PERFORM OR OBSERVE ANY TERMS OF ANY LOAN DOCUMENT, IN EACH CASE INCLUDING ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET COSTS AND EXPENSES RELATING TO ANY INVESTIGATION, LITIGATION, ARBITRATION OR OTHER PROCEEDING (INCLUDING AN INSOLVENCY PROCEEDING OR APPELLATE PROCEEDINGS), WHETHER OR NOT THE APPLICABLE INDEMNITEE IS A PARTY THERETO, (F) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (G) ANY ACTUAL OR ALLEGED ENVIRONMENTAL RELEASE ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITIES IN CONNECTION WITH ANY ACTUAL OR ALLEGED VIOLATION OF OR ANY OBLIGATION UNDER ANY ENVIRONMENTAL LAW RELATED IN ANY WAY TO ANY BORROWER OR ANY OF ITS SUBSIDIARIES, OR (H) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY,

WHETHER BROUGHT BY A THIRD PARTY OR BY A BORROWER OR ANY OTHER OBLIGOR (HEREINAFTER, “CLAIMS”) THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the bad faith, gross negligence or willful misconduct of such Indemnitee.  If any claim is made against any Indemnitee which may result in a claim under this Section 14.2 against Borrowers, such Indemnitee or Agent shall promptly send to Borrower Agent written notice thereof, and Borrower Agent shall have the right, at its expense and with counsel reasonably satisfactory to Agent, to defend such claim.  Neither any Indemnitee nor any Borrower shall settle any such claim without the consent of the other party, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the failure of such prompt notice shall not negate or impair the obligation of the Borrowers under this Section 14.2, but shall give Borrowers the right to withhold against any indemnity payment the amount of any actual damages incurred by Borrowers as a result of the failure to give such prompt notice.
14.3.       Notices and Communications.
14.3.1.        Notice Address.  Subject to Section 4.1.4, all notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Assumption Agreement), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged, or (d) if given by electronic mail, to the extent provided in Section 14.3.2.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.2, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.
14.3.2.        Electronic Communications; Voice Mail.
(a)               Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2 if such Lender or the Issuing Bank, as applicable, has notified the relevant Agent that it is incapable of receiving notices under Section 2 by electronic communication.  The Agent, the Issuing Banks or the Borrower Agent may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(b)               Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.  Voice mail may not be used as effective notice under the Loan Documents.
14.3.3.        Non-Conforming Communications.  Agent and Lenders reasonably may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.
14.3.4.        Change of Address, Etc.  Each of the Obligors, the Agent, and the Issuing Banks may change their address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Agent, the Agent and the Issuing Bank.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including Securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of Securities Laws.
14.4.       Performance of Borrowers’ Obligations.  Agent may, in its discretion at any time and from time to time after the occurrence, and during the continuance, of an Event of Default, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 14.4 shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Tranche A Revolver Loans.  Any payment made or action taken by Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
14.5.       Credit Inquiries.  Each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
14.6.       Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.        Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Loan Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
14.8.       Counterparts; Facsimile Signatures.  Any Loan Document may be executed in counterparts, each of which taken together shall constitute one instrument.  Loan Documents may be executed and delivered by facsimile or electronic transmission (including .pdf file), and they shall have the same force and effect as manually signed originals.  Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness of any facsimile or electronic transmission signature.
14.9.       Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents, and any separate letter agreements with respect to fees payable to the Agent or the Issuing Banks, embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter. If any provision in this Loan Agreement or any other Loan Document conflicts with any provision in the Interim Order or Final Order, the provisions in the applicable Order shall govern and control.
14.10.     Obligations of Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Loan Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.  Each Obligor acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Obligors, Agent, Issuing Bank and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent, Issuing Bank or any Lender, and each Obligor, Agent, Issuing Bank and Lender expressly disclaims any fiduciary relationship.
14.11.     Confidentiality.  During the term of this Loan Agreement, and for twelve (12) months thereafter, Agent and Lenders agree to take reasonable precautions to maintain the confidentiality of any information that Obligors deliver to Agent and Lenders and identify as confidential at the time of delivery, except that Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates and agents, including legal counsel, auditors and other professional advisors; (b) to any party to the Loan Documents from time to time; (c) pursuant to the order of any court or administrative agency (including the Bankruptcy Court) or otherwise in connection with the Cases; (d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; (e) which ceases to be confidential, other than by an act or omission of Agent or any Lender, or which becomes available to Agent or any Lender on a nonconfidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; (h) to any actual or proposed party to a Bank Product or to any Transferee, as long as such Person agrees to be bound by the provisions of this Section 14.11; (i) to the National Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender; (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer or other Person in connection with its administration of any such Approved Fund; or (k) with the consent of Borrowers.  Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Obligors and a general description of Obligors’ businesses, and may (so long as the Borrower Agent has previously reviewed and approved the form of such advertisement or promotional materials) use Obligors’ names in advertising and other promotional materials.
14.12.     GOVERNING LAW.  EXCEPT TO THE EXTENT COVERED BY THE BANKRUPTCY CODE, THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
14.13.     SUBMISSION TO JURISDICTION, ETC.
14.13.1.      SUBMISSION TO JURISDICTION.  SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY AGENT, ANY LENDER, ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court.  Nothing in this Loan Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
14.13.2.      WAIVER OF VENUE.  EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 14.13.2.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
14.13.3.      SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.  NOTHING IN THIS LOAN AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
14.14.     CERTAIN WAIVERS.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS  LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  To the fullest extent permitted by Applicable Law, each Obligor waives (a) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (b) notice prior to taking possession or control of any Collateral; (c) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (d) the benefit of all valuation, appraisement and exemption laws; (e) any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or the transactions contemplated thereby or related thereto; and (f) notice of acceptance hereof.  No Indemnitee referred to in Section 14.2 shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.  Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Loan Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with the Obligors.  Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Loan Agreement may be filed as a written consent to a trial by the court.
14.15.     Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.
14.16.     Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
14.17.     No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each Guarantor acknowledges and agrees that: (i) (A) the arranging and other services regarding this Loan Agreement provided by the Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and the Guarantors and their respective Affiliates, on the one hand, and the Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) each Borrower each Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent, the Joint Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any Guarantor or any of their respective Affiliates, or any other Person and (B) neither the Agent, any Joint Lead Arranger nor any Lender has any obligation to any Borrower, any Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the Guarantors and their respective Affiliates, and neither the Agent, any Joint Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers, the Guarantors or any of their respective Affiliates.  To the fullest extent permitted by law, each Borrower and each Guarantor hereby waives and releases any claims that it may have against the Agent, any Joint Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
14.18.     Resignation as Issuing Bank or Provider of Swingline Loans after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Tranche A Revolver Commitment and Tranche A Revolver Loans, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank  and/or (ii) upon 30 days’ notice to the Borrower, resign as provider of Swingline Loans.  In the event of any such resignation as Issuing Bank or provider of Swingline Loans, the Borrower Agent shall be entitled to appoint from among the Lenders a successor Issuing Bank or provider of Swingline Loans; provided, however, that no failure by the Borrower Agent to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or provider of Swingline Loans, as the case may be.  If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC

Obligations with respect thereto (including the right to require the Lenders to make Base Rate Tranche A Revolver Loans or fund risk participations in unreimbursed drawings of Letters of Credit.  If Bank of America resigns as provider of Swingline Loans, it shall retain all the rights of provider of Swingline Loans provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Tranche A Revolver Loans or fund risk participations in outstanding Swingline Loans.  Upon the appointment of a successor Issuing Bank and/or provider of Swingline Loans, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or provider of Swingline Loans, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
14.19.     Senior Note Intercreditor Agreement.  Each of the Obligors, the Agent, the Tranche A-1 Documentation Agent, the Lenders and the other Secured Parties (i) hereby agrees that it will be bound by, and will take no actions contrary to, the provisions of the Senior Note Intercreditor Agreement and (ii) acknowledges that it has received a copy of the Senior Note Intercreditor Agreement and that the exercise of certain of the Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Senior Note Intercreditor Agreement.  Except as specified herein, nothing contained in the Senior Note Intercreditor Agreement shall be deemed to modify any of the provisions of this Loan Agreement and the other Loan Documents, which, as among the Obligors, the Agent, the Lenders and the other Secured Parties shall remain in full force and effect.
14.20.     Keepwell.  Each Obligor that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Obligor, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 14.20 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section 14.20 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Guarantor intends this Section 14.20 to constitute, and this Section 14.20 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Obligor for all purposes of the Commodity Exchange Act.
14.21.     Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                a reduction in full or in part or cancellation of any such liability;
(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Loan Agreement or any other Loan Document; or
(iii)               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
14.22.     Agreement Among Tranche A Lenders and the Tranche A-1 Lenders.  The Agent, the Tranche A Lenders and the Tranche A-1 Lenders hereby acknowledge the agreements contained in Schedule 14 hereto, and that the agreements contained in this Loan Agreement (including, without limitation Section 5.5) and in Schedule 14 hereto constitute a “subordination agreement” under Section 510(a) of the Bankruptcy Code (or any similar provision of other Applicable Law) and shall be enforceable in any Insolvency Proceeding.  The terms set forth in Schedule 14 hereto are solely for the benefit of the Tranche A Lenders and the Tranche A-1 Lenders.  No other Person (including any Obligor) shall be deemed to be a third party beneficiary of the terms set forth in Schedule 14 hereto.
14.23.     MIRE Event.  Each of the parties hereto acknowledges and agrees that, if there are any Real Estate subject to a Mortgage, then in connection with any increase, extension or renewal of any of the Loans or Commitments (including pursuant to any amendment, but not including (a) any continuation or conversion of Borrowings, (b) the making of any Tranche A Revolver Loans or (c) the issuance, renewal or extension of Letters of Credit), the Borrowers and the other Obligors shall deliver or cause to be delivered all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Real Estate as required by Flood Insurance Laws or as otherwise reasonably requested by the Agent or any Lender, and no amendment to this Loan Agreement or any Loan Document to effect any such increase, extension or renewal shall be effective until the date that the Agent confirms that all flood insurance diligence has been completed to the reasonable satisfaction of the Agent and the Lenders.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWERS:

THE BON-TON DEPARTMENT STORES, INC.
CARSON PIRIE SCOTT II, INC.
BON-TON DISTRIBUTION, LLC
MCRIL, LLC
BONSTORES REALTY ONE, LLC
BONSTORES REALTY TWO, LLC

By:	/s/ Nathaniel W. Adams
Name:	Nathaniel W. Adams
Title:	Vice President – General Counsel & Secretary

OTHER OBLIGORS:

THE BON-TON STORES, INC.

By:	/s/ Michael G. Culhane
Name:	Michael G. Culhane
Title:	Executive Vice President – Chief Financial Officer

THE BON-TON GIFTCO, LLC
BONSTORES HOLDINGS ONE, LLC
BONSTORES HOLDINGS TWO, LLC

By:	/s/ Nathaniel W. Adams
Name:	Nathaniel W. Adams
Title:	Vice President – General Counsel & Secretary

[Bon-Ton – DIP Loan and Security Agreement]

BANK OF AMERICA, N.A.,
as Agent, a Co-Collateral Agent,
a Tranche A Lender, and an Issuing Bank

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Director

[Bon-Ton – DIP Loan and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Co-Collateral Agent, a Tranche A Lender, and an
Issuing Bank

By:	/s/ Ian Maccubbin
Name:	Ian Maccubbin
Title:	Vice President

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CITIZENS BANK OF PENNSYLVANIA,
as a Tranche A Lender

By:	/s/ Michael Ganann
Name:	Michael Ganann
Title:	Senior Vice President

[Bon-Ton – DIP Loan and Security Agreement]

PNC BANK NATIONAL ASSOCIATION,
as a Tranche A Lender

By:	/s/ James Crumlish
Name:	James Crumlish
Title:	AVP

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FIFTH THIRD BANK,
as a Tranche A Lender

By:	/s/ Kristina M. Miller
Name:	Kristina M. Miller
Title:	Senior Vice President

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TD BANK, N.A.,
as a Tranche A Lender

By:	/s/ Stephen A. Caffrey
Name:	Stephen A. Caffrey
Title:	Vice President

[Bon-Ton – DIP Loan and Security Agreement]

SIEMENS FINANCIAL SERVICES, INC.,
as a Tranche A Lender

By:	/s/ Maria Levy
Name:	Maria Levy
Title:	Vice President

By:	/s/ Sonia Vargas
Name:	Sonia Vargas
Title:	Sr. Loan Closer

[Bon-Ton – DIP Loan and Security Agreement]

BLUE HILLS BANK,
as a Tranche A Lender

By:	/s/ A Keith Broyles
Name:	A Keith Broyles
Title:	Senior Vice President

[Bon-Ton – DIP Loan and Security Agreement]

WEBSTER BUSINESS CREDIT CORPORATION,
as a Tranche A Lender

By:	/s/ Harvey Winter
Name:	Harvey Winter
Title:	Senior Vice President

[Bon-Ton – DIP Loan and Security Agreement]

SPECIAL SITUATIONS INVESTING GROUP, INC.,
as a Tranche A-1 Lender

By:	/s/ DS Oneglia
Name:	DS Oneglia
Title:	Authorized Signatory

[Bon-Ton – DIP Loan and Security Agreement]

GOLDMAN SACHS FUNDING INTERNATIONAL,
as a Tranche A-1 Lender

By:	/s/ Craig Neilson
Name:	Craig Neilson
Title:	Authorized Signatory

[Bon-Ton – DIP Loan and Security Agreement]

GORDON BROTHERS FINANCE COMPANY, LLC,
as a Tranche A-1 Lender

By:	/s/ David Vega
Name:	David Vega
Title:	Managing Director

[Bon-Ton – DIP Loan and Security Agreement]

GACP I, L.P.,
as a Tranche A-1 Lender

By:	/s/ John Ahn
Name:	John Ahn
Title:	President

[Bon-Ton – DIP Loan and Security Agreement]

CRYSTAL FINANCIAL LLC,
as a Tranche A-1 Documentation Agent

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Managing Director

CRYSTAL FINANCIAL SPV,
as a Tranche A-1 Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Managing Director

CRYSTAL FINANCIAL SBIC LP,
as a Tranche A-1 Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Managing Director

[Bon-Ton – DIP Loan and Security Agreement]

PATHLIGHT CAPITAL, LLC,
as a Tranche A-1 Lender

By:	/s/ Kyle Shonak
Name:	Kyle Shonak
Title:	Managing Director

[Bon-Ton – DIP Loan and Security Agreement]

SPECIAL VALUE CONTINUATION PARTNERS, LP,
as a Tranche A-1 Lender

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Partner

TENNENBAUM ENHANCED YIELD OPERATING, LLC,
as a Tranche A-1 Lender

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Partner

[Bon-Ton – DIP Loan and Security Agreement]